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                                                                    EXHIBIT 10.1

                                                                  CONFORMED COPY

================================================================================

                                CREDIT AGREEMENT


                           Dated as of March 13, 1998,


                                      Among


                       THE IMPERIAL HOME DECOR GROUP INC.,


                 IMPERIAL HOME DECOR GROUP HOLDINGS II LIMITED,


                   THE IMPERIAL HOME DECOR GROUP (CANADA) ULC,


                            THE LENDERS NAMED HEREIN,


                                       and


                            THE CHASE MANHATTAN BANK,

                          as U.S. Administrative Agent

                              and Collateral Agent,

                       THE CHASE MANHATTAN BANK OF CANADA,

                        as Canadian Administrative Agent,

                       and CHASE MANHATTAN BANK DELAWARE,

                                as Fronting Bank

================================================================================


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                                                                            Page


                                                        [CS&M Ref. No. 6700-606]



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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.  DEFINITIONS........................................................4
         SECTION 1.01.  Defined Terms..........................................4
         SECTION 1.02.  Terms Generally.......................................48

ARTICLE II.  THE CREDITS......................................................49
         SECTION 2.01.  Commitments...........................................49
         SECTION 2.02.  Loans.................................................53
         SECTION 2.03.  Borrowing Procedure...................................57
         SECTION 2.04.  Evidence of Debt; Repayment of Loans..................60
         SECTION 2.05.  Fees..................................................61
         SECTION 2.06.  Interest on Loans.....................................62
         SECTION 2.07.  Default Interest......................................64
         SECTION 2.08.  Alternate Rate of Interest............................65
         SECTION 2.09.  Termination and Reduction of
                          Commitments.........................................65
         SECTION 2.10.  Conversion and Continuation of Term
                          Borrowings..........................................70
         SECTION 2.11.  Repayment of Term Borrowings..........................72
         SECTION 2.12.  Prepayment............................................76
         SECTION 2.13.  Reserve Requirements; Change in
                          Circumstances.......................................80
         SECTION 2.14.  Change in Legality....................................83
         SECTION 2.15.  Indemnity.............................................85
         SECTION 2.16.  Pro Rata Treatment....................................86
         SECTION 2.17.  Sharing of Setoffs....................................86
         SECTION 2.18.  Payments..............................................87
         SECTION 2.19.  Taxes.................................................88
         SECTION 2.20.  Letters of Credit.....................................94
         SECTION 2.21.  Bankers' Acceptances.................................102
         SECTION 2.22.  Spot Exchange Rate Calculations......................105
         SECTION 2.23.  Mitigation Obligations; Replacement of
                          Lenders............................................106
         SECTION 2.24.  European Monetary Union..............................107

ARTICLE III.  REPRESENTATIONS AND WARRANTIES.................................108
         SECTION 3.01.  Organization; Powers.................................108
         SECTION 3.02.  Authorization........................................108
         SECTION 3.03.  Enforceability.......................................109
         SECTION 3.04.  Governmental Approvals...............................109
         SECTION 3.05.  Financial Statements.................................109
         SECTION 3.06.  No Material Adverse Change...........................110
         SECTION 3.07.  Title to Properties; Possession Under


                                        i

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                                                                            Page


                          Leases.............................................110
         SECTION 3.08.  Subsidiaries.........................................111
         SECTION 3.09.  Litigation; Compliance with Laws.....................111
         SECTION 3.10.  Agreements...........................................112
         SECTION 3.11.  Federal Reserve Regulations..........................112
         SECTION 3.12.  Investment Company Act; Public Utility
                          Holding Company Act................................113
         SECTION 3.13.  Use of Proceeds......................................113
         SECTION 3.14.  Tax Returns..........................................113
         SECTION 3.15.  No Material Misstatements............................114
         SECTION 3.16.  Employee Benefit Plans...............................114
         SECTION 3.17.  Environmental Matters................................115
         SECTION 3.18.  Capitalization of the Borrowers......................116
         SECTION 3.19.  Security Documents...................................116
         SECTION 3.20.  Location of Real Property and
                          Leased Premises....................................118
         SECTION 3.21.  Solvency.............................................118
         SECTION 3.22.  Labor Matters........................................119
         SECTION 3.23.  No Foreign Assets Control Regulation
                          Violation..........................................119
         SECTION 3.24.  Insurance............................................120

ARTICLE IV.  CONDITIONS OF LENDING...........................................120
         SECTION 4.01.  All Credit Events....................................120
         SECTION 4.02.  First Credit Event...................................121
         SECTION 4.03.  First Credit Event Under U.K. (pound)
                          Revolving Credit Commitments.......................127

ARTICLE V.  AFFIRMATIVE COVENANTS............................................127
         SECTION 5.01.  Existence; Businesses and Properties.................128
         SECTION 5.02.  Insurance............................................128
         SECTION 5.03.  Taxes................................................131
         SECTION 5.04.  Financial Statements, Reports, etc...................131
         SECTION 5.05.  Litigation and Other Notices.........................133
         SECTION 5.06.  Employee Benefits....................................134
         SECTION 5.07.  Maintaining Records; Access to
                          Properties and Inspections.........................135
         SECTION 5.08.  Use of Proceeds......................................135
         SECTION 5.09.  Compliance with Environmental Laws...................135
         SECTION 5.10.  Preparation of Environmental Reports.................135
         SECTION 5.11.  Further Assurances...................................136
         SECTION 5.12.  Fiscal Year; Accounting..............................138


                                       ii

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                                                                            Page


         SECTION 5.13.  Dividends............................................138
         SECTION 5.14.  Interest/Exchange Rate Protection
                          Agreements.........................................138
         SECTION 5.15.  Surveys..............................................138

ARTICLE VI.  NEGATIVE COVENANTS..............................................138
         SECTION 6.01.  Indebtedness.........................................139
         SECTION 6.02.  Liens................................................144
         SECTION 6.03.  Sale and Lease-Back Transactions.....................148
         SECTION 6.04.  Investments, Loans and Advances......................148
         SECTION 6.05.  Mergers, Consolidations, Sales of
                          Assets and Acquisitions............................151
         SECTION 6.06.  Dividends and Distributions..........................153
         SECTION 6.07.  Transactions with Affiliates.........................154
         SECTION 6.08.  Business of the Parent Borrower
                          and the Subsidiaries...............................155
         SECTION 6.09.  Subordinated Indebtedness and
                          Other Material Agreements..........................155
         SECTION 6.10.  Capital Expenditures.................................156
         SECTION 6.11.  Interest Coverage Ratio..............................157
         SECTION 6.12.  Adjusted Net Leverage Ratio..........................157
         SECTION 6.13.  Capital Stock of the Subsidiaries....................158

ARTICLE VII.  EVENTS OF DEFAULT   ...........................................158

ARTICLE VIII. THE ADMINISTRATIVE AGENTS AND THE
                COLLATERAL AGENT.............................................162

ARTICLE IX.   COLLECTION ALLOCATION MECHANISM................................167
         SECTION 9.01.  Implementation of CAM................................167
         SECTION 9.02.  Letters of Credit....................................168
         SECTION 9.03.  Conversion...........................................170

ARTICLE X.  MISCELLANEOUS....................................................170
         SECTION 10.01.  Notices.............................................170
         SECTION 10.02.  Survival of Agreement...............................171
         SECTION 10.03.  Binding Effect......................................172
         SECTION 10.04.  Successors and Assigns..............................172
         SECTION 10.05.  Expenses; Indemnity.................................177
         SECTION 10.06.  Right of Setoff.....................................180
         SECTION 10.07.  Applicable Law......................................180
         SECTION 10.08.  Waivers; Amendment..................................181


                                       iii

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                                                                            Page

         SECTION 10.09.  Interest Rate Limitation............................182
         SECTION 10.10.  Entire Agreement....................................183
         SECTION 10.11.  WAIVER OF JURY TRIAL................................183
         SECTION 10.12.  Severability........................................183
         SECTION 10.13.  Counterparts........................................183
         SECTION 10.14.  Headings............................................184
         SECTION 10.15.  Jurisdiction; Consent to Service
                           of Process........................................184
         SECTION 10.16.  Judgment Currency...................................184
         SECTION 10.17.  Confidentiality.....................................185
         SECTION 10.18.  Release of Liens and Guarantees.....................186



                                       iv

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                                                                            Page

                             Exhibits and Schedules

Exhibit A         Form of Administrative Questionnaire
Exhibit B         Form of Assignment and Acceptance
Exhibit C-1,
C-2, C-3          Forms of Borrowing Requests
Exhibit D         Form of Indemnity, Subrogation and Contribution
                    Agreement
Exhibit E         Form of Intellectual Property Security Agreement
Exhibit F         Form of Mortgage
Exhibit G-1       Form of Pledge Agreement
Exhibit G-2       Form of UK Newco Pledge Agreement
Exhibit G-3       Form of U.K. Borrower Pledge Agreement
Exhibit G-4       Form of Canadian Pledge Agreement
Exhibit H         Form of Security Agreement
Exhibit I-1       Form of Domestic Subsidiary Guarantee Agreement
Exhibit I-2       Form of Canadian Subsidiary Guarantee Agreement
Exhibit I-3       Form of U.K. Subsidiary Guarantee
Exhibit I-4       Form of UK Newco Guarantee
Exhibit I-5       Form of Parent Borrower Guarantee Agreement
Exhibit J-1       Form of Opinion of Jones, Day, Reavis & Pogue
Exhibit J-2       Form of Opinion of U.K. Local Counsel
Exhibit J-3       Form of Opinion of Canadian Local Counsel
Exhibit J-4       Form of Opinion of U.S. Local Counsel
Exhibit 2.21(g)   Form of B/A Equivalent Note


Schedule A        Pricing Adjustments
Schedule B        Synergy Addback Amounts
Schedule C        Name Changes
Schedule D        GAAP Deviations
Schedule 2.01     Commitments
Schedule 3.08     Subsidiaries
Schedule 3.09     Litigation
Schedule 3.14     Taxes
Schedule 3.17     Environmental Matters
Schedule 3.18     Capitalization
Schedule 3.19     Filing Offices
Schedule 3.20     Real Property and Leased Premises
Schedule 3.22     Labor Matters
Schedule 3.24     Insurance


                                        v

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                                                                            Page


Schedule 4.02(a)  Local Counsel
Schedule 6.01     Indebtedness
Schedule 6.02     Liens
Schedule 6.04     Investments
Schedule 6.07     Transactions with Affiliates
Schedule 6.09     Limitations on Dividends


                                       vi

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               CREDIT AGREEMENT dated as of March 13, 1998, among THE IMPERIAL
          HOME DECOR GROUP INC. (formerly known as Borden Decorative Products Holdings, Inc.), a Delaware corporation (the "Parent Borrower"), IMPERIAL HOME DECOR GROUP HOLDINGS II LIMITED, a limited company incorporated under the laws of England and Wales (the "U.K. Borrower"), THE IMPERIAL HOME DECOR GROUP (CANADA) ULC, an unlimited liability company organized under the laws of Nova Scotia, Canada (the "Canadian Borrower"), the financial institutions listed on Schedule
          2.01 (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "U.S. Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, THE CHASE MANHATTAN BANK OF CANADA, as administrative agent (in such capacity, the "Canadian Administrative Agent") for the C $ Revolving Credit Lenders, and CHASE MANHATTAN BANK DELAWARE, as fronting bank.

     Pursuant to, or in connection with the transactions contemplated by, the Recapitalization Agreement (such term and each other capitalized term used but not defined herein having the meaning given it in Article I) and the Acquisition Agreement, (a) the Fund has formed BDPI Holdings Corporation, a Delaware corporation ("MergerCo") that is indirectly wholly owned by the Fund and one or more other persons or entities (collectively with the Fund, the "Investors"), which consist principally of affiliates of the Fund, (b) immediately prior to the Merger, the Canadian Borrower will, directly or indirectly, acquire (the "Sunworthy Acquisition") legal title to (but not beneficial ownership (which shall reside in the Parent Borrower) of) substantially all the assets (the "Sunworthy Assets") and assume substantially all the liabilities of Borden, Inc.'s ("Borden") Sunworthy business from direct or indirect subsidiaries of Borden, (c) MergerCo will merge with and into the Parent Borrower (the "Merger" and, together with the Sunworthy Acquisition, the "Recapitalization"), with the Parent Borrower as the surviving corporation in the Merger and Imperial Home Decor Group Holdings LLC, a Delaware limited liability company ("Holdings"), owning not less than 89% of the common stock of the Parent Borrower to be outstanding immediately following the consummation of the Merger (subject to reduction (i) by not more than 6.7% if Collins & Aikman Products Co. ("C&A") exercises the C&A Option)


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                                                                               2

and (ii) in connection with the exercise of the Management Options, (d) the consideration payable to or receivable by existing shareholders of the Parent Borrower (including existing holders of preferred stock of the Parent Borrower) or owners of assets transferred pursuant to the Recapitalization Agreement (collectively, the "Borden Sellers") will consist of not more than $320,000,000 (subject to adjustment as provided in the Recapitalization Agreement; such amount, as so adjusted, the "Recapitalization Consideration"), consisting of (i) cash and (ii) a retained common equity interest in the Parent Borrower representing not more than 11% of the equity value of the Parent Borrower immediately following the consummation of the Merger (valued on the same per share basis as the investment made in the Parent Borrower by Holdings through Holdings' investment in MergerCo), (e) not later than immediately following the Recapitalization, (i) the Parent Borrower will acquire all the issued and outstanding capital stock of Imperial Wallcoverings, Inc., a Delaware corporation, and (ii) the Canadian Borrower will acquire the assets of Imperial Wallcoverings (Canada) Inc., in each case from C&A and certain of C&A's affiliates (the "C&A Sellers") (the "Imperial Acquisition" and, together with the Recapitalization, the "Recapitalization/Acquisition"), for not more than $58,500,000 in cash (subject to adjustment as provided in the Acquisition Agreement) and an option (the "C&A Option") to purchase up to approximately 6.7% of the Parent Borrower's common stock to be outstanding immediately following the consummation of the Transactions (as defined below) (together, the "Imperial Consideration") and (f) in conjunction with the Recapitalization/Acquisition, the series of transactions described in the immediately succeeding paragraph will be consummated (such transactions, together with the Recapitalization/Acquisition, the "Transactions").

     In connection with the Recapitalization/Acquisition, (a) the Investors will contribute not less than $84,500,000 in cash to Holdings in exchange for all the limited liability company interests of Holdings and Holdings will contribute such amount to MergerCo in exchange for all the capital stock of MergerCo (the "Equity Contribution"), (b) the Parent Borrower will issue in a public offering or a Rule 144A private placement the Senior Subordinated Notes for gross proceeds of approximately $125,000,000, (c) prior to the consummation of the Merger, Borden will form Vernon Plastics, Inc. ("Vernon") and will transfer the assets constituting the Vernon Plastics business of Borden



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                                                                               3

Decorative Products, Inc. to Vernon in exchange for Vernon's assumption of the liabilities related to the Vernon Plastics business and a promissory note (the "Vernon Note") from Vernon in the principal amount of $50,000,000, (d) substantially simultaneously with the consummation of the Imperial Acquisition,
(i) Borden Decorative U.K. IHC, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Parent Borrower ("IHC"), will form UK Newco, (ii) UK Newco will acquire all the common stock of Borden Decorative Products Holdings, Ltd., a limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of IHC, for a promissory note for $180,000,000 payable to IHC (the "IHC Note") and (iii) IHC will merge with and into the Parent Borrower, with the Parent Borrower as the surviving corporation in such merger,
(e) substantially simultaneously with the consummation of the Imperial Acquisition, Imperial Wallcoverings, Inc. will merge with and into Borden Decorative Products, Inc. (the "Imperial Merger"), with Borden Decorative Products, Inc. as the surviving corporation in such merger, Borden Decorative Products, Inc. will be merged into a newly created Delaware limited liability company wholly owned by the Parent Borrower and having the name "The Imperial Home Decor Group (US) LLC" and the name changes described in Schedule C will be effected, (f) following the consummation of the Recapitalization/Acquisition, the Parent Borrower will transfer its beneficial interest in the Sunworthy Assets to the Canadian Borrower in exchange for shares of common stock issued by the Canadian Borrower and (g) costs and expenses not in excess of $24,000,000 incurred in connection with the Transactions (the "Transaction Costs") will be paid.

     The Borrowers have requested the Lenders to extend credit in the form of
(a) Tranche A Term Loans to the Parent Borrower on and after the Closing Date, in an aggregate principal amount not in excess of $65,000,000, (b) Tranche B Term Loans to the Parent Borrower on the Closing Date, in an aggregate principal amount not in excess of $115,000,000, (c) Tranche C Term Loans to the Parent Borrower on the Closing Date, in an aggregate principal amount not in excess of $45,000,000, (d) U.S. $ Revolving Credit Loans and Swingline Loans to the Parent Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the difference between $55,000,000 and the Revolving L/C Exposure at such time, (e) U.K. (pound) Revolving Credit Loans to the U.K. Borrower at any time and



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                                                                               4

from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $10,000,000, (f) C $ Revolving Credit Loans to the Canadian Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $10,000,000 and (g) U.S. $ Letters of Credit at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate stated amount at any time outstanding not in excess of $15,000,000.

     The proceeds of the Tranche B Term Loans and the Tranche C Term Loans will be used, together with (a) the proceeds of Tranche A Term Loans made on the Closing Date, (b) the proceeds of U.S. $ Revolving Credit Loans made on the Closing Date (in an aggregate principal amount which shall not be in excess of $15,000,000), (c) the proceeds of the Equity Contribution and (d) the proceeds of the issuance of the Senior Subordinated Notes, solely (i) to pay the cash portion of the Recapitalization Consideration to the Borden Sellers, (ii) to pay the cash portion of the Imperial Consideration to the C&A Sellers and (iii) to pay the Transaction Costs.

     The proceeds of Loans and Letters of Credit, if any, (a) made available to the Parent Borrower in the form of (i) Tranche A Term Loans (other than Loans used for the purposes specified in the immediately preceding paragraph), (ii) U.S. $ Revolving Credit Loans (other than Loans used for the purposes specified in the immediately preceding paragraph), (iii) U.K. (pound) Revolving Credit Loans and C $ Revolving Credit Loans and (iv) Letters of Credit will be used for general corporate purposes and (b) made available to the Subsidiary Borrowers in the form of U.K. (pound) Revolving Credit Loans and C $ Revolving Credit Loans will only be invested in current or fixed assets of the direct or indirect subsidiaries (other than UK Newco) of the Parent Borrower located in the country in which such Loans were made.

     The Lenders are willing to extend such credit to the Borrowers and the Fronting Bank is willing to issue Letters of Credit for the account of the Parent Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:



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                                                                               5

ARTICLE I.  DEFINITIONS

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any ABR Term Loan, ABR Revolving Credit Loan or Swingline Loan.

     "ABR Margin" shall mean, for any day, with respect to any ABR Borrowing, the LIBOR Margin that would apply to such Borrowing on such day if it were a Eurodollar Borrowing minus 1.00%.

     "ABR Revolving Credit Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "ABR Term Borrowing" shall mean a Borrowing comprised of ABR Term Loans.

     "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "Acceptance Fee" shall mean a fee payable in Canadian Dollars by the Canadian Borrower or the Parent Borrower, as applicable, to a C $ Revolving Credit Lender with respect to the acceptance of a B/A or the purchase of a B/A Equivalent Note, calculated on the face amount of the B/A or the B/A Equivalent Note at the rate per annum equal to the B/A Spread on the basis of the number of days in the applicable Contract Period and a year of 365 days (it being agreed that the B/A Spread in respect of a B/A Equivalent Note is equivalent to the B/A Spread otherwise applicable to the B/A Borrowing which has been replaced by the purchase of such B/A Equivalent Note pursuant to Section 2.21(g)).



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                                                                               6

     "Acquisition Agreement" shall mean the Acquisition Agreement dated as of November 4, 1997, among C&A, Imperial Wallcoverings, Inc. and MergerCo.

     "Adjusted EBITDA" shall mean, for any period, EBITDA for such period plus the synergy addback allowances, if any, set forth for such period on Schedule B plus, at the request of the Parent Borrower, the amount of any cash equity contribution made to the Parent Borrower by any holder of Capital Stock of the Parent Borrower during such fiscal period (any such equity contribution, a "Specified Equity Contribution"), provided that such a request may not be made unless after giving effect thereto (a) during the four-fiscal-quarter period ending with the quarter in which such contribution is made, there shall be at least one fiscal quarter in which no Specified Equity Contribution shall be made to the Parent Borrower and (b) during the eight-fiscal-quarter period ending with the quarter in which such contribution is made, there shall be at least one period of four consecutive fiscal quarters in which no Specified Equity Contribution shall be made to the Parent Borrower.

     "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves, if any.

     "Adjusted Net Leverage Ratio" shall mean, on any date, the ratio of (a) Total Net Debt as of such date to (b) Adjusted EBITDA for the period of four consecutive fiscal quarters of the Parent Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

     "Administrative Agents" shall mean the U.S. Administrative Agent and the Canadian Administrative Agent.

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

     "Aggregate C $ Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' C $ Revolving Credit Exposures.

     "Aggregate U.K. (pound) Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' U.K. (pound) Revolving Credit Exposures.

     "Aggregate U.S. $ Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' U.S. $ Revolving Credit Exposures.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the U.S. Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the U.S. Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Alternative Currency" shall mean Canadian Dollars and Sterling.

     "Alternative Currency Borrowing" shall mean a Borrowing comprised of Alternative Currency Loans.

     "Alternative Currency Loan" shall mean any Loan denominated in an Alternative Currency.

     "Applicable Percentage" (a) of any U.S. $ Revolving Credit Lender at any time shall mean the percentage of the Total U.S. $ Revolving Credit Commitment represented by such Lender's U.S. $ Revolving Credit Commitment, (b) of any U.K. (pound) Revolving Credit Lender at any time shall mean the percentage of the Total

U.K. (pound) Revolving Credit Commitment represented by such Lender's U.K. (pound) Revolving Credit Commitment and (c) of any C $ Revolving Credit Lender at any time shall mean the percentage of the Total C $ Revolving Credit Commitment represented by such Lender's C $ Revolving Credit Commitment. In the event any Revolving Credit Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the relevant Revolving Credit Commitments most recently in effect, but giving effect to any assignments pursuant to Section 10.04.

     "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Assigned Dollar Value" shall mean in respect of any U.K. (pound) Revolving Credit Borrowing or C $ Revolving Credit Borrowing denominated in an Alternative Currency, the amount thereof expressed in Dollars in the initial Borrowing Request with respect thereto or, in the case of a B/A Borrowing, the amount thereof expressed in Dollars as the face amount of the Bankers' Acceptances or B/A Equivalent Notes relating thereto. Thereafter, Assigned Dollar Value shall mean, in respect of any U.K. (pound) Revolving Credit Borrowing or C $ Revolving Credit Borrowing denominated in an Alternative Currency, the Dollar Equivalent of the principal amount of the Loans relating to such Borrowing (or the face amounts of the Bankers' Acceptances or B/A Equivalent Notes relating thereto) as determined on the most recent Reset Date based on the Spot Exchange Rate.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the U.S. Administrative Agent and the Parent Borrower (and, in the case of an assignment of C $ Revolving Credit Commitments or C $ Revolving Credit Loans, accepted by the U.S. Administrative Agent, the Canadian Administrative Agent and the Parent Borrower), in the form of Exhibit B or such other form as shall be approved by the U.S. Administrative Agent.

     "B/A Borrowing" shall mean a Borrowing comprised of a Bankers' Acceptance or, as applicable, a B/A Equivalent Note.

     "B/A Equivalent Note" shall have the meaning given such term in Section 2.21(g).

     "B/A Spread" shall mean, for any day, with respect to any B/A Borrowing, the LIBOR Margin that would apply to such Borrowing on such day if such Borrowing were a Tranche A Term Borrowing.

     "Bankers' Acceptance" and "B/A" shall mean a bill of exchange denominated in Canadian Dollars, drawn by the Canadian Borrower or the Parent Borrower, as applicable, and accepted by a C $ Revolving Credit Lender in accordance with this Agreement, provided that with respect to a C $ Revolving Credit Lender that is not a chartered bank under the Bank Act (Canada) or that has notified the Canadian Administrative Agent that it is otherwise unable to accept such bills of exchange, it shall mean a B/A Equivalent Note.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borden" shall have the meaning given such term in the preamble to this Agreement.

     "Borden Sellers" shall have the meaning given such term in the preamble to this Agreement.

     "Borrowers" shall mean the Parent Borrower and the Subsidiary Borrowers.

     "Borrowing" shall mean a group of Loans of a single Type made under a single Credit Facility or consisting solely of Swingline Loans and made on a single date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Borrowing Request" shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form, in the case of the Parent Borrower requesting Term Loans or U.S. $ Revolving Credit Borrowings, of Exhibit C-1, in the case of an applicable Borrower requesting U.K. (pound) Revolving Credit Borrowings, of Exhibit C-2, and, in the case of an applicable Borrower requesting C $ Revolving Credit Borrowings, of Exhibit C-3.

     "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that (i) when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London interbank Eurodollar market or, if such Eurodollar Loans are denominated in Sterling, on any day in which banks are not open for dealing in Sterling deposits in the London interbank Eurodollar market, (ii) when used in connection with a U.K. (pound) Revolving Credit Loan, "Business Day" shall also exclude any day on which commercial banks are not open for foreign exchange business in London, and (iii) when used in connection with a C $ Revolving Credit Loan "Business Day" shall also exclude any day on which banks are required or permitted to be closed in the city of Toronto.

     "C&A" shall have the meaning given such term in the preamble to this Agreement.

     "C&A Option" shall have the meaning given such term in the preamble to this Agreement.

     "C&A Sellers" shall have the meaning given such term in the preamble to this Agreement.

     "C $ Revolving Credit Borrowing" shall mean a Borrowing comprised of C $ Revolving Credit Loans.

     "C $ Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the commitment (if any) of such Lender to make loans and accept Bankers' Acceptances pursuant to Section 2.01(d) or in the Assignment and Acceptance pursuant to which such Lender assumed its C $ Revolving Credit Commitment, as applicable. Subject to Section 10.04, the amount of each Lender's C $ Revolving Credit Commitment is the amount set forth opposite such Lender's name in Schedule 2.01 under the caption "C $ Revolving Credit Commitment", as such amount may be permanently terminated or from time to time temporarily or permanently reduced or increased pursuant to Section 2.09.

     "C $ Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding C $ Revolving

Credit Loans of such Lender denominated in Dollars, plus (b) the Assigned Dollar Value at such time of all outstanding C $ Revolving Credit Loans of such Lender that are Alternative Currency Loans.

     "C $ Revolving Credit Lender" shall mean a Lender with a C $ Revolving Credit Commitment, each of which on the Closing Date shall be a Canadian chartered bank or other Canadian financial institution.

     "C $ Revolving Credit Loan" shall mean any loan made by a Lender, and any Bankers' Acceptance accepted by a Lender, pursuant to its C $ Revolving Credit Commitment.

     "Calculation Date" shall mean (a) the last Business Day of each March, June, September and December and (b)(i) in respect of U.K. (pound) Revolving Credit Loans denominated in Sterling at any time when the Aggregate U.K. (pound) Revolving Credit Exposure exceeds 85% of the Total U.K. (pound) Revolving Credit Commitments, any other date the U.S. Administrative Agent may determine in its discretion to be a Calculation Date (but not more than one date during any calendar week), and (ii) in respect of C $ Revolving Credit Loans denominated in Canadian Dollars at any time when the Aggregate C $ Revolving Credit Exposure exceeds 85% of the Total C $ Revolving Credit Commitments, any other date the Canadian Administrative Agent may determine in its discretion to be a Calculation Date (but not more than one date during any calendar week).

     "CAM" shall mean the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under Article IX.

     "CAM Exchange" shall mean the exchange of the Lenders' interests provided for in Section 9.01.

     "CAM Exchange Date" shall mean the first date after the Closing Date on which there shall occur (a) any event described in paragraph (g) or (h) of
Article VII with respect to any Borrower or (b) an acceleration of the maturity of Loans pursuant to Article VII.

     "CAM Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of (i) the aggregate Designated Obligations owed to such Lender and (ii) the Revolving L/C Exposure, if any, of such Lender, in each case immediately prior to the CAM Exchange Date, and (b) the denominator shall be the sum of (i) the aggregate Designated Obligations owed to all the Lenders and (ii) the aggregate Revolving L/C Exposure of all the Lenders, in each case immediately prior to such CAM Exchange Date. For purposes of computing each Lender's CAM Percentage, all Designated Obligations which shall be denominated in Alternative Currencies shall be translated into Dollars at the Spot Exchange Rate in effect on the CAM Exchange Date.

     "Canadian Administrative Agent" shall have the meaning given such term in the preamble to this Agreement.

     "Canadian Borrower" shall have the meaning given such term in the preamble to this Agreement.

     "Canadian Dollars" or "C$" shall mean lawful money of Canada.

     "Canadian Guaranteed Parties" shall have the meaning given such term in the Canadian Subsidiary Guarantee Agreement.

     "Canadian Pledge Agreement" shall mean the Canadian Pledge Agreement, substantially in the form of Exhibit G-4, between the Parent Borrower and the Collateral Agent for the benefit of the Secured Parties.

     "Canadian Prime Borrowing" shall mean a Borrowing comprised of Canadian Prime Rate Loans.

     "Canadian Prime Rate Loan" shall mean a Loan denominated in Canadian Dollars which bears interest at a rate based upon the Canadian Prime Rate.

     "Canadian Prime Rate" shall mean, on any day, the annual rate of interest (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the greater of:

     (a) the annual rate of interest determined by the Canadian Administrative Agent as the annual rate of interest announced from time to time by the Canadian Administrative Agent as its prime rate in effect at its principal office in Toronto on such day for determining interest rates on Canadian Dollar denominated commercial loans in Canada; and

     (b) the annual rate of interest equal to the sum of (i) the CDOR Rate in effect on such day, and (ii) 1%.

     "Canadian Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit I-2, made by any Canadian Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Canadian Guaranteed Parties.

     "Canadian Subsidiary Guarantor" shall mean each Subsidiary that is a subsidiary of the Canadian Borrower organized under the laws of Canada other than the Canadian Borrower.

     "Capital Asset Exchange" shall mean any exchange of assets constituting property, plant or equipment for other assets constituting property, plant or equipment that are useful in the business of the Parent Borrower and the Subsidiaries and have a value (determined in good faith by the Parent Borrower) at least equal to the value of the exchanged assets.

     "Capital Expenditures" shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such person (which shall be deemed to include expenditures by such person to acquire stock or other evidence of beneficial ownership of any other person for the purpose of acquiring the capital assets of such person (as opposed to acquiring such person as a going concern)); provided, however, that Capital Expenditures for the Parent Borrower and the Subsidiaries shall not include (a) expenditures to the extent they are made with the proceeds of the issuance of Capital Stock of the Parent Borrower, or contributions to the capital of the Parent Borrower, after the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Credit Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) or with funds that if not so spent would constitute Net Proceeds under clause (a) of the definition of the term "Net Proceeds", (b) expenditures representing Capital Asset Exchanges, (c) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Parent Borrower and the Subsidiaries within 12 months of receipt of such proceeds, (d) Interest Expense capitalized during such period, (e) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or any subsidiary thereof) and for which neither Holdings nor any subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), (f) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and such book value shall have been included in Capital Expenditures when such asset was originally acquired or (g) payments in respect of purchase price adjustments relating to the Recapitalization or the Imperial Acquisition.

     "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "Capital Stock" of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into such equity.

     "Cash Interest Expense" shall mean, with respect to the Parent Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period less the sum for such period of (a) pay-in-kind Interest Expense,
(b) to the extent included in Interest Expense, the amortization of fees paid by the Parent Borrower or any Subsidiary on or prior to the Closing Date in connection with the Transactions, (c) the amortization of debt discounts, if any, or fees in respect of Interest/Exchange Rate Protection Agreements and (d) gross interest income of the Parent Borrower and the Subsidiaries.

     "CDOR Rate" shall mean, on any date, the annual rate of interest which is the rate based on an average rate applicable to C$ bankers' acceptances for a term of 30 days appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. (Toronto time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, provided that, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the rate for the term referred to above applicable to C$ bankers' acceptances quoted by the Canadian Administrative Agent as of 10:00 a.m. (Toronto time) on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

     "CERCLA" shall have the meaning given such term in the definition of the term "Environmental Law".

     A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) (other than the Fund, Fund Affiliates and members of management of the Parent Borrower holding voting stock of Holdings or the Parent Borrower or options to acquire such stock on the Closing Date or receiving Management Options or voting stock upon the exercise of such Management Options after the

Closing Date (collectively, the "Designated Persons")) or any combination of Designated Persons, shall own beneficially, directly or indirectly, in the aggregate shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent Borrower at a time when Designated Persons or any combination of Designated Persons shall fail to own beneficially, directly or indirectly, shares representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent Borrower;
(b) the Designated Persons or any combination of Designated Persons shall fail to own beneficially, directly or indirectly, in the aggregate shares representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent Borrower (such majority requirement to be reduced by the percentage of such voting power represented by the shares sold by such persons in any public offering of shares of the Parent Borrower or by the dilution suffered by such persons in such public offering, but in any event not to a percentage below 35%); (c) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than management of the Parent Borrower, shall own beneficially, directly or indirectly, in the aggregate shares representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent Borrower than the aggregate ordinary voting power at such time represented by the issued and outstanding capital stock of the Parent Borrower owned beneficially, directly or indirectly, by the Fund and Fund Affiliates (excluding, for this purpose, from the definition of Fund Affiliates management of the Parent Borrower), provided that, a Change of Control shall be deemed to have occurred at any time when both (i) management of the Parent Borrower shall own beneficially, directly or indirectly, in the aggregate shares representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent Borrower than the aggregate ordinary voting power at such time represented by the issued and outstanding capital stock of the Parent Borrower owned beneficially, directly or indirectly, by the Fund and Fund Affiliates (excluding, for this purpose, from the definition of Fund Affiliates management of the Parent Borrower), and (ii) the Fund and Fund Affiliates shall fail to own beneficially, directly or indirectly, in the aggregate shares representing at least one-half the percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent Borrower owned by the Fund and Fund Affiliates (excluding, for this purpose, from the definition of Fund Affiliates management of the Parent Borrower) on the Closing Date; (d) a majority of the seats (excluding vacant seats) on the board of directors of the Parent Borrower shall at any time after the Closing Date have been occupied by persons who were neither (i) nominated by any one or more Designated Persons or by a majority of the board of directors of the Parent Borrower, nor (ii) appointed by directors so nominated; or (e) a change in control with respect to the Parent Borrower (or similar event, however denominated) shall occur under and as defined in the Senior Subordinated Indenture (so long as any Indebtedness for borrowed money is outstanding thereunder) or in any other indenture or agreement in respect of Indebtedness in an aggregate outstanding principal amount in excess of $3,000,000 to which the Parent Borrower or any Subsidiary is party. For purposes of clauses (a) and (b) of this definition, the term "Designated Person" shall be deemed to include any other holder or holders of shares of the Parent Borrower having ordinary voting power if the Parent Borrower or the Fund or any Fund Affiliate shall have the power to vote (or cause to be voted at its discretion), pursuant to contract, irrevocable proxy or otherwise, the shares held by such holder.

     "Closing Date" shall mean a single date (which shall in no event be later than March 31, 1998) on which the initial Credit Event occurs hereunder.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

     "Collateral Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

     "Commitment Fee" shall have the meaning given such term in Section 2.05(a).

     "Commitments" shall mean, with respect to any Lender, such Lender's U.S. $ Revolving Credit Commitment, U.K. (pound) Revolving Credit Commitment, C $ Revolving Credit Commitment, Term Commitments, Swingline Loan Commitment and, with respect to the Fronting Bank, the Revolving L/C Commitment.

     "Contract Period" shall mean the term of a B/A or B/A Equivalent Note selected by the Canadian Borrower or the Parent Borrower, as applicable, in accordance with Section 2.21 commencing on the date of such Borrowing or any rollover date, as applicable, of such B/A or B/A Equivalent Note (which shall be a Business Day) and expiring on a Business Day which shall be either 30 days, 60 days, 90 days or (subject to availability from all the C $ Revolving Credit Lenders) 180 days thereafter, provided that no Contract Period shall extend beyond the Revolving Credit Maturity Date. Notwithstanding the foregoing, whenever the last day of any Contract Period would otherwise occur on a day which is not a Business Day, the last day of such Contract Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in computing the Acceptance Fee in respect of the relevant B/A.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Credit Event" shall have the meaning given such term in Article IV.

     "Credit Facility" shall mean a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Credit Facility: (a) the U.S. $ Revolving Credit Commitments, U.S. $ Revolving Credit Loans, Swingline Exposure and Revolving L/C Exposure; (b) the U.K. (pound) Revolving Credit Commitments and U.K. (pound) Revolving Credit Loans; (c) the C $ Revolving Credit Commitments and C $ Revolving Credit Loans;
(d) the Tranche A Term Loan Commitments and Tranche A Term Loans; (e) the Tranche B Term Loan Commitments and Tranche B Term Loans; and (f) the Tranche C Term Loan Commitments and Tranche C Term Loans.

     "Current Assets" shall mean, with respect to the Parent Borrower and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent Borrower and the Subsidiaries as current assets at such date of determination.

     "Current Liabilities" shall mean, with respect to the Parent Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of long-term debt, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) Revolving Credit Loans or Swingline Loans classified as current, (d) accruals, if any, of Transaction Costs and (e) accruals of any Restructuring Charges.

     "Debt Service" shall mean, with respect to the Parent Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period plus scheduled principal amortization of Total Debt for such period (whether or not such payments are made).

     "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

     "Denomination Date" shall mean, in relation to any Alternative Currency Borrowing, the date that is three Business Days before the date such Borrowing is made.

     "Designated Obligations" shall mean all Obligations of the Loan Parties in respect of (a) principal of and interest on the Loans (including B/As, B/A Equivalent Notes and Acceptance Fees with respect thereto) and (b) Fees, whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents.

     "Discount Proceeds" shall mean, for any B/A (or, as applicable, any B/A Equivalent Note), an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded upwards) calculated on the applicable date of the Borrowing of which such B/A or B/A Equivalent Note is a part or any rollover date for such Borrowing by multiplying:

     (a)  the face amount of the B/A (or, as applicable, the B/A Equivalent
          Note); by

     (b)  the quotient of one divided by the sum of one plus the product of:

          (i) the Discount Rate (expressed as a decimal) applicable to such B/A (or as applicable, such B/A Equivalent Note), and

          (ii) a fraction, the numerator of which is the Contract Period of the B/A (or, as applicable, the B/A Equivalent Note) and the denominator of which is the number of days in the applicable calendar year, with such quotient being rounded up or down to the fifth decimal place, and .000005 being rounded up.

     "Discount Rate" shall mean:

          (a) with respect to any C $ Revolving Credit Lender that is a Schedule I chartered bank under the Bank Act (Canada), as applicable to a B/A (or, as applicable, a B/A Equivalent Note) being purchased by such Lender on any day, the average (as determined by the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 0.01%) quoted by the
     Schedule I Reference Banks as the percentage discount rate at which the
     Schedule I Reference Banks would, in accordance with their normal practices, at or about 10:00 a.m., Toronto time, on such date, be prepared to purchase bankers' acceptances accepted by the Schedule I Reference Banks having a face amount and term comparable to the face amount and term of such B/A or B/A Equivalent Note; and

          (b) with respect to any C $ Revolving Credit Lender that is not a
     Schedule I chartered bank under the Bank Act (Canada), as applicable to a B/A (or, as applicable, a B/A

     Equivalent Note) being purchased by such Lender on any day, the average (as determined by the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 0.01%) quoted by the Schedule II Reference Banks as the percentage discount rates at which the Schedule II Reference Banks would, in accordance with their normal practices, at or about 10:00 a.m., Toronto time, on such date, be prepared to purchase bankers' acceptances accepted by the Schedule II Reference Banks having a face amount and term comparable to the face amount and term of such B/A; provided, however, that no Discount Rate calculated pursuant to this clause
     (b) shall exceed the Discount Rate calculated pursuant to clause (a) above in respect of the same issue of Bankers' Acceptances plus 7 basis points (0.07%) per annum.

     "Dollar Equivalent" shall mean, with respect to an amount of any Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to such Alternative Currency on such date.

     "Dollars" or "$" shall mean lawful money of the United States of America.

     "Domestic" shall mean, with respect to any Subsidiary, that such Subsidiary is (a) organized in the United States or (b) UK Newco.

     "Domestic Subsidiary Guarantee Agreement" shall mean the Domestic Subsidiary Guarantee Agreement, substantially in the form of Exhibit I-1, made by the Domestic Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

     "Domestic Subsidiary Guarantor" shall mean each Domestic Subsidiary, unless less than 90% of the Capital Stock of such Domestic Subsidiary is owned by the Parent Borrower and the Subsidiaries.

     "EBITDA" shall mean, with respect to the Parent Borrower and the Subsidiaries on a consolidated basis for any period, the consolidated net income of the Parent Borrower and the Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income, without duplication, the sum of (a) (i) income tax expense or, if imposed by any relevant jurisdiction in lieu of an income tax, franchise and/or gross receipts tax expense and (ii) withholding tax expense incurred in connection with cross-border transactions, (b) gross Interest Expense, (c) depreciation and amortization expense (excluding amortization of sample book and design and engraving costs and including amortization of cylinder bases), (d) any special charges (including any fees, expenses or charges incurred in connection with the Recapitalization/Acquisition and related borrowings) and any extraordinary or nonrecurring losses or charges (including
(i) stock compensation expense for the settlement of options in an amount not to exceed $1,500,000 and (ii) for any period ending on or prior to December 31, 1999, Restructuring Charges in an aggregate amount not to exceed during 1998 and 1999 the excess of (A) $25,000,000 over (B) the amount of Restructuring Charges for any such period that do not reduce consolidated net income of the Parent Borrower and the Subsidiaries for 1998), (e) monitoring and management fees paid to the Fund and/or any of its Affiliates, (f) other non-cash items reducing consolidated net income (including any non-cash items resulting from purchase accounting adjustments and excluding any charge which requires an accrual of a cash reserve for anticipated cash charges for any future period) and (g) non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations, minus, to the extent added in computing such consolidated net income, without duplication, (i) interest income on Permitted Investments, (ii) extraordinary or nonrecurring gains, (iii) other non-cash items increasing consolidated net income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) and (iv) non-cash exchange, translation or performance gains relating to any foreign currency hedging transactions or currency fluctuations, provided that all effects, if any, of the transactions forming a part of the Transactions shall be eliminated in computing EBITDA.

     "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

     "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

     "Environmental Law" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to human health or safety, including the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss. 6901, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss.ss. 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing.

     "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "Equity Contribution" shall have the meaning given such term in the preamble to this Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Eurodollar Term Loan or Eurodollar Revolving Credit Loan.

     "Eurodollar Revolving Credit Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

     "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "Event of Default" shall have the meaning given such term in Article VII.

     "Excess Cash Flow" shall mean, with respect to the Parent Borrower and the Subsidiaries on a consolidated basis for any fiscal year, EBITDA of the Parent Borrower and the Subsidiaries on a consolidated basis for such fiscal year, minus, without duplication, (a) Debt Service for such fiscal year, (b) permitted Capital Expenditures by the Parent Borrower and the

Subsidiaries on a consolidated basis during such fiscal year that are paid in cash and, to the extent not included in Capital Expenditures, the aggregate consideration paid in cash during such fiscal year in respect of Permitted Business Acquisitions (in each case except to the extent made using Excess Cash Flow from any prior fiscal year available for such purpose under Section 6.04(l)), (c) Capital Expenditures that the Parent Borrower or any Subsidiary shall, during such fiscal year, become obligated to make but that are not made during such fiscal year, provided that the Parent Borrower shall deliver a certificate to the U.S. Administrative Agent not later than 90 days after the end of such fiscal year of the Parent Borrower, signed by a Responsible Officer of the Parent Borrower and certifying that such Capital Expenditures and the delivery of the related equipment or other asset will be made in the following fiscal year, (d) taxes and Restructuring Charges paid in cash by any of the Parent Borrower and the Subsidiaries during such fiscal year, or which are payable or will be paid within six months after the close of such fiscal year and for which reserves have been established, including income tax expense or, if imposed by any relevant jurisdiction in lieu of an income tax, franchise and/or gross receipts tax expense and withholding tax expense incurred in connection with cross-border transactions (other than in connection with any transaction that is part of the Transactions), (e) an amount equal to any increase in Working Capital of the Parent Borrower and the Subsidiaries for such fiscal year, (f) to the extent not deducted in determining EBITDA, monitoring and management fees paid to the Fund and/or any of its Affiliates during such fiscal year, (g) cash expenditures made in respect of Interest/Exchange Rate Protection Agreements during such fiscal year, to the extent not reflected in the computation of EBITDA or Interest Expense, (h) permitted dividends or repurchases of its Capital Stock paid in cash by the Parent Borrower during such fiscal year and permitted dividends paid by any Subsidiary to any person other than the Parent Borrower or any of the other Subsidiaries during such fiscal year, in each case in accordance with Section 6.06, (i) amounts paid in cash during such fiscal year on account of items that were accounted for as non-cash reductions of consolidated net income of the Parent Borrower and the Subsidiaries in the current or a prior period, (j) special charges or any extraordinary or nonrecurring losses paid in cash during such fiscal year, (k) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, mandatory prepayments of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), (l) to the extent included in determining EBITDA, all items that did not result from a cash payment to the Parent Borrower and the Subsidiaries on a consolidated basis during such fiscal year, (m) the amount of cash payments made by the Parent Borrower and the Subsidiaries in respect of purchase price adjustments in connection with the Recapitalization or the Imperial Acquisition and (n) the amount, if any, by which the consolidated deferred revenues of the Parent Borrower and the Subsidiaries decreased during such fiscal year plus, without duplication, (i) an amount equal to any decrease in Working Capital for such fiscal year, (ii) all cash proceeds received during such fiscal year of Capital Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transactions pursuant to
Section 6.03(a) and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings) and all cash proceeds received during such fiscal year of Sale and Lease-Back Transactions pursuant to Section 6.03(b), (iii) all amounts referred to in (b) above to the extent funded with
(x) the cash proceeds of the issuance of Capital Stock of the Parent Borrower after the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Credit Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year, (y) any amount that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" if not so spent or (z) the portion of the Excess Vernon Proceeds not required to be applied to prepay Term Loans pursuant to Section 2.12(e), in each case to the extent there is a corresponding deduction to Excess Cash Flow above, (iv) to the extent any permitted Capital Expenditures and the corresponding delivery of equipment or other asset referred to in clause (c) above do not occur in the fiscal year of the Parent Borrower specified in the certificate of the Parent Borrower provided pursuant to clause (c) above, such amounts of Capital Expenditures that were not so made in the fiscal year of the Parent Borrower specified in such certificate, (v) cash payments received in respect of Interest/Exchange Rate Protection Agreements during such fiscal year to the extent not (A) included in the computation of EBITDA or (B) reducing Interest Expense, (vi) any extraordinary or nonrecurring gain realized in cash during such fiscal year (except to the extent such gain is subject to Section 2.12(c)), (vii) to the extent deducted in the computation of EBITDA, interest income, (viii) to the extent subtracted in determining EBITDA, all items that did not result from a cash payment by the Parent Borrower and the Subsidiaries on a consolidated basis during such fiscal year and (ix) the amount, if any, by which the consolidated deferred revenues of the Parent Borrower and the Subsidiaries increased during such fiscal year.

     "Excess Vernon Proceeds" shall mean the net cash proceeds (net of any applicable fees, taxes and expenses described as permitted deductions from cash proceeds in the definition of the term "Net Proceeds") in excess of $30,000,000 received by the Parent Borrower or any Subsidiary in respect of any sale or disposition of the Capital Stock or assets of Vernon (including any net cash proceeds resulting from the realization of cash in respect of any non-cash consideration received by the Parent Borrower or any Subsidiary) made pursuant to Section 6.05(h).

     "Existing Indebtedness" shall mean the Indebtedness of the Parent Borrower and the Subsidiaries in existence immediately prior to the Recapitalization/Acquisition in an aggregate principal amount not to exceed $1,000,000.

     "Facility Fee" shall have the meaning given such term in Section 2.05(a).

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the U.S. Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fees" shall mean the Commitment Fees, the Facility Fees, the L/C Participation Fees, the Fronting Bank Fees and the U.S. Administrative Agent Fees.

     "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

     "Fronting Bank" shall mean Chase Manhattan Bank Delaware or any Affiliate thereof.

     "Fronting Bank Fees" shall have the meaning given to such term in Section 2.05(b).

     "Fund" shall mean Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership.

     "Fund Affiliates" shall mean each Affiliate of the Fund that is not an operating company or Controlled by an operating company and each general partner of the Fund or any Fund Affiliate who is a partner or employee of The Blackstone Group L.P.

     "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States applied on a consistent basis, except as set forth on Schedule D.

     "Gallery Concept Roll-out" shall mean, with respect to any individual store, investments constituting Capital Expenditures in property and leasehold improvements and other improvements to property made in respect of such store in order to showcase a selection of collection books and in-stock residential wallcoverings products using a dedicated space within such store.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body or, in the case of references to "Governmental Authority" in Article II and Sections
10.04 and 10.17, the National Association of Insurance Commissioners.

     "Guarantee" of or by any person shall mean (a) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness

(whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

     "Guarantee Agreements" shall mean the Domestic Subsidiary Guarantee Agreement, the U.K. Subsidiary Guarantee, the UK Newco Guarantee, the Parent Borrower Guarantee Agreement and the Canadian Subsidiary Guarantee Agreement.

     "Guarantors" shall mean the Domestic Subsidiary Guarantors, the U.K. Subsidiary Guarantors, the Canadian Subsidiary Guarantors and the Parent Borrower.

     "Hazardous Materials" shall mean any material meeting the definition of a "hazardous substance" in CERCLA 42 U.S.C. ss.9601(14) and all explosive or radioactive substances or wastes; hazardous or toxic substances or wastes; pollutants; solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or materials or equipment containing PCBs in excess of 50 parts per million (ppm), radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

     "Holdings" shall have the meaning given such term in the preamble to this Agreement.

     "IHC" shall have the meaning given such term in the preamble to this Agreement.

     "IHC Note" shall have the meaning given such Term in the preamble to this Agreement.

     "Imperial Acquisition" shall have the meaning given such term in the preamble to this Agreement.

     "Imperial Consideration" shall have the meaning given such term in the preamble to this Agreement.

     "Imperial Merger" shall have the meaning given such term in the preamble to this Agreement.

     "Inactive U.K. Subsidiary" means any Subsidiary organized under the laws of England and Wales that (a) has total assets not in excess of the lesser of (i) (pound)20,000 and (ii) the minimum capital such Subsidiary is required to maintain by applicable law, (b) has no Indebtedness and (c) conducts no business.

     "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and
(j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof, provided that, if the sole asset of such person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

     "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Parent Borrower, the Domestic Subsidiary Guarantors and the Collateral Agent.

     "Indenture Trustee" shall mean The Bank of New York, in its capacity as trustee for the Senior Subordinated Note Holders.

     "Information Memorandum" shall have the meaning given such term in Section 3.15.

     "Installment Date" shall have the meaning given such term in Section 2.11.

     "Intellectual Property Security Agreement" shall mean the Intellectual Property Security Agreement, substantially in the form of Exhibit E, among the Parent Borrower and certain Subsidiaries and the Collateral Agent for the benefit of the Secured Parties.

     "Interest Coverage Ratio" shall have the meaning given such term in Section 6.11.

     "Interest/Exchange Rate Protection Agreement" shall mean any interest rate or currency hedging agreement or arrangement approved by the U.S. Administrative Agent (such approval not to be unreasonably withheld) entered into by the Parent Borrower or a Subsidiary and designed to protect the Parent Borrower or such Subsidiary against fluctuations in interest rates or currency exchange rates. Notwithstanding the foregoing, the approval of the U.S. Administrative Agent shall not be required with respect to any interest rate hedging agreement or arrangement or currency hedging agreement or arrangement not required pursuant to Section 5.14 and entered into in the ordinary course of business and not for speculative purposes.

     "Interest Expense" shall mean, with respect to the Parent Borrower and the Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of the Parent Borrower and the Subsidiaries for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to interest or exchange rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of the Parent Borrower and the Subsidiaries on a consolidated basis. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Parent Borrower and the Subsidiaries with respect to interest or exchange rate protection agreements.

     "Interest Payment Date" shall mean, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan, the last day of each calendar quarter and (c) with respect to any Canadian Prime Rate Loan, the last day of each calendar month.

     "Interest Period" shall mean as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all U.S. $ Revolving Credit Lenders (or all C $ Revolving Credit Lenders or U.K. (pound) Revolving Credit Lenders, as applicable) make interest periods of such length available), as the applicable Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Investment" shall have the meaning given such term in Section 6.04.

     "Investors" shall have the meaning given such term in the preamble to this Agreement.

     "L/C Disbursement" shall mean a payment or disbursement made by the Fronting Bank pursuant to a Letter of Credit.

     "L/C Participation Fee" shall have the meaning given such term in Section 2.05(b).

     "Leasehold Mortgage" shall mean any Mortgage that is a leasehold or subleasehold mortgage.

     "Lenders" shall have the meaning given such term in the introductory paragraph of this Agreement. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

     "Letter of Credit" shall mean any letter of credit issued pursuant to this Agreement.

     "Leverage Ratio" shall mean, (a) on September 30, 1998, the ratio of (i) Total Debt as of such date to (ii) the product of (A) EBITDA for the two quarter period ended as of such date and (B) two, (b) on December 31, 1998, the ratio of (i) Total Debt as of such date to (ii) the product of (A) EBITDA for the three quarter period ended as of such date and (B) 4/3 and (c) on any date after December 31, 1998, the ratio of
(a) Total Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Parent Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

     "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which deposits in the currency in which such Borrowing is denominated approximately equal in principal amount to the U.S. Administrative Agent's portion of such Eurodollar Borrowing (or, if the U.S. Administrative Agent is not a Lender in respect of such Borrowing, then the portion of such Borrowing of the Lender with the largest Loan included in such Borrowing amount) and for a maturity comparable to such Interest Period are offered to the principal London office of the U.S. Administrative Agent or such Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "LIBOR Margin" shall mean, for any day, with respect to any Eurodollar Borrowing, the applicable LIBOR Margin set forth in Schedule A under the caption "Revolving Credit Loans and Tranche A LIBOR Margin and L/C Participation Fee", "Tranche B LIBOR Margin" or "Tranche C LIBOR Margin", as applicable, based upon the Leverage Ratio in effect as of such day, as set forth in Schedule A; provided, however, that the LIBOR Margin for any Eurodollar Borrowing that is a C $ Revolving Credit Borrowing or a U.K. (pound) Revolving Credit Borrowing shall be such applicable LIBOR Margin set forth on Schedule A, minus the Facility Fee in effect at such time.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

     "Loan Parties" shall mean Holdings, the Borrowers and the Guarantors.

     "Loans" shall mean the Revolving Credit Loans, the Term Loans and the Swingline Loans.

     "Majority Lenders" shall mean, with respect to any Credit Facility on any date, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans and unused Commitments under such Credit Facility on such date. For purposes of determining the Majority Lenders, any amounts denominated in an Alternative Currency shall be translated into Dollars at the Spot Exchange Rates in effect on the Closing Date.

     "Management Options" shall mean the options on the common stock of the Parent Borrower issued to officers of the Parent Borrower and the Subsidiaries, which options in the aggregate shall not at any time represent more than 12.0% of the issued and outstanding Capital Stock of the Parent Borrower on a fully diluted basis.

     "Margin Stock" shall have the meaning given such term in Regulation U.

     "Material Adverse Effect" shall mean (a) a materially adverse effect on the assets, business, properties, financial condition or results of operations of the Parent Borrower and its subsidiaries, the Sunworthy business, Imperial Wallcoverings (Canada) Inc. and Imperial Wallcoverings, Inc. and its subsidiaries, taken as a whole, (b) a material impairment of the ability of the Parent Borrower or any Subsidiary to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Transactions or (c) an impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, the Fronting Bank, the U.S. Administrative Agent or the Collateral Agent under, any Loan Document.

     "Merger" shall have the meaning given such term in the preamble to this Agreement.

     "MergerCo" shall have the meaning given such term in the preamble to this Agreement.

     "Mortgaged Properties" shall mean the owned real properties and leasehold interests of the Loan Parties specified on Schedule 3.20 that are expressly designated "Mortgaged Properties".

     "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(i) or pursuant to Section 5.11, each (except in the case of any Leasehold Mortgage) substantially in the form of Exhibit F.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Parent Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Net Proceeds" shall mean (a) 100% of the cash proceeds actually received by the Parent Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received), net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (other than pursuant hereto), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) taxes paid or payable as a result thereof (including withholding taxes incurred in connection with cross-border transactions, if applicable, and including taxes estimated by the Parent Borrower to be payable as a result thereof or as a result of such transactions), from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any person of any asset or assets of the Parent Borrower or any Subsidiary (other than those pursuant to Sections 6.03, 6.05(a), 6.05(b), 6.05(e) and 6.05(h) (to the extent any such proceeds constitute Excess Vernon Proceeds) or any other financing subject to clause (ii) of the definition of the term "Excess Cash Flow"), provided that if the Parent Borrower shall deliver a certificate of a Responsible Officer to the U.S. Administrative Agent promptly following receipt of any such proceeds (other than any such proceeds received in connection with the sale of all or substantially all of the assets or the Capital Stock of Vernon pursuant to Section 6.05(h)) setting forth the Parent Borrower's intention to use any portion of such proceeds to purchase assets useful in the business of the Parent Borrower and the Subsidiaries within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not so used within such 12-month period, and provided further that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $500,000 and (y) no such proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $1,000,000 or the aggregate of all such proceeds received after the Closing Date shall exceed $2,000,000 and (b) 100% of the cash proceeds from the incurrence, issuance or sale by the Parent Borrower or any Subsidiary of any Indebtedness (other than Indebtedness permitted pursuant to Section 6.01), net of all taxes (including withholding taxes incurred in connection with cross-border transactions, if applicable, and including taxes estimated by the Parent Borrower to be payable as a result thereof or as a result of such transactions) and fees (including investment banking fees), commissions, costs and other expenses incurred in connection with such issuance or sale. For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Parent Borrower or any Affiliate of the Parent Borrower shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of The Blackstone Group L.P.

     "Notes" shall mean any promissory note of any Borrower issued pursuant to this Agreement.

     "Obligation Currency" shall have the meaning specified in Section 10.16.

     "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

     "Offering Memorandum" shall mean the Offering Memorandum dated March 11, 1998, relating to the Senior Subordinated Notes, as amended, supplemented or otherwise modified from time to time, subject to the prior written consent of all the Lenders in the case of any amendment, supplement or other modification in any manner adverse to the Lenders.

     "Parent Borrower" shall have the meaning given such term in the preamble to this Agreement.

     "Parent Borrower Guarantee Agreement" shall mean the Parent Borrower Guarantee Agreement, substantially in the form of Exhibit I-5, made by the Parent Borrower in favor of the Collateral Agent for the benefit of the Secured Parties.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Permitted Business Acquisition" shall mean any acquisition as a going concern of all or substantially all the assets of, or shares or other equity interests in, a person or division or line of business of a person (or any subsequent investment made in a previously acquired Permitted Business Acquisition) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) at least 90% of the Capital Stock of any acquired or newly formed corporation, partnership, association or other business entity are owned directly by the Parent Borrower or a Domestic Wholly Owned Subsidiary (other than UK Newco) (unless there is a material tax or legal or other economic disadvantage in not having a non-Domestic Subsidiary or UK Newco hold such Capital Stock, in which case such Capital Stock may be held directly by a non-Domestic Subsidiary or UK Newco) and all actions required to be taken, if any, with respect to such acquired or newly formed subsidiary under Section 5.11 shall have been taken and (d)(i) the Parent Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.11 and 6.12 recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower and the Subsidiaries as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Parent Borrower shall have delivered to the U.S. Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such subsidiary or assets, and (ii) any acquired or newly formed subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01). Pro forma calculations made pursuant to clause (d)(i) of the immediately preceding sentence may include adjustments (a) to reflect operating expense reductions reasonably expected to result during the 12-month period following the date of the applicable acquisition from any acquisition that occurred during the relevant period for testing compliance or (b) to eliminate the effect of any extraordinary accounting event with respect to any acquired person or assets on EBITDA, in each case as determined reasonably and in good faith by the Chief Financial Officer of the Parent Borrower and approved by the Board of Directors of the Parent Borrower, as set forth in an officer's certificate delivered to the U.S. Administrative Agent.

     "Permitted Foreign Transfer" shall mean (a) the transfer (other than the Sunworthy Transfer) by means of Indebtedness, investment or otherwise (provided that each transfer of cash shall be made by means of intercompany Indebtedness (which shall be pledged to the extent required under the Pledge Agreement if, in the reasonable judgment of the senior management of the Parent Borrower, no material tax disadvantage to the Parent Borrower or any Subsidiary shall result therefrom) unless, in the reasonable judgment of the senior management of the Parent Borrower, there is a material tax or other material economic or legal disadvantage to the Parent Borrower or any Subsidiary in structuring the transfer as Indebtedness instead of as an equity investment, it being agreed by the parties hereto that such a material tax disadvantage would result from the transfer, directly or indirectly, of cash by UK Newco to any of its direct or indirect subsidiaries by means of intercompany Indebtedness) from the Parent Borrower or any Domestic Subsidiary to any non-Domestic Wholly Owned Subsidiary organized under the laws of the United Kingdom or Canada, of (i) inventory and equipment in the ordinary course of business consistent with past practice; and
(ii) cash in an aggregate net amount (giving effect to, without duplication, all returns of cash to the Parent Borrower or any

Domestic Subsidiary (other than UK Newco) by way of dividends, capital distributions, repurchase of equity interests, payments in respect of reimbursements of drawings under Letters of Credit or repayment of principal of any intercompany Indebtedness created pursuant thereto, in each case to the extent permitted by the terms of this Agreement) not to exceed (A) $40,000,000 minus (B) the Foreign L/C Investment Amount (as defined below) at the time to fund (x) working capital needs and capital expenditures, in each case in the ordinary course of business consistent with the respective past practices of Borden or C&A, and (y) debt service on Indebtedness permitted under this Agreement paid in the ordinary course of business, and, in the case of any transaction under clause (x) or clause (y), solely to the extent internally generated funds and funds available as U.K. (pound) Revolving Credit Borrowings or C $ Revolving Credit Borrowings, as applicable, of the applicable transferee and permitted to be applied for such purposes are insufficient for such purposes and the Parent Borrower shall have delivered to the U.S. Administrative Agent a certificate to such effect and (b) the issuance for the account of the Parent Borrower of Letters of Credit in support of working capital needs of non-Domestic Wholly Owned Subsidiaries organized under the laws of the United Kingdom or Canada in the ordinary course of business, and the reimbursement by the Parent Borrower (including by means of Revolving Credit Borrowings) of disbursements made by the Fronting Bank in respect of such Letters of Credit, provided that the aggregate amount (the "Foreign L/C Investment Amount") of reimbursement payments (including by means of Revolving Credit Borrowings) in respect of such Letters of Credit made by the Parent Borrower to the Fronting Bank at or prior to such time that have not been reimbursed by the applicable non-Domestic Subsidiary in cash within three Business Days after the date on which the Parent Borrower made the applicable reimbursement payments (net, without duplication of reductions in the net amount referred to in clause
(a)(ii) above, of returns of cash referred to in the parenthetical to clause
(a)(ii) above) shall not exceed (A) $40,000,000 minus (B) the aggregate net amount of transfers made pursuant to clause (a) above.

     "Permitted Investments" shall mean: (a) with respect to investments denominated in Dollars, (i) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, Canada, any state or province thereof or any foreign country recognized by the United States of America or Canada having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended)); (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of any Borrower) organized and in existence under the laws of the United States of America, Canada or any foreign country recognized by the United States of America or Canada with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's Investors Service, Inc., or A-1 (or higher) according to Standard & Poor's Ratings Group;
(v) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Ratings Group or A by Moody's Investors Service, Inc.; (vi) in the case of any Subsidiary organized in a jurisdiction outside the United States: (A) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (B) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (C) investments of the type and maturity described in clauses
(i) through (v) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (B) above but which are, in the reasonable judgment of the Parent Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors), provided that the aggregate face amount outstanding at any time of such investments of all non-Domestic Subsidiaries made pursuant to clause (C) does not exceed $5,000,000; (viii) shares of mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above; and (ix) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of total assets of the Parent Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Parent Borrower's most recently completed fiscal year; and

     (b) with respect to investments denominated in Canadian Dollars, (i) direct obligations of Canada or any agency thereof or obligations guaranteed by Canada or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by (A) any bank described in clause (a)(ii) above, (B) any bank listed under Schedule I to the Bank Act (Canada) or (C) any other bank which is organized under the laws of Canada or any province thereof whose long-term debt, or whose parent holding company's long-term debt, is rated at least A by Canadian Bond Rating Service, Inc. and the Dominion Bond Rating Service Limited; and (iii) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of any Loan Party) organized and in existence under the laws of the United States of America, Canada, any state or province thereof or any foreign country recognized by the United States of America or Canada with a rating at the time as of which an investment therein is made of A1 (or higher) according to Canadian Bond Rating Service, Inc. and R1 (high) according to Dominion Bond Rating Service Limited.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit G-1, among Holdings, the Parent Borrower, certain Subsidiaries and the Collateral Agent for the benefit of the Secured Parties.

     "Pledge Agreements" shall mean the Pledge Agreement, the Canadian Pledge Agreement, the UK Newco Pledge Agreement and the U.K. Borrower Pledge Agreement.

     "Prime Rate" shall mean (a) in respect of ABR Loans provided by the U.S. $ Revolving Credit Lenders, the rate of interest per annum publicly announced from time to time by the U.S. Administrative Agent as its prime rate in effect at its principal office in New York City and (b) in respect of ABR Loans provided by C $ Revolving Credit Lenders, the rate per annum announced from time to time by the Canadian Administrative Agent as its U.S. base rate in effect at its office in Toronto for determining interest rates on Dollar denominated commercial loans in Canada; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

     "Product Development Costs" shall mean costs incurred for sample books, studio strike offs, design acquisition and development, printing cylinders, engraving and analogous items.

     "Properties" shall have the meaning given such term in Section 3.17(a).

     "Recapitalization" shall have the meaning given such term in the preamble to this Agreement.

     "Recapitalization/Acquisition" shall have the meaning given such term in the preamble to this Agreement.

     "Recapitalization Agreement" shall mean the Recapitalization Agreement dated as of October 14, 1997, among Borden, Borden Decorative Products Holdings, Inc. and MergerCo.

     "Recapitalization Consideration" shall have the meaning given such term in the preamble to this Agreement.

     "Refinancing Note Indenture" shall mean one or more indentures pursuant to which the Refinancing Notes are issued.

     "Refinancing Notes" shall mean one or more series of subordinated debentures or notes issued by the Parent Borrower, the Net Proceeds of which are used by the Parent Borrower to redeem Senior Subordinated Exchange Notes or Senior Subordinated Notes.

     "Register" shall have the meaning given such term in Section 10.04(d).

     "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Claims" shall mean (a) in respect of any Borrower, all obligations of such Borrower in respect of any Loans and L/C Disbursements that comprise a single Credit Facility and are denominated in the same currency and (b) in respect of any other Loan Party, all obligations of such Loan Party in respect of any Loans and L/C Disbursements that are denominated in the same currency.

     "Related Lenders" shall mean all Lenders holding Related Claims.

     "Release" shall have the meaning given such term in CERCLA, 42 U.S.C. ss.9601(22).

     "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions, including studies and investigations, required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment or (ii) prevent the Release or threatened Release, or minimize the further Release of any Hazardous Material.

     "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

     "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), Revolving L/C Exposure, Swingline Exposure and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) representing more than 50% of the sum of all Loans (excluding Swingline

Loans), Revolving L/C Exposure, Swingline Exposure and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) at such time. For purposes of determining the Required Lenders, any amounts denominated in an Alternative Currency shall be translated into Dollars at the Spot Exchange Rates in effect on the Closing Date.

     "Reset Date" shall have the meaning given such term in Section 2.22(a).

     "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

     "Restructuring Charges" shall mean employee severance and termination, restructuring, consolidation and business discontinuation costs.

     "Revolving Credit Borrowing" shall mean a Borrowing comprised of U.S. $ Revolving Credit Loans, U.K. (pound) Revolving Credit Loans or C $ Revolving Credit Loans.

     "Revolving Credit Commitments" shall mean the U.S. $ Revolving Credit Commitments, the U.K. (pound) Revolving Credit Commitments and the C $ Revolving Credit Commitments.

     "Revolving Credit Exposures" shall mean the U.S. $ Revolving Credit Exposures, the U.K. (pound) Revolving Credit Exposures and the C $ Revolving Credit Exposures.

     "Revolving Credit Lenders" shall mean the U.S. $ Revolving Credit Lenders, the U.K. (pound) Revolving Credit Lenders and the C $ Revolving Credit Lenders.

     "Revolving Credit Loan" shall mean any U.S. $ Revolving Credit Loan, U.K. (pound) Revolving Credit Loan or C $ Revolving Credit Loan.

     "Revolving Credit Maturity Date" shall mean March 13, 2004.

     "Revolving L/C Commitment" shall mean, with respect to the Fronting Bank, the commitment of the Fronting Bank to issue Letters of Credit pursuant to
Section 2.20(a).

     "Revolving L/C Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus
(b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The Revolving L/C Exposure of any U.S. $ Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Revolving L/C Exposure at such time. U.K. (pound) Revolving Credit Lenders and C $ Revolving Credit Lenders, in their capacity as such, shall not have any Revolving L/C Exposure.

     "Sale and Lease-Back Transaction" shall have the meaning given such term in
Section 6.03.

     "Schedule I Reference Banks" shall mean such Schedule I chartered banks under the Bank Act (Canada) as are mutually agreed upon by the Canadian Administrative Agent and the Canadian Borrower.

     "Schedule II Reference Banks" shall mean such Schedule II chartered banks under the Bank Act (Canada) as are mutually agreed upon by the Canadian Administrative Agent and the Canadian Borrower.

     "Secured Parties" shall have the meaning given such term in the Security Agreement.

     "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit H, among the Parent Borrower, certain Subsidiaries and the Collateral Agent for the benefit of the Secured Parties.

     "Security Documents" shall mean the Mortgages (including any Leasehold Mortgages), the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreements and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

     "Senior Subordinated Exchange Indenture" shall mean the indenture pursuant to which the Senior Subordinated Exchange Notes are issued.

     "Senior Subordinated Exchange Notes" shall mean senior subordinated notes of the Parent Borrower issued in exchange for

Senior Subordinated Notes on terms substantially identical to the terms of the Senior Subordinated Notes.

     "Senior Subordinated Indenture" shall mean the indenture dated as of March , 1998, among the Parent Borrower, as issuer, the Subsidiaries parties thereto, as guarantors, and the Indenture Trustee, as amended from time to time in accordance with the terms hereof and thereof.

     "Senior Subordinated Note Holders" shall mean the holders of the Senior Subordinated Notes.

     "Senior Subordinated Notes" shall mean up to $125,000,000 aggregate principal amount of Senior Subordinated Notes of the Parent Borrower issued pursuant to the Senior Subordinated Indenture.

     "Spot Exchange Rate" shall mean, on any day, (a) with respect to Sterling, the spot rate at which Dollars are offered on such day by The Chase Manhattan Bank in London for Sterling at approximately 11:00 a.m. (London time) and (b) with respect to Canadian Dollars, the spot rate at which Dollars are offered on such day by the Canadian Administrative Agent in Toronto for Canadian Dollars at approximately 11:00 a.m. (Toronto time).

     "Statutory Reserves" shall mean with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or in which any subject Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall, in the case of Dollars, include those imposed pursuant to Regulation D (and for purposes of Regulation D, Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities). Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Sterling" or "(pound)" shall mean lawful money of the United Kingdom.

     "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" shall mean each subsidiary of the Parent Borrower. For purposes of the representations and warranties made herein on the Closing Date, the term "Subsidiary" includes each of Imperial Wallcoverings, Inc. and Borden's Sunworthy business and, where applicable, the assets and liabilities to be transferred to Sunworthy pursuant to the Recapitalization Agreement.

     "Subsidiary Borrowers" shall mean the U.K. Borrower and the Canadian Borrower.

     "Sunworthy Assets" shall have the meaning given such term in the preamble to this Agreement.

     "Sunworthy Transfer" shall mean the transfer on or following the Closing Date by the Parent Borrower or any of its Domestic Subsidiaries of any beneficial or other ownership interest any of them may have in the Sunworthy Assets to the Canadian Borrower.

     "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any U.S. $ Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Swingline Exposure at such time.

     "Swingline Lender" shall mean The Chase Manhattan Bank in its capacity as Swingline Lender hereunder.

     "Swingline Loan Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans as set forth in Section 2.01(e).

     "Swingline Loans" shall mean the swingline loans made by the Swingline Lender to the Parent Borrower pursuant to Section 2.01(e).

     "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

     "Term Commitments" shall mean the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments.

     "Term Lender" shall mean a Lender with a Term Commitment.

     "Term Loans" shall mean the term loans made by the Lenders to the Parent Borrower pursuant to Section 2.01(a). Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

     "Total C $ Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the C $ Revolving Credit Commitments, as in effect at such time. The Total C $ Revolving Credit Commitment on the Closing Date is U.S. $20,000,000.

     "Total Debt" shall mean, with respect to the Parent Borrower and the Subsidiaries on a consolidated basis at any time (without duplication), all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services of the Parent Borrower and the Subsidiaries on a consolidated basis at such time.

     "Total Net Debt" shall mean, at any time, (a) Total Debt at such time minus
(b) the aggregate amount of cash and cash equivalents in excess of $2,500,000 set forth on the consolidated balance sheet of the Parent Borrower and the Subsidiaries prepared as of such time in accordance with GAAP, and located in the United States or, if located outside the United States, the net amount (net of any applicable taxes, fees or transaction costs) that may be transferred to the United States within two Business Days, as certified by a Financial Officer of the Parent Borrower as of the date of any determination of Total Net Debt.

     "Total U.K. (pound) Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the U.K. (pound) Revolving Credit Commitments, as in effect at such time. The Total U.K. (pound) Revolving Credit Commitment on the Closing Date is U.S. $10,000,000.

     "Total U.S. $ Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the U.S. $ Revolving Credit Commitments, as in effect at such time. The Total U.S. $ Revolving Credit Commitment on the Closing Date is $45,000,000.


     "Tranche A Lender" shall mean a Lender with a Tranche A Term Loan
Commitment.

     "Tranche A Maturity Date" shall mean March 13, 2004.

     "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

     "Tranche A Term Loan Closing Date" shall mean each date on which Tranche A Term Loans are made.

     "Tranche A Term Loan Commitment" shall mean with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder as set forth in Section 2.01(a)(i), as the same may be reduced from time to time pursuant to Section 2.09.

     "Tranche A Term Loans" shall mean the term loans made by the Lenders to the Parent Borrower pursuant to Section 2.01(a)(i).

     "Tranche B Maturity Date" shall mean March 13, 2005.

     "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

     "Tranche B Term Loan Commitment" shall mean with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth in Section 2.01(a)(ii), as the same may be reduced from time to time pursuant to Section 2.09.

     "Tranche B Term Loans" shall mean the term loans made by the Lenders to the Parent Borrower pursuant to Section 2.01(a)(ii).

     "Tranche C Maturity Date" shall mean March 13, 2006.

     "Tranche C Term Borrowing" shall mean a Borrowing comprised of Tranche C Term Loans.

     "Tranche C Term Loan Commitment" shall mean with respect to each Lender, the commitment of such Lender to make Tranche C Term Loans hereunder as set forth in Section 2.01(a)(iii), as the same may be reduced from time to time pursuant to Section 2.09.

     "Tranche C Term Loans" shall mean the term loans made by the Lenders to the Parent Borrower pursuant to Section 2.01(a)(iii).

     "Transaction Costs" shall have the meaning given such term in the preamble to this Agreement.

     "Transactions" shall have the meaning given such term in the preamble to this Agreement.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate, the Alternate Base Rate, the Canadian Prime Rate and the Discount Rate Applicable to B/As or B/A Equivalent Notes.

     "U.K. (pound) Revolving Credit Borrowing" shall mean a Borrowing comprised of U.K. (pound) Revolving Credit Loans.

     "U.K. (pound) Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the commitment (if any) of such Lender to make loans pursuant to Section 2.01(c) or in the Assignment and Acceptance pursuant to which such Lender assumed its U.K. (pound) Revolving Credit Commitment, as applicable. Subject to Section 10.04, the amount of each Lender's U.K. (pound) Revolving Credit Commitment is the amount set forth opposite such Lender's name in Schedule 2.01 under the caption "U.K. (pound) Revolving Credit Commitment", as such amount may be permanently terminated or from time to time permanently or temporarily reduced or increased pursuant to Section 2.09.



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                                                                              52

     "U.K. (pound) Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding U.K. (pound) Revolving Credit Loans of such Lender denominated in Dollars, plus (b) the Assigned Dollar Value at such time of the aggregate principal amount at such time of all outstanding U.K. (pound) Revolving Credit Loans of such Lender that are Alternative Currency Loans.

     "U.K. (pound) Revolving Credit Lender" shall mean a Lender with a U.K. (pound) Revolving Credit Commitment.

     "U.K. (pound) Revolving Credit Loan" shall mean any loan made by a Lender pursuant to its U.K. (pound) Revolving Credit Commitment.

     "U.K. Borrower" shall have the meaning given such term in the preamble to this Agreement.

     "U.K. Borrower Pledge Agreement" shall mean the Mortgage of Shares of Imperial Home Decor Group Holdings II Limited, substantially in the form of Exhibit G-3, among UK Newco, IHC and the Collateral Agent for the benefit of the Secured Parties.

     "U.K. Guaranteed Parties" shall have the meaning given such term in the U.K. Subsidiary Guarantee Agreement.

     "UK Newco" shall mean Imperial Home Decor Group Holdings I Limited, a limited company incorporated under the laws of England and Wales that is a Wholly Owned Subsidiary, which, after the consummation of the Transactions, for United States federal income tax purposes will be classified and treated as a division of the Parent Borrower and for tax purposes of the United Kingdom will be treated as a company incorporated under the laws of England and Wales. For purposes of this Agreement and the other Loan Documents, UK Newco shall be deemed to be a Domestic Subsidiary.

     "UK Newco Guarantee" shall mean the UK Newco Guarantee, substantially in the form of Exhibit I-4, made by UK Newco in favor of the Collateral Agreement for the benefit of the Secured Parties.

     "UK Newco Pledge Agreement" shall mean the Mortgage of Shares of UK Newco, substantially in the form of Exhibit G-2, between the Parent Borrower and the Collateral Agent for the benefit of the Secured Parties.


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                                                                              53

     "U.K. Subsidiary Guarantee" shall mean the Subsidiary Guarantee, substantially in the form of Exhibit I-3, made by the U.K. Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the U.K. Guaranteed Parties.

     "U.K. Subsidiary Guarantor" shall mean each Subsidiary organized under the laws of the United Kingdom other than (a) the U.K. Borrower, (b) UK Newco, (c) Imperial Pension Trustees Limited and (d) Inactive U.K. Subsidiaries.

     "U.S. $ Revolving Credit Borrowing" shall mean a Borrowing comprised of U.S. $ Revolving Credit Loans.

     "U.S. $ Revolving Credit Commitment" shall mean, with respect to any Lender, the commitment (if any) of such Lender to make loans pursuant to Section 2.01(b) or in the Assignment and Acceptance pursuant to which such Lender assumed its U.S. $ Revolving Credit Commitment, as applicable, and to acquire participations in Letters of Credit pursuant to Section 2.20 and Swingline Loans pursuant to Section 2.01(f). Subject to Section 10.04, the amount of each Lender's U.S. $ Revolving Credit Commitment is the amount set forth opposite such Lender's name in Schedule 2.01 under the caption "U.S. $ Revolving Credit Commitment", as such amount may be permanently terminated or from time to time permanently or temporarily reduced or increased pursuant to Section 2.09.

     "U.S. $ Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding U.S. $ Revolving Credit Loans of such Lender, plus (b) the aggregate amount at such time of such Lender's Revolving L/C Exposure, plus (c) the aggregate amount at such time of such Lender's Swingline Exposure.

     "U.S. $ Revolving Credit Lender" shall mean a Lender with a U.S. $ Revolving Credit Commitment.

     "U.S. $ Revolving Credit Loan" shall mean any loan made by a Lender pursuant to its U.S. $ Revolving Credit Commitment.

     "U.S. Administrative Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

     "U.S. Administrative Agent Fees" shall have the meaning given such term in
Section 2.05(c).


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                                                                              54

     "Vernon" shall have the meaning given such term in the preamble to this Agreement.

     "Vernon Note" shall have the meaning given such term in the preamble to this Agreement.

     "Wholly Owned Subsidiary" means a Subsidiary, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Parent Borrower or another Wholly Owned Subsidiary.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Working Capital" shall mean, with respect to the Parent Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination.

     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Section 2.12(d) and Article VI all accounting terms herein shall be interpreted and all accounting determinations hereunder (in each case, unless otherwise provided for or defined herein) shall be made in accordance with GAAP
(i) as in effect on the date of this Agreement and (ii) applied on a basis consistent with the application used in the financial statements referred to in
Section 3.05, except that, to the extent permitted under clause (i) above, the Parent Borrower may



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                                                                              55

elect to expense certain Product Development Costs and similar costs that have been capitalized historically and, whether or not such election is made, for purposes of determining compliance with any such covenants, Product Development Costs shall be treated as if expensed; and provided further that if the Parent Borrower notifies the U.S. Administrative Agent that the Parent Borrower wishes to amend any covenant in Section 2.12(d) or Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the U.S. Administrative Agent notifies the Parent Borrower that the Required Lenders wish to amend Section 2.12(d) or Article VI or any related definition for such purpose), then (i) the Parent Borrower and the U.S. Administrative Agent shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) the Parent Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until such covenant is amended in a manner satisfactory to the Parent Borrower and the Required Lenders. For the purposes of determining compliance under Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07 and 6.10 with respect to any amount in a currency other than Dollars, such amount shall be deemed to equal the Dollar equivalent thereof at the time such amount was incurred or expended, as the case may be.

ARTICLE II.  THE CREDITS

     SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties of the Borrowers herein set forth, each Lender agrees, severally and not jointly:

          (i) to make a Tranche A Term Loan in Dollars to the Parent Borrower
     (A) on the Closing Date in a principal amount not to exceed an amount equal to the Tranche A Term Loan Commitment set forth opposite its name on
     Schedule 2.01 and (B) at any time and from time to time after the Closing Date and until the earlier of the date that is 18 months after the Closing Date and the termination of the Tranche A Term Loan Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount not to exceed an amount equal to the Tranche A Term Loan Commitment set forth opposite its name on Schedule 2.01 less the amount of Tranche A Term Loans made by such Lender on the Closing Date, as such amount may be reduced from time to time



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                                                                              56

     pursuant to Section 2.09, provided that the Parent Borrower shall not be permitted to make more than 5 Tranche A Term Borrowings after the Closing Date that increase the aggregate principal amount of Tranche A Term Borrowings outstanding;

          (ii) to make a Tranche B Term Loan in Dollars to the Parent Borrower on the Closing Date in a principal amount not to exceed the Tranche B Term Loan Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09; and

          (iii) to make a Tranche C Term Loan in Dollars to the Parent Borrower on the Closing Date in a principal amount not to exceed the Tranche C Term Loan Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

     (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each U.S. $ Revolving Credit Lender agrees, severally and not jointly, to make U.S. $ Revolving Credit Loans to the Parent Borrower, at any time and from time to time on or after the date hereof and until the earlier of the Revolving Credit Maturity Date and the termination of the U.S. $ Revolving Credit Commitment of such Lender in accordance with the terms hereof, in Dollars, in an aggregate principal amount at any time outstanding that will not result in such Lender's U.S. $ Revolving Credit Exposure at such time exceeding the U.S. $ Revolving Credit Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced or increased from time to time pursuant to Section 2.09, provided that U.S. $ Revolving Credit Loans made on the Closing Date shall not exceed $15,000,000 in aggregate principal amount.

     (c) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each U.K. (pound) Revolving Credit Lender agrees, severally and not jointly, to make loans to the Parent Borrower or the U.K. Borrower (as specified in the Borrowing Requests with respect thereto), at any time and from time to time on and after the date that is the fourth Business Day after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the U.K. (pound) Revolving Credit Commitment of such Lender in accordance with the terms hereof, in Dollars or Sterling (as specified in the Borrowing Requests with respect thereto), in an aggregate principal amount at any time outstanding that will not result in such Lender's U.K. (pound) Revolving Credit Exposure at such time



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                                                                              57

exceeding the U.K. (pound) Revolving Credit Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced or increased from time to time pursuant to Section 2.09.

     (d) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each C $ Revolving Credit Lender agrees, severally and not jointly, to make loans, including by means of a B/A or B/A Equivalent Note, to the Parent Borrower or the Canadian Borrower (as specified in the Borrowing Requests with respect thereto), at any time and from time to time on and after the date hereof and until the earlier of the Revolving Credit Maturity Date and the termination of the C $ Revolving Credit Commitment of such Lender in accordance with the terms hereof, in Dollars or Canadian Dollars (as specified in the Borrowing Requests with respect thereto), in an aggregate principal amount at any time outstanding that will not result in such Lender's C $ Revolving Credit Exposure at such time exceeding the C $ Revolving Credit Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced or increased from time to time pursuant to Section 2.09.

     (e) (i) The Swingline Lender hereby agrees, subject to the terms and conditions and relying upon the representations and warranties herein set forth, and subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the U.S. $ Revolving Credit Commitments available to the Parent Borrower from time to time during the period from the Closing Date through and excluding the earlier of the Revolving Credit Maturity Date and the termination of the U.S. $ Revolving Credit Commitments in an aggregate principal amount not to exceed the Swingline Loan Commitment, by making Swingline Loans to the Parent Borrower. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding U.S. $ Revolving Credit Loans, Revolving L/C Exposure and outstanding Swingline Loans, may exceed the Swingline Lender's U.S. $ Revolving Credit Commitment. The original amount of the Swingline Loan Commitment is $10,000,000. The Swingline Loan Commitment shall expire on the date the U.S. $ Revolving Credit Commitments are terminated, and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. The Parent Borrower shall give the Swingline Lender telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by telecopy) not later than 12:00 (noon), New York City time, on the day of a proposed borrowing. Such notice shall be delivered on a



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                                                                              58

Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Swingline Lender shall give the U.S. Administrative Agent, which shall in turn give to each Lender, prompt written or telecopy advice of any notice received from the Parent Borrower pursuant to this paragraph.

     (ii) In no event shall (A) the aggregate principal amount of Swingline Loans outstanding at any time exceed the aggregate Swingline Loan Commitment in effect at such time, (B) the Aggregate U.S. $ Revolving Credit Exposure at any time exceed the Total U.S. $ Revolving Credit Commitment at such time or (C) the aggregate Swingline Loan Commitment exceed at any time the aggregate U.S. $ Revolving Credit Commitments in effect at such time. Swingline Loans may only be made as ABR Loans.

     (iii) With respect to any Swingline Loans that have not been voluntarily prepaid by the Parent Borrower, the Swingline Lender (by request to the U.S. Administrative Agent) or U.S. Administrative Agent at any time may, and shall at any time Swingline Loans in an amount not less than $5,000,000 shall have been outstanding for more than 10 days, on one Business Day's notice, require each U.S. $ Revolving Credit Lender, including the Swingline Lender, and each U.S. $ Revolving Credit Lender hereby agrees, subject to the provisions of this Section 2.01(e), to make a U.S. $ Revolving Credit Loan (which shall be funded as an ABR
Loan) in an amount equal to such Lender's Applicable Percentage of the amount of the Swingline Loans ("Refunded Swingline Loans") outstanding that the Swingline Lender has designated for prepayment by the Lenders.

     (iv) In the case of U.S. $ Revolving Credit Loans made by Lenders other than the Swingline Lender under the immediately preceding paragraph (iii), each such Lender shall make the amount of its U.S. $ Revolving Credit Loan available to the U.S. Administrative Agent, in same day funds, at the office of the U.S. Administrative Agent, Loan and Agency Services Group located at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, not later than 1:00 p.m., New York City time, on the Business Day next succeeding the date such notice is given. The proceeds of such U.S. $ Revolving Credit Loans shall be immediately delivered to the Swingline Lender (and not to the Parent Borrower) and applied to repay the Refunded Swingline Loans. On the day such U.S. $ Revolving Credit Loans are made, the Swingline Lender's Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a



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                                                                              59

U.S. $ Revolving Credit Loan made by the Swingline Lender and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as U.S. $ Revolving Credit Loans of Lenders. The Parent Borrower authorizes the U.S. Administrative Agent and the Swingline Lender to charge the Parent Borrower's account with the U.S. Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Parent Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17. Subject to the compliance by the Swingline Lender with the provisions of subparagraph (vii) below, and subject to subparagraph (vi) below, each Lender's obligation to make the U.S. $ Revolving Credit Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Parent Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or a Default; (C) any adverse change in the condition (financial or otherwise) of the Parent Borrower or any of the Subsidiaries; (D) any breach of this Agreement by the Parent Borrower or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this Section 2.01(e) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Parent Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (v) A copy of each notice given by the Swingline Lender or the U.S. Administrative Agent pursuant to this Section 2.01(e) shall be promptly delivered by the Swingline Lender to the U.S. Administrative Agent and the Parent Borrower. Upon the making of a U.S. $ Revolving Credit Loan by a Lender pursuant to this Section 2.01(e), the amount so funded shall no longer be owed in respect of Swingline Loans.

     (vi) If as a result of any bankruptcy or similar proceeding, U.S. $ Revolving Credit Loans are not made pursuant



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                                                                              60

to this Section 2.01(e) sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each U.S. $ Revolving Credit Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Applicable Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swingline Lender, each U.S. $ Revolving Credit Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each U.S. $ Revolving Credit Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any U.S. $ Revolving Credit Lender fails to make available to the Swingline Lender the amount of such U.S. $ Revolving Credit Lender's participation as provided in this Section 2.01(e), the Swingline Lender shall be entitled to recover such amount on demand from such U.S. $ Revolving Credit Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate plus the ABR Margin.

     (vii) Notwithstanding anything herein to the contrary, the Swingline Lender shall not make any Swingline Loans at any time the Swingline Lender is aware that the conditions to the making of such Swingline Loan set forth in Section
4.01 have not been satisfied unless such conditions shall have been waived in accordance with this Agreement.

     (f) Within the limits set forth in paragraphs (b), (c), (d) and (e) above, the Borrowers may borrow, pay or prepay (including pursuant to a refinancing permitted by Section 2.02(f)) and reborrow U.S. $ Revolving Credit Loans, U.K. (pound) Revolving Credit Loans, C $ Revolving Credit Loans and Swingline Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

     SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the applicable Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be



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                                                                              61

responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall, subject to
Section 2.21 in the case of B/A Borrowings, be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 (or, in the case of Swingline Loans, $500,000) and not less than $5,000,000 (or, in the case of Swingline Loans, $500,000) or (ii) equal to the remaining available balance of the applicable Commitments, provided that Revolving Credit Loans used to pay Refunded Swingline Loans may be in the amount of such Refunded Swingline Loans. The Loans comprising each Alternative Currency Borrowing shall be made in the Alternative Currency specified in the applicable Borrowing Request in an amount the Dollar Equivalent of which is the Dollar amount specified in such Borrowing Request, as determined by the U.S. Administrative Agent (or, in the case of Loans denominated in Canadian Dollars, the Canadian Administrative Agent) as of the Denomination Date for such Borrowing (which determination shall be conclusive absent manifest error); provided, however, that (A) for purposes of clause (i) above, each Alternative Currency Borrowing shall be deemed to be in an aggregate principal amount equal to the Dollar amount specified in the applicable Borrowing Request for such Borrowing and (B) (x) if the Dollar Equivalent of an outstanding U.K. (pound) Revolving Credit Borrowing denominated in an Alternative Currency that is a Eurodollar Borrowing, determined based upon the applicable Spot Exchange Rate as of the date that is three Business Days before the end of the Interest Period with respect to such Borrowing, does not exceed by more than 5% the Assigned Dollar Value of such Borrowing, and if the entire amount of such Borrowing is to be refinanced with a new U.K. (pound) Revolving Credit Borrowing that is a Eurodollar Borrowing of equivalent amount in the same currency and by the same Borrower, then such U.K. (pound) Revolving Credit Borrowing may be refinanced without regard to compliance with clause (i) above and, if so refinanced, shall continue to have the same Assigned Dollar Value as in effect prior to such refinancing and (y) if such Dollar Equivalent does exceed by more than 5% the Assigned Dollar Value of such Borrowing, then only a portion of such Borrowing with a Dollar Equivalent determined based on the applicable Spot Exchange Rate as of the date that is three Business Days before the end of the Interest Period with respect to such Borrowing equal to an amount that is in compliance with clause (i) above may be refinanced with a new U.K. (pound) Revolving Credit Borrowing that is a Eurodollar Borrowing, in the same currency and by the same Borrower, and any amount not so



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                                                                              62

refinanced shall be repaid by such Borrower on the Interest Payment Date coinciding with the end of such Interest Period. The U.S. Administrative Agent shall determine the applicable Spot Exchange Rate as of the date three Business Days before the end of an Interest Period with respect to a U.K. (pound) Revolving Credit Borrowing denominated in an Alternative Currency that is a Eurodollar Borrowing and shall promptly notify the applicable Borrower and the U.K. (pound) Revolving Credit Lenders whether the Dollar Equivalent of such Borrowing exceeds by more than 5% the Assigned Dollar Value thereof.

     (b) Subject to Sections 2.08 and 2.14, (i) each Term Borrowing and U.S. $ Revolving Credit Borrowing shall be comprised entirely of ABR Loans or (except in the case of Swingline Loans) Eurodollar Loans, (ii) each U.K. (pound) Revolving Credit Borrowing shall be comprised entirely of Eurodollar Loans and
(iii) each C $ Revolving Credit Borrowing, in the case of such a Borrowing denominated in Canadian Dollars, shall be comprised entirely of B/A Borrowings or Canadian Prime Borrowings, and in the case of such a Borrowing denominated in Dollars, shall be comprised entirely of ABR Loans or Eurodollar Loans, as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan or any Alternative Currency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under
Section 2.13 or Section 2.19 in respect of increased costs arising as a result of such exercise. Borrowings of more than one Type may be outstanding at the same time; provided, however, that none of the Borrowers shall be entitled to request any Borrowing that, if made, would result in more than twelve Eurodollar Borrowings or six B/A Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods or maturity dates (in the case of B/A Borrowings) or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Subject to paragraph (f) below, (i) each Term Lender, U.S. $ Revolving Credit Lender and U.K. (pound) Revolving Credit Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the U.S. Administrative Agent may designate in federal funds (in the


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                                                                              63

case of any Loan denominated in Dollars) or such other immediately available funds as may then be customary for the settlement of international transactions in the relevant currency not later than 11:00 a.m., New York City time, in the case of fundings to an account in New York City, or 11:00 a.m., local time, in the case of fundings to an account in another jurisdiction, and (ii) each C $ Revolving Credit Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Canadian Administrative Agent may designate in immediately available funds not later than 11:00 a.m., Toronto time, and, with respect to each of clauses (i) and (ii), the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, shall by 12:00 (noon), New York City time, in the case of fundings to an account in New York City, or 12:00 (noon), local time, in the case of fundings to an account in another jurisdiction, (A) in the case of any Loan the proceeds of which are to be received by any Borrower, credit the amounts so received to an account designated by such Borrower in the applicable Borrowing Request, which account must be in the name of such Borrower and, unless otherwise agreed to by the applicable Administrative Agent, in the financial center of the country of such Loan (except that, in the case of Loans denominated in Dollars and in the case of all Loans made on the Closing Date, such account shall be in New York and/or London) and (B) in the case of any Loan made to reimburse any L/C Disbursement or to refund any Swingline Loan, apply the amounts so received to effect such reimbursement or refund as contemplated by Section 2.20 or
Section 2.01(e); provided, however, that if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, shall return the amounts so received to the respective Lenders.

     (d) Unless the U.S. Administrative Agent, or the Canadian Administrative Agent, as applicable, shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to such Administrative Agent such Lender's portion of such Borrowing, such Administrative Agent may assume that such Lender has made such portion available to such Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. If either Administrative Agent shall have so made funds available then, to



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                                                                              64

the extent that such Lender shall not have made such portion available to such Administrative Agent, such Lender and the applicable Borrower severally agree to repay to such Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to such Administrative Agent, at (i) in the case of a Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by such Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If such Lender shall repay to such Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing if the Interest Period or maturity date (in the case of a B/A Borrowing) requested with respect thereto would end after the Revolving Credit Maturity Date, Tranche A Maturity Date, Tranche B Maturity Date or Tranche C Maturity Date, as applicable.

     (f) Subject to clause (B) of the proviso to the third sentence of Section 2.02(a), a Borrower may refinance all or any part of a Revolving Credit Borrowing with another Revolving Credit Borrowing by such Borrower in the same currency and of the same Type, subject to the conditions and limitations set forth in this Agreement (including (i) the condition that the Aggregate U.S. $ Revolving Credit Exposure, the Aggregate C $ Revolving Credit Exposure or the Aggregate U.K. (pound) Revolving Credit Exposure, as applicable, after giving effect thereto will not exceed the Total U.S. $ Revolving Credit Commitment, the Total C $ Revolving Credit Commitment or the Total U.K. (pound) Revolving Credit Commitment, as applicable and (ii) the provisions of Section 2.12(g)). Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with the applicable provisions of this Agreement with the proceeds of the new Revolving Credit Borrowing and the proceeds of such new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the applicable Revolving Credit Lenders to the applicable Administrative Agent or by the applicable Administrative Agent to the applicable Borrower pursuant to paragraph (c) above.



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                                                                              65

     (g) The U.S. Administrative Agent or the Canadian Administrative Agent (in the case of clause (iii) below) shall notify (i) the Parent Borrower and the U.S. $ Revolving Credit Lenders of the amount of the Aggregate U.S. $ Revolving Credit Exposure, (ii) the Parent Borrower, the U.K. Borrower and the U.K. (pound) Revolving Credit Lenders of the amount of the Aggregate U.K. (pound) Revolving Credit Exposure and (iii) the Parent Borrower, the Canadian Borrower and the C $ Revolving Credit Lenders of the amount of the Aggregate C $ Revolving Credit Exposure, promptly following the last day of each March, June, September and December.

     SECTION 2.03. Borrowing Procedure. Subject to Section 2.21, in order to request a Borrowing (other than a Swingline Loan), a Borrower shall hand deliver or telecopy to the U.S. Administrative Agent or, in the case of any C $ Revolving Credit Borrowing, the Canadian Administrative Agent, a duly completed Borrowing Request substantially in the form of Exhibit C-1, C-2, or C-3, as applicable, (a) in the case of a Eurodollar Borrowing (other than a U.K. (pound) Revolving Credit Borrowing described in clause (c) below), not later than 12:00
(noon), New York City time (unless (i) the Borrowing Request relates to a U.K. (pound) Revolving Credit Borrowing (other than a U.K. (pound) Revolving Credit Borrowing described in clause (c) below), in which case it shall be delivered or telecopied to the U.S. Administrative Agent in London, not later than 1:00 p.m., London time or (ii) the Borrowing Request relates to a C $ Revolving Credit Borrowing, in which case it shall be delivered to the Canadian Administrative Agent not later than 12:00 (noon), Toronto time), three Business Days before such proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time (unless the Borrowing Request relates to a C $ Revolving Credit Borrowing, in which case it shall be delivered to the Canadian Administrative Agent not later than 12:00 (noon), Toronto time), one Business Day before such proposed Borrowing, (c) in the case of a Eurodollar Borrowing requested by the U.K. Borrower and denominated in Sterling, in London, not later than 1:00 p.m., London time, three Business Days before such proposed Borrowing,
(d) in the case of a B/A Borrowing, not later than 10:00 a.m., Toronto time, one Business Day before such proposed Borrowing, and (e) in the case of a Canadian Prime Borrowing, not later than 12:00 (noon), Toronto time, one Business Day before such proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Closing Date may, at the discretion of the U.S. Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be



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                                                                              66

irrevocable, shall be signed by or on behalf of the applicable Borrower and shall specify the following information: (i) the Borrower requesting such Borrowing, (ii) whether the Borrowing then being requested is to be a Term Borrowing, a U.S. $ Revolving Credit Borrowing, a U.K. (pound) Revolving Credit Borrowing or a C $ Revolving Credit Borrowing (and in the case of a Term Borrowing the Commitments pursuant to which the Loans comprising such Borrowing are to be made), and whether such Borrowing is to be a Eurodollar Borrowing, an ABR Borrowing, a B/A Borrowing or a Canadian Prime Borrowing; (iii) the date of such Borrowing (which shall be a Business Day), (iv) in the case of a Borrowing the proceeds of which are to be received by a Borrower, the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (v) the amount of such Borrowing (which shall be expressed in Dollars, regardless of whether such Borrowing is an Alternative Currency Borrowing) or the face amount of the Bankers' Acceptance being requested, in the case of a B/A Borrowing; (vi) the currency of such Borrowing (which (A) shall be Dollars, in the case of any U.S. $ Revolving Credit Borrowing or ABR Borrowing, (B) subject to clause (A) above, shall be Dollars or Canadian Dollars, in the case of any C $ Revolving Credit Borrowing, and (C) shall be in Dollars or Sterling, in the case of any U.K. (pound) Revolving Credit Borrowing; (vii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; and (viii) if such Borrowing is to be a B/A Borrowing, the Contract Period and maturity date thereof; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the currency of (A) a U.S. $ Revolving Credit Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in Dollars, (B) a U.K. (pound) Revolving Credit Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in Sterling and (C) a C $ Revolving Credit Borrowing is specified in any such notice, then the Requested Borrowing shall be denominated in Canadian Dollars. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing if denominated in Dollars, a Eurodollar Borrowing if denominated in Sterling and a Canadian Prime Borrowing, if denominated in Canadian Dollars. If no election as to the Credit Facility to which such Borrowing relates is specified in any such notice, then the requested Borrowing shall be (x) in the case of a request made to the U.S. Administrative Agent in New York, a U.S. $ Revolving Credit Borrowing, (y) in the case of a request made to the U.S. Administrative Agent in London, a


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                                                                              67

U.K. (pound) Revolving Credit Borrowing and (z) in the case of a request to the Canadian Administrative Agent, a C $ Revolving Credit Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no maturity date or Contract Period with respect to a B/A Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected a maturity date which is 30 days following the date of such B/A Borrowing. The U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, shall promptly (and in any event on the same day that such Administrative Agent receives such notice, if received by 1:00 p.m., local time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing and, in the case of an Alternative Currency Borrowing, of the Alternative Currency amount of such Borrowing and the Spot Exchange Rate utilized to determine such amount.

     If the applicable Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.03 prior to the end of the Interest Period then in effect for any Revolving Credit Borrowing that is a Eurodollar Borrowing requesting that such Borrowing be refinanced, then such Borrower shall (unless such Borrower has notified the U.S. Administrative Agent (and, in the case of any Eurodollar Borrowing that is a C $ Revolving Credit Borrowing, the Canadian Administrative Agent), not less than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of equivalent amount in the same currency, and such new Borrowing shall be an ABR Borrowing if denominated in Dollars or a Eurodollar Borrowing with an Interest Period of one month's duration if denominated in Sterling. If the applicable Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.03 prior to the maturity date then in effect for any B/A Borrowing requesting that such Borrowing be refinanced with another B/A Borrowing or with a Canadian Prime Borrowing, then such Borrower shall (unless such Borrower has notified the Canadian Administrative Agent, before 10:00 a.m., Toronto time, not less than one Business Day prior to such maturity date, that such Borrowing is to be repaid on such maturity date) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of equivalent amount in the same currency, and such new Borrowing shall be a Canadian Prime Borrowing.



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                                                                              68

     SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The outstanding principal balance of each Loan shall be payable (i) in the case of a Revolving Credit Loan or a Swingline Loan, on the Revolving Credit Maturity Date and (ii) in the case of a Term Loan, as provided in Section 2.11. Each Loan shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) Each of the Administrative Agents shall maintain accounts in which it will record (i) the applicable Borrower with respect to each Term Loan, Swingline Loan, U.S. $ Revolving Credit Loan and U.K. (pound) Revolving Credit Loan (in the case of the U.S. Administrative Agent) or C $ Revolving Credit Loan (in the case of the Canadian Administrative Agent) made hereunder, the amount of each Loan made and the Credit Facility under which each Loan is made hereunder, the Type of each Loan made and the Interest Period (if a Eurodollar Borrowing) or maturity date and Contract Period (if a B/A Borrowing) applicable thereto,
(ii) the currency in which each Loan is denominated, and, if such currency is an Alternative Currency, (x) the Denomination Date for such Loan, (y) the Assigned Dollar Value for such Loan and (z) the Spot Exchange Rate used to calculate such Assigned Dollar Value, (iii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iv) the amount of any sum received by such Administrative Agent hereunder from the applicable Borrower and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or either Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the applicable Borrower to repay the Loans in accordance with their terms.

     (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a



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                                                                              69

Note as provided in Section 10.04(h) or otherwise the interests represented by that Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

     SECTION 2.05. Fees. (a) The Parent Borrower agrees to pay, or to cause the applicable Borrower (with respect to the Credit Facility under which it may request Borrowings) to pay, (i) to each Term Lender and U.S. $ Revolving Credit Lender, through the U.S. Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a "Commitment Fee") on the average daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated), (ii) to each C $ Revolving Credit Lender through the Canadian Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the C $ Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, a facility fee (the "Canadian Facility Fee") on the C $ Revolving Credit Commitments of such Lender outstanding on each day (whether used or unused) during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the C $ Revolving Credit Commitments of such Lender shall be terminated) and (iii) to each U.K. (pound) Revolving Credit Lender through the U.S. Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the U.K. (pound) Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, a facility fee (the "U.K. Facility Fee" and, together with the Canadian Facility Fee, the "Facility Fees") on the U.K. (pound) Revolving Credit Commitments of such Lender outstanding on each day (whether used or unused) during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the U.K. (pound) Revolving Credit Commitments of such Lender shall be terminated), in the case of each of clauses (i), (ii) and (iii) at either (A) a rate equal to 0.50% per annum or (B) for any day on or after the date of the Parent Borrower's delivery to the U.S. Administrative Agent of the Parent Borrower's consolidated financial statements for the fiscal quarter of the Parent Borrower ending September 30, 1998, at the rate per annum effective for each day in such period as set forth on Schedule A. All Commitment Fees and Facility Fees shall be computed on the basis of the actual number of days


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                                                                              70

elapsed in a year of 365 or 366 days, as applicable. For the purpose of calculating any Lender's Commitment Fee, the outstanding Swingline Loans during the period for which such Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee and/or Facility Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

     (b) The Parent Borrower from time to time agrees to pay (i) to each U.S. $ Revolving Credit Lender, through the U.S. Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the U.S. $ Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") on such U.S. $ Revolving Credit Lender's Applicable Percentage of the average daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or any date on which the U.S. $ Revolving Credit Commitment of such Lender shall be terminated) at the rate per annum equal to (A) 2.50% or (B) for any day on or after the date of the Parent Borrower's delivery to the U.S. Administrative Agent of the Parent Borrower's consolidated financial statements for the fiscal quarter of the Parent Borrower ending September 30, 1998, the LIBOR Margin effective for each day in such period for U.S. $ Revolving Credit Loans as set forth on Schedule A and (ii) to the Fronting Bank, the fees separately agreed upon by the Parent Borrower and the Fronting Bank plus, in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, the Fronting Bank's customary documentary and processing charges (collectively, the "Fronting Bank Fees"). All L/C Participation Fees and Fronting Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

     (c) The Parent Borrower agrees to pay to the U.S. Administrative Agent, for its own account, the fees set forth in the Fee Letter dated as of October 14, 1997, at the times specified therein (the "U.S. Administrative Agent Fees").

     (d) All Fees shall be paid on the dates due, in immediately available funds, to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, for distribution, if and as appropriate, among the Lenders, except that the Fronting Bank Fees shall be paid directly to the



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                                                                              71

Fronting Bank. All Fees payable to the U.S. Administrative Agent, the Fronting Bank, the Term Lenders, the U.S. $ Revolving Credit Lenders and the U.K. (pound) Revolving Credit Lenders shall be payable in Dollars, and all Fees payable to the Canadian Administrative Agent and the C $ Revolving Credit Lenders shall be payable in Canadian Dollars. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.06. Interest on Loans. (a) Subject to the provisions of paragraph
(d) below and Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus, in the case of (i) Tranche A Term Loans, U.S. $ Revolving Credit Loans, C $ Revolving Credit Loans or Swingline Loans, 1.50%, (ii) Tranche B Term Loans, 1.75% or (iii) Tranche C Term Loans, 2.00%.

     (b) Subject to the provisions of paragraph (d) below and Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus, in the case of (i) Tranche A Term Loans, U.S. $ Revolving Credit Loans, C $ Revolving Credit Loans or U.K. (pound) Revolving Credit Loans, 2.50%, (ii) Tranche B Term Loans, 2.75% or (iii) Tranche C Term Loans, 3.00%.

     (c) Subject to the provisions of paragraph (d) below and Section 2.07, the Loans comprising any Canadian Prime Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to the Canadian Prime Rate, plus 1.50%.

     (d) Subject to the provisions of Section 2.07, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Revolving Credit Loans and Swingline Loans comprising any ABR Borrowing, Canadian Prime Borrowing or Eurodollar Borrowing shall bear interest (computed as set forth in paragraph (a), (b) or (c) above, as applicable) for any day on or after the date of the Parent Borrower's delivery to the U.S. Administrative Agent of the Parent Borrower's consolidated financial statements for the fiscal quarter of the Parent Borrower ending September 30, 1998, at a rate per annum equal to (i) the Alternate Base Rate or the Canadian Prime Rate, as applicable, plus the ABR Margin (which



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                                                                              72

shall apply to both ABR Borrowings and Canadian Prime Borrowings) or (ii) the Adjusted LIBO Rate, plus the LIBOR Margin effective for such date as set forth on Schedule A.

     (e) Interest on each Loan (other than pursuant to a B/A Borrowing) shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Canadian Prime Rate for each day, or Adjusted LIBO Rate for each Interest Period, shall be determined by the U.S. Administrative Agent or the Canadian Administrative Agent (in the case of Canadian Prime Borrowings), and such determination shall be conclusive absent manifest error. The applicable Administrative Agent shall give the applicable Borrower prompt notice of each such determination.

     (f) Subject to the provisions of Section 2.07, the Loans comprising each B/A Borrowing shall be subject to an Acceptance Fee calculated and payable at a rate per annum equal to the applicable B/A Spread from time to time in effect and payable as set forth in Section 2.21.

     (g) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid hereunder or in connection herewith is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

     (h) If any provision of this Agreement would oblige any Borrower to make any payment of interest or other amount payable to any C $ Revolving Credit Lender in respect of any C $ Revolving Credit Loan made by such Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary, as follows:

          (i) first, by reducing the amount or rate of interest or the amount or rate of any Acceptance Fee required to be paid to the affected Lender under this Section 2.06; and

          (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

     SECTION 2.07. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the applicable Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount for the period beginning on the date of such default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) in the case of (i) overdue Loans, overdue interest thereon, overdue Commitment Fees, overdue Facility Fees or other overdue amounts owing in respect of Loans or other obligations (or the related Commitments) under a particular Credit Facility or (ii) other overdue amounts owing hereunder to a Lender participating in no more than one of the Credit Facilities, the rate that would otherwise be applicable to ABR Loans under such Credit Facility or for Eurodollar Loans in the case of the above described overdue amounts relating to the U.K. (pound) Revolving Credit Facility, as applicable, pursuant to Section 2.06 plus 2.0% or (b) in the case of any other overdue amount, the Alternate Base Rate plus the ABR Margin for Tranche A Term Loans plus 2.0%.

     SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing or the Contract Period for a B/A Borrowing the U.S. Administrative Agent (in the case of a Term Loan, U.S. $ Revolving Credit Loan or U.K. (pound) Revolving Credit Loan) or the Canadian Administrative Agent (in the case of a C $ Revolving Credit Loan) shall have determined that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loans are to be denominated are not generally available in the London interbank market or in the Canadian market for bankers' acceptances, as applicable, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to the Majority Lenders in respect of the affected Credit Facility of making or maintaining its Eurodollar Loan during such Interest Period or its B/A or B/A Equivalent Note during such Contract Period, as applicable, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Discount Rate, as applicable, such Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Parent Borrower and any other applicable Borrower and the Lenders. In the event of any such determination, until such Administrative Agent shall have advised the Parent Borrower and any other applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by any Borrower for a Eurodollar Borrowing or a B/A Borrowing, as applicable, pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing or a Canadian Prime Rate Loan (if a B/A Borrowing had been requested), as applicable, or, in the case of a request for a U.K. (pound) Revolving Credit Borrowing shall be deemed to be void. Each determination by an Administrative Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.09. Termination and Reduction of Commitments. (a) The Tranche B Term Loan Commitments, Tranche C Term Loan Commitments and 50% of the Tranche A Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Closing Date. The remaining Tranche A Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the date that is 18 months after the Closing Date. Prior to the termination thereof in full, the Tranche A Term Loan Commitments shall be automatically and permanently reduced at 5:00 p.m., New York City time, on each Tranche A Term Loan Closing Date, by an aggregate amount equal to the aggregate principal amount of the Tranche A Term Loans made on such date. The Revolving Credit Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Revolving Credit Maturity Date.

     (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the U.S. Administrative Agent, the Parent Borrower (on behalf of all the applicable Borrowers) may at any time in whole permanently terminate, or from time to time in part permanently reduce, any of the Term

Commitments, the U.S. $ Revolving Credit Commitments, the U.K. (pound) Revolving Credit Commitments or the C $ Revolving Credit Commitments; provided, however, that (i) each partial reduction of any Commitments pursuant to this Section 2.09(b) shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 (or, if less, the remaining amount of the applicable Commitments), (ii) the Total U.S. $ Revolving Credit Commitment shall not be reduced to an amount that is less than the aggregate U.S. $ Revolving Credit Exposure of the U.S. $ Revolving Credit Lenders at the time, (iii) the Total U.K. (pound) Revolving Credit Commitment shall not be reduced to an amount that is less than the aggregate U.K. (pound) Revolving Credit Exposure of the U.K. (pound) Revolving Credit Lenders at the time and (iv) the Total C $ Revolving Credit Commitment shall not be reduced to an amount that is less than the aggregate C $ Revolving Credit Exposure of the C $ Revolving Credit Lenders at the time.

     (c) Upon at least ten Business Days' prior irrevocable written or telecopy notice to the U.S. Administrative Agent and, if applicable, the Canadian Administrative Agent, the Parent Borrower may, from time to time, in whole or in part, temporarily reduce the U.S. $ Revolving Credit Commitments, the C $ Revolving Credit Commitments or the U.K. (pound) Revolving Credit Commitments; provided, however, that (x) any reduction of the U.S. $ Revolving Credit Commitments pursuant to this Section 2.09(c), to the extent such reduction is allocated by the Parent Borrower to increase the C $ Revolving Credit Commitments, shall only be made on the first day of a fiscal quarter and (y) subject to Section 2.13(c), any reduction of the C $ Revolving Credit Commitments pursuant to this Section 2.09(c) shall be made from time to time in accordance with such notice of the Parent Borrower, and provided, further, that
(i) each partial reduction of the U.S. $ Revolving Credit Commitments, the C $ Revolving Credit Commitments or the U.K. (pound) Revolving Credit Commitments pursuant to this Section 2.09(c) shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000 (or, if less, the remaining amount of the applicable Commitments), (ii) the Total U.S. $ Revolving Credit Commitments shall not be reduced to an amount that is less than the aggregate U.S. $ Revolving Credit Exposure of the U.S. $ Revolving Credit Lenders at the time, (iii) the Total C $ Revolving Credit Commitments shall not be reduced to an amount that is less than the aggregate C $ Revolving Credit Exposure of the C $ Revolving Credit Lenders at the time, (iv) the Total U.K. (pound) Revolving Credit Commitments shall not be reduced to an amount that is less than the aggregate U.K. (pound) Revolving Credit Exposure of the U.K. (pound)

Revolving Credit Lenders at the time, (v) the amount of any reduction of the U.S. $ Revolving Credit Commitments pursuant to this Section 2.09(c) shall not exceed the difference, if positive, between (A) the aggregate amount of all prior reductions, if any, of the C $ Revolving Credit Commitments and the U.K. (pound) Revolving Credit Commitments pursuant to this Section 2.09(c) and (B) the aggregate amount of all prior reductions, if any, of the U.S. $ Revolving Credit Commitments pursuant to this Section 2.09(c), (vi) the representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such termination or reduction with the same effect as though made on and as of such date, except to the extent such representations expressly relate to an earlier date, and (vii) at the time of and immediately after such termination or reduction no Event of Default or Default shall have occurred and be continuing. The Parent Borrower will specify in each notice of reduction of U.S. $ Revolving Credit Commitments given to the Administrative Agent pursuant to this Section 2.09(c) the amount of such reduction that will be allocated to increase the C $ Revolving Credit Commitments and the amount of such reduction that will be allocated to increase the U.K.(pound) Revolving Credit Commitments pursuant to Section 2.09(e) which specified amount or amounts shall equal the full amount of the reduction of the U.S. $ Revolving Credit Commitments; provided, however, that (i) the amount of any such reduction that will be allocated to increase the C $ Revolving Credit Commitments shall not exceed the difference, if positive, between (A) the aggregate amount of all prior reductions of C $ Revolving Credit Commitments pursuant to this Section 2.09(c) and (B) the aggregate amount of all prior reductions of U.S. $ Revolving Credit Commitments pursuant to this Section 2.09(c) that were allocated to increases in the C $ Revolving Credit Commitments and (ii) the amount of any such reduction that will be allocated to increase the U.K. (pound) Revolving Credit Commitments shall not exceed the difference, if positive, between (C) the aggregate amount of all prior reductions of U.K. (pound) Revolving Credit Commitments pursuant to Section this 2.09(c) and (D) the aggregate amount of all prior reductions of U.S. $ Revolving Credit Commitments pursuant to this Section 2.09(c) that were allocated to increases in the U.K. (pound) Revolving Credit Commitments.

     (d) Each reduction in the Term Commitments and the U.S. $ Revolving Credit Commitments pursuant to Section 2.09(b) shall be made ratably among the applicable Term Lenders and the U.S. $ Revolving Credit Lenders, respectively, in accordance with their respective applicable Term Commitments or U.S. $ Revolving

Credit Commitments, as applicable. Each reduction in the U.K. (pound) Revolving Credit Commitments pursuant to Section 2.09(b) or (c) shall be made ratably among the U.K.(pound) Revolving Credit Lenders in accordance with their respective U.K. (pound) Revolving Credit Commitments and each reduction in the C $ Revolving Credit Commitments pursuant to Section 2.09(b) or (c) shall be made ratably among the C $ Revolving Credit Lenders in accordance with their respective C $ Revolving Credit Commitments. Each reduction of the U.S. $ Revolving Credit Commitments pursuant to Section 2.09(c) (i) that is allocated to the increase of C $ Revolving Credit Commitments pursuant to Section 2.09(c) shall be made ratably among the Original Reallocated C $ Lenders (as defined below), and any other Lenders to which the applicable U.S. $ Revolving Credit Commitments of Reallocated C $ Lenders have been assigned pursuant to Section
10.04 (such other Lenders, together with the Original Reallocated C $ Lenders, the "Reallocated C $ Lenders"), in accordance with their respective U.S. $ Revolving Credit Commitments to the extent such Commitments arose or were increased pursuant to Section 2.09(e) in connection with reductions in the C $ Revolving Credit Commitments pursuant to Section 2.09(c) and (ii) that is allocated to the increase of U.K. (pound) Revolving Credit Commitments pursuant to Section 2.09(c) shall be made ratably among the Original Reallocated U.K. (pound) Lenders (as defined below), and any other Lenders to which the applicable U.S. $ Revolving Credit Commitments of Reallocated U.K. (pound) Lenders have been assigned pursuant to Section 10.04 (such other Lenders, together with the Original Reallocated U.K. (pound) Revolving Lenders, the "U.K. (pound) Reallocated Lenders"), in accordance with their respective U.S. $ Revolving Facility Commitments to the extent such Commitments arose or were increased pursuant to Section 2.09(e) in connection with reductions in the U.K. (pound) Revolving Credit Commitments pursuant to Section 2.09(c). The Parent Borrower shall pay to the applicable Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees and, to the extent applicable, L/C Participation Fees and Facility Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

     (e) Upon each reduction of any Lender's C $ Revolving Credit Commitment or U.K. (pound) Revolving Credit Commitment pursuant to Sections 2.09(c) and (d), subject to the provisions of Sections 2.09(c)(vi) and (vii), such Lender will automatically and without further act be deemed to have assumed a U.S. $ Revolving Credit Commitment (or, if such Lender has an existing U.S. $ Revolving Credit Commitment, such Commitment will automatically and without further act be increased) in an amount equal to the amount of such reduction and, if any payment to be made to such Lender in respect of Loans or other amounts that will become owing to such Lender by the Parent Borrower in connection with such Commitment would be subject to any withholding or other Tax, such Lender will immediately assign such Commitment pursuant to Section 10.04 to an Affiliate of such Lender that will not be subject to such Tax. Each Lender that is deemed to have assumed a U.S. $ Revolving Credit Commitment, the U.S. $ Revolving Credit Commitment of which has been increased or to which a U.S. $ Revolving Credit Commitment has been assigned, in each case pursuant to this Section 2.09(e), (i) in connection with a reduction of such Lender's C $ Revolving Credit Commitment is referred to herein as an "Original Reallocated C $ Lender" and (ii) in connection with a reduction of such Lender's U.K. (pound) Revolving Credit Commitment is referred to herein as an "Original Reallocated U.K. (pound) Lender".

     (f) Upon each reduction of any Reallocated C $ Lender's U.S. $ Revolving Credit Commitment pursuant to Sections 2.09(c) and (d) that has been allocated to the increase of the C $ Revolving Credit Commitments pursuant to Section 2.09(c), subject to the provisions of Sections 2.09(c)(vi) and (vii), the C $ Revolving Credit Commitment of such Lender (or of the C $ Revolving Credit Lender that assigned such U.S. $ Revolving Credit Commitment to such Reallocated C $ Lender) will automatically and without further act be increased in an amount equal to such reduction. Upon each reduction of any Reallocated U.K. (pound) Lender's U.S. $ Revolving Credit Commitment pursuant to Sections 2.09(c) and (d) that has been allocated to the increase of the U.K. (pound) Revolving Credit Commitments pursuant to Section 2.09(c), subject to the provisions of Sections 2.09(c)(vi) and (vii), the U.K. (pound) Revolving Credit Commitment of such Lender (or of the U.K. (pound) Revolving Credit Lender that assigned such U.S. $ Revolving Credit Commitment to such Reallocated U.K. (pound) Lender) will automatically and without further act be increased in an amount equal to such reduction.

     (g) Notwithstanding the foregoing, the Parent Borrower shall not be entitled to request more than two reductions of Commitments pursuant to Section 2.09(c) during any fiscal year of the Parent Borrower, provided, that for this purpose a requested reduction of the C $ Revolving Credit Commitments and a requested reduction of the U.K. (pound) Revolving Credit Commitments will be deemed a single reduction if made pursuant to the same reduction request. The U.S. Administrative Agent shall promptly notify each Lender of (i) each reduction of Commitments pursuant to

Section 2.09(c), (ii) each corresponding increase in Commitments pursuant to
Section 2.09(e) or (f) and (iii) such Lender's share, if any, of each such reduction or increase.

     (h) Upon each increase in the Total U.S. $ Revolving Credit Commitment pursuant to Section 2.09(e), (i) each U.S. $ Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Original Reallocated C $ Lender and Original Reallocated U.K. (pound) Lender in respect of such increase, and each such Original Reallocated C $ Lender and Original Reallocated U.K. (pound) Lender will automatically and without further act be deemed to have assumed, a portion of such U.S. $ Revolving Credit Lender's participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each U.S. $ Revolving Credit Lender (including each such Original Reallocated C $ Lender and Original Reallocated U.K. (pound) Lender) will equal such U.S. $ Revolving Credit Lender's Applicable Percentage and (ii) if, on the date of such increase, there are any U.S. $ Revolving Credit Loans outstanding, the Parent Borrower will borrow from each such Original Reallocated C $ Lender and Original Reallocated U.K. (pound) Lender U.S. $ Revolving Credit Loans such that, after giving effect to such Loans, the percentage of the aggregate principal amount of U.S. $ Revolving Credit Loans held by each U.S. $ Revolving Credit Lender (including each such Original Reallocated C $ Lender and Original Reallocated U.K. (pound) Lender) will equal such U.S. $ Revolving Credit Lender's Applicable Percentage.

     (i) Upon each increase in the Total C $ Revolving Credit Commitment or Total U.K. (pound) Revolving Credit Commitment pursuant to Section 2.09(f), if, on the date of such increase, there are any C $ Revolving Credit Loans or U.K. (pound) Revolving Credit Loans, as applicable, outstanding, the Canadian Borrower or U.K. Borrower, as applicable, will borrow from each Lender to which a portion of the increase in such Commitment was allocated pursuant to Section 2.09(f) C $ Revolving Credit Loans or U.K. (pound) Revolving Credit Loans, as applicable, such that, after giving effect to such Loans, the percentage of the aggregate principal amount of C $ Revolving Credit Loans or U.K. (pound) Revolving Credit Loans, as applicable, held by each C $ Revolving Credit Lender or U.K. (pound) Revolving Credit Lender, as applicable, will equal such Lender's Applicable Percentage.

     (j) The Administrative Agents and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to Section 2.09(h) or (i). Each Borrower hereby agrees to use reasonable efforts to cause, as soon as practicable after an increase in the Total U.S. $ Revolving Credit Commitment pursuant to Section 2.09(e) or an increase in the Total C $ Revolving Credit Commitment or Total U.K. (pound) Revolving Credit Commitment pursuant to Section 2.09(f), the percentage of all U.S. $ Revolving Credit Borrowings, C $ Revolving Credit Borrowings or U.K. (pound) Revolving Credit Borrowings, as applicable, outstanding hereunder held by each U.S. $ Revolving Credit Lender, C $ Revolving Credit Lender or U.K. (pound) Revolving Credit Lender to equal the Applicable Percentage of such Lender.

     SECTION 2.10. Conversion and Continuation of Term Borrowings. The Parent Borrower shall have the right at any time upon prior irrevocable notice to the U.S. Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Term Borrowing into an ABR Term Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Term Borrowing into a Eurodollar Term Borrowing or to continue any Eurodollar Term Borrowing as a Eurodollar Term Borrowing for an additional Interest Period, and
(c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Term Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the relevant Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Term Borrowing;

          (ii) if less than all the outstanding principal amount of any Term Borrowing shall be converted or continued, then each resulting Term Borrowing shall satisfy the limitations specified in Sections 2.02(a) and
     (b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Lender by recording for the account of such Lender the new Term Loan of such Lender resulting from such conversion and reducing the Term Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on a Term Loan (or portion thereof) being converted shall be paid by the Parent Borrower at the time of conversion;

          (iv) if any Eurodollar Term Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Parent Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

          (v) any portion of a Term Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Term Borrowing;

          (vi) any portion of a Eurodollar Term Borrowing which cannot be converted into or continued as a Eurodollar Term Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Term Borrowing; and

          (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than an Installment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings made pursuant to the same Commitments with Interest Periods ending on or prior to such Installment Date and (B) the ABR Term Borrowings made pursuant to the same Commitments would not be at least equal to the principal amount of Term Borrowings made pursuant to the same Commitments to be paid on such Installment Date.

     Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Term Borrowing that the Parent Borrower requests be converted or continued, (ii) whether such Term Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Term Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Parent Borrower shall be deemed to have selected an Interest Period of one month's duration. The U.S. Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Term Borrowing. If the Parent Borrower shall not have given notice in accordance with this Section 2.10 to continue any Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Term Borrowing), such Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

     SECTION 2.11. Repayment of Term Borrowings. (a) The Term Borrowings shall be payable as to principal in the amounts and on the dates set forth below (each such date being called an "Installment Date").

                                               Tranche A Term                Tranche B Term                 Tranche C Term
Date                                             Loan Amount                   Loan Amount                    Loan Amount
September 30, 1999                               $   500,000                 $    500,000                   $   250,000
March 31, 2000                                       500,000                      500,000                       250,000
September 30, 2000                                 1,000,000                      500,000                       250,000
March 31, 2001                                     1,000,000                      500,000                       250,000
September 30, 2001                                 6,000,000                      500,000                       250,000
March 31, 2002                                     6,000,000                      500,000                       250,000
September 30, 2002                                11,250,000                      500,000                       250,000
March 31, 2003                                    11,250,000                      500,000                       250,000
September 30, 2003                                13,750,000                      500,000                       250,000
March 13, 2004                                    13,750,000
March 31, 2004                                                                    500,000                       250,000
September 30, 2004                                                                500,000                       250,000
March 13, 2005                                                                109,500,000
March 31, 2005                                                                                                  250,000
September 30, 2005                                                                                              250,000
March 13, 2006                                                                                               41,750,000

     (b) Except as set forth in paragraphs (c), (d) and (e) below,

          (i) all Excess Vernon Proceeds, Net Proceeds and Excess Cash Flow (collectively, "Proceeds or Excess Cash Flow") to be applied at any time to prepay Term Borrowings and, if applicable, to reduce Tranche A Term Loan Commitments pursuant to Sections 2.12(c), (d) and (e), respectively, shall be applied as follows: (A) a portion of such Proceeds or Excess Cash Flow equal to (x) the amount of such Proceeds or Excess Cash Flow multiplied by
     (y) a fraction, the numerator of which is the outstanding principal amount of Tranche B Term Borrowings at such time and the denominator of which is the sum of the outstanding principal amount of Term Borrowings at such time and the unused Tranche A Term Loan Commitments at such time shall be applied to prepay Tranche B Term Borrowings, (B) a portion of such Proceeds or Excess Cash Flow equal to (x) the amount of such Proceeds or Excess Cash Flow multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Tranche C Term Borrowings at such time and the denominator of which is the sum of the outstanding principal amount of Term Borrowings at such time and the unused Tranche A Term Loan Commitments at such time shall be applied to prepay Tranche C Term Borrowings and (C) a portion of such Proceeds or Excess Cash Flow equal to (x) the amount of such Proceeds or Excess Cash Flow multiplied by (y) a fraction, the numerator of which is the sum of the outstanding principal amount of Tranche A Term Borrowings at such time and the unused Tranche A Term Loan Commitments at such time and the denominator of which is the sum of the outstanding principal amount of Term Borrowings at such time and the unused Tranche A Term Loan Commitments at such time shall be applied, first, to prepay Tranche A Term Borrowings and, after all outstanding Tranche A Term Borrowings have been prepaid, to reduce Tranche A Term Loan Commitments and

          (ii) each prepayment of principal of the Term Borrowings pursuant to
     Section 2.12(a) shall be applied to the Tranche A Term Borrowings, the Tranche B Term Borrowings and the Tranche C Term Borrowings ratably in accordance with the respective outstanding amounts thereof.

     Such prepayments made pursuant to Section 2.12(a) and prepayments or reductions in the Tranche A Term Loan Commitments made pursuant to Section 2.12(d) shall reduce scheduled payments required under paragraph (a) above after the date of such prepayment in the scheduled order of maturity and such prepayments and reductions in the Tranche A Term Loan Commitments made pursuant to Sections 2.12(c) and 2.12(e) shall reduce scheduled payments required under paragraph (a) above after the date of such prepayment on a pro rata basis. To the extent not previously paid, all Tranche A Term Borrowings shall be due and payable on the Tranche A Maturity Date, all Tranche B Term Borrowings shall be due and payable on the Tranche B Maturity Date and all Tranche C Term Borrowings shall be due and payable on the Tranche C Maturity Date. Each payment of Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

     (c) In the event and on each occasion Tranche A Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of Tranche A Term Loans or as a result of (i) the making of any mandatory or optional prepayment or (ii) the reduction of the Tranche A Term Loan Commitments, in the case of clauses (i) and (ii), pursuant to Section 2.12(a),
(c), (d) or (e), the installments payable on each Installment Date in respect of Tranche A Term Loans shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

     (d) Notwithstanding the provisions of paragraph (b) above, at the election of the Parent Borrower, the first $10,000,000 in aggregate (i) mandatory prepayments that would otherwise be made pursuant to Section 2.12(d) to Lenders holding Tranche B Term Loans or Tranche C Term Loans, or (ii) optional prepayments that would otherwise be made pursuant to Section 2.12(a) to Lenders holding Tranche B Term Loans or Tranche C Term Loans, in either case shall be applied, until the Tranche A Term Borrowings shall have been paid in full and, in the case of mandatory prepayments, the Tranche A Term Loan Commitments have been reduced to zero, to prepay Tranche A Term Borrowings and, in the case of mandatory prepayments, after all outstanding Tranche A Term Borrowings have been prepaid, to reduced Tranche A Term Loan Commitments, and shall reduce scheduled payments in respect of such Tranche A Term Borrowings under Section 2.11(a) after the date of any such prepayment in the scheduled order of maturity (it being understood that the Parent Borrower shall be entitled to retain mandatory prepayment amounts referred to in this Section 2.11(d) to the extent such amounts have been applied to reduce Tranche A Term Loan Commitments as aforesaid).

     (e) Any Lender holding Tranche B Term Loans or Tranche C Term Loans may, to the extent Tranche A Term Borrowings are outstanding or, in the case of any mandatory prepayment referred to in clause (ii) below, the Tranche A Term Loan Commitments are greater than zero, elect on not less than one Business Day's prior written notice to the U.S. Administrative Agent with respect to (i) any optional prepayment made pursuant to Section 2.12(a), if the Parent Borrower shall have consented to the availability of such election pursuant to this
Section 2.11(e), or (ii) any mandatory prepayment made pursuant to Section 2.12(d), not to have such prepayment applied to such Lender's Tranche B Term Loans and/or Tranche C Term Loans until all Tranche A Term Borrowings shall have been paid in full and , in the case of any such mandatory prepayment, the Tranche A Term Loan Commitments have been reduced to zero, in which case the amount not so applied shall be applied to prepay Tranche A Term Borrowings and, in the case of any such mandatory prepayment, after all outstanding Tranche A Term Borrowings have been prepaid, to reduce Tranche A Term Loan Commitments, and shall reduce scheduled payments of Tranche A Term Borrowings under Section 2.11(a) after the date of any prepayment in the scheduled order of maturity (it being understood that the Parent Borrower shall be entitled to retain mandatory prepayment amounts referred to in this Section 2.11(e) to the extent such amounts have been applied to reduce Tranche A Term Loan Commitments as aforesaid).

     SECTION 2.12. Prepayment. (a) Each Borrower shall, subject to Section 2.12(h), have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the applicable Administrative Agent (or in the case of Swingline Loans, same day telecopy notice (or telephone notice promptly confirmed by telecopy notice)), before 11:00 a.m., New York City time or Toronto time, as the case may be (or, in the case of prepayment of a U.K. (pound) Revolving Credit Borrowing in respect of which previous notices have been delivered to the U.S.



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Administrative Agent in London, then to the U.S. Administrative Agent in London before 1:00 p.m., London time); provided, however, that (i) each partial prepayment under this Section 2.12(a) (other than of a Swingline Loan) shall be in an aggregate amount that is an integral multiple of $1,000,000 (or the equivalent based upon Assigned Dollar Values) and not less than $5,000,000 (or the equivalent based upon Assigned Dollar Values) (or, if less, the aggregate outstanding amount under the applicable Credit Facility), and (ii) a partial prepayment of a Eurodollar Borrowing under this paragraph shall not be made if it would result in the remaining aggregate outstanding principal amount thereof being less than the minimum principal amount that would be required pursuant to
Section 2.02(a) in respect of a Eurodollar Borrowing made on the date of such prepayment (determined based upon Assigned Dollar Values in the case of U.K. (pound) Revolving Credit Borrowings).

     (b) In the event of any termination of the U.S. $ Revolving Credit Commitments, the Parent Borrower shall on the date of such termination repay or prepay all its outstanding Swingline Loans and U.S. $ Revolving Credit Borrowings, reduce the Revolving L/C Exposure to zero and cause all Letters of Credit issued on behalf of it to be canceled and returned to the Fronting Bank. In the event of any termination of the U.K. (pound) Revolving Credit Commitments or C $ Revolving Credit Commitments, the U.K. Borrower or the Canadian Borrower, as applicable, shall on the date of such termination repay or prepay all its outstanding U.K. (pound) Revolving Credit Borrowings or C $ Revolving Credit Borrowings, as applicable. In the event of any partial reduction of the U.S. $ Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the U.S. Administrative Agent shall notify the Parent Borrower, the Swingline Lender and the U.S. $ Revolving Credit Lenders of the Aggregate U.S. $ Revolving Credit Exposure, and (ii) if the Aggregate U.S. $ Revolving Credit Exposure would exceed the Total U.S. $ Revolving Credit Commitment after giving effect to such reduction, then the Parent Borrower shall, on the date of such reduction, repay or prepay Swingline Loans and U.S. $ Revolving Credit Borrowings, or reduce the Revolving L/C Exposure, in an aggregate amount sufficient to eliminate such excess. In the event of any partial reduction of the U.K. (pound) Revolving Credit Commitments or C $ Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the U.S. Administrative Agent or the Canadian Administrative Agent, as



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applicable, shall notify the Parent Borrower and the U.K. Borrower or the
Canadian Borrower, as applicable, and the U.K. (pound) Revolving Credit Lenders or the C $ Revolving Credit Lenders, as applicable, of the Aggregate U.K. (pound) Revolving Credit Exposure or the Aggregate C $ Revolving Credit Exposure, and (ii) if the Aggregate U.K. (pound) Revolving Credit Exposure or the Aggregate C $ Revolving Credit Exposure, as applicable, would exceed the Total U.K. (pound) Revolving Credit Commitment or the Total C $ Revolving Credit Commitment, as applicable, after giving effect to such reduction, then the Parent Borrower, the U.K. Borrower or the Canadian Borrower, as applicable, shall, on the date of such reduction, repay or prepay U.K. (pound) Revolving Credit Borrowings or C $ Revolving Credit Borrowings, as applicable, in an aggregate amount sufficient to eliminate such excess. Notwithstanding the foregoing, on the date of any termination or reduction of the U.S. $ Revolving Credit Commitments, the U.K. (pound) Revolving Credit Commitments or the C $ Revolving Credit Commitments pursuant to Section 2.09, the Parent Borrower shall pay or prepay, or shall cause the applicable Subsidiary Borrower to pay or prepay, so much of, first, in the case of any termination or reduction of the U.S. $ Revolving Credit Commitments, the Swingline Loans and, second, the U.S. $ Revolving Credit Borrowings, the U.K. (pound) Revolving Credit Borrowings or the C $ Revolving Credit Borrowings, as the case may be, as shall be necessary in order that the Aggregate U.S. $ Revolving Credit Exposure will not exceed the Total U.S. $ Revolving Credit Commitment, the Aggregate Revolving U.K. (pound) Credit Exposure will not exceed the Total U.K. (pound) Revolving Credit Commitment or the Aggregate C $ Revolving Credit Exposure will not exceed the Total C $ Revolving Credit Commitment, as applicable, after giving effect to such termination or reduction.

     (c) The Parent Borrower shall apply all Net Proceeds promptly upon receipt thereof by the Parent Borrower or any Subsidiary to prepay Term Borrowings and, if applicable, to reduce Tranche A Term Loan Commitments in accordance with
Section 2.11(b).

     (d) Not later than 90 days after the end of each fiscal year of the Parent Borrower, commencing with the fiscal year ending December 31, 1998, the Parent Borrower shall calculate Excess Cash Flow for such fiscal year and shall prepay Term Borrowings and, if applicable, reduce Tranche A Term Loan Commitments in accordance with Section 2.11(b) in an amount equal



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to (i) 75% of such Excess Cash Flow, provided that, if at the time of such prepayment or reduction, the ABR Margin and the LIBOR Margin are determined by reference to Level 4 as set forth on Schedule A, the Parent Borrower shall be required to apply only 50% of such Excess Cash Flow to prepay such Borrowings and, if applicable, to reduce such Commitments; less (ii) any voluntary prepayments of Term Loans during the period beginning on April 1 of such fiscal year and ending on March 31 of the immediately succeeding fiscal year and any permanent reductions to the Revolving Credit Commitments made during the same period to the extent that an equal amount of the Revolving Credit Loans simultaneously is repaid, provided that, with respect to the period ending on December 31, 1998, Excess Cash Flow shall, notwithstanding anything to the contrary herein, be determined with respect to the period beginning on the Closing Date and ending on December 31, 1998. Not later than the date on which the Parent Borrower is required to deliver financial statements with respect to the end of each fiscal year under Section 5.04(a), the Parent Borrower will deliver to the U.S. Administrative Agent a certificate signed by a Financial Officer of the Parent Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

     (e) The Parent Borrower shall apply 50% of all Excess Vernon Proceeds promptly upon any such receipt thereof to prepay Term Borrowings and, if applicable, to reduce Tranche A Term Loan Commitments in accordance with Section 2.11(b), and may retain the balance of such proceeds.

     (f) Upon two Business Days written notice from the U.S. Administrative Agent, the U.K. Borrower or the Parent Borrower, as applicable, shall repay U.K. (pound) Revolving Credit Loans in accordance with the proviso to the third sentence of Section 2.02(a).

     (g) (i) If, on any Reset Date, the Aggregate C $ Revolving Credit Exposure (expressed in Dollars) exceeds an amount equal to 105% of the Total C $ Revolving Credit Commitment, then (A) the Canadian Administrative Agent shall give notice thereof to the C $ Revolving Credit Lenders, the Parent Borrower and the Canadian Borrower and (B) the Parent Borrower shall, or shall cause the Canadian Borrower to, on the next succeeding Business Day, apply an amount equal to such excess to



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                                                                              89

repay or prepay outstanding C $ Revolving Credit Borrowings (or cash collateralize Bankers' Acceptances in accordance with paragraph (h) below).

     (ii) If, on any Reset Date, the Aggregate U.K. (pound) Revolving Credit Exposure (expressed in Dollars) exceeds an amount equal to 105% of the Total U.K. (pound) Revolving Credit Commitment, then (A) the U.S. Administrative Agent shall give notice thereof to the U.K. (pound) Revolving Credit Lenders, the Parent Borrower and the U.K. Borrower and (B) the Parent Borrower shall, or shall cause the U.K. Borrower to, on the next succeeding Business Day, apply an amount equal to such excess to repay or prepay outstanding U.K. (pound) Revolving Credit Borrowings.

     (h) All repayments or prepayments of C $ Revolving Credit Borrowings under this Section 2.12 shall be applied first, to repay or prepay outstanding C $ Revolving Credit Loans that are Canadian Prime Rate Loans or ABR Loans, and second, to cash collateralize outstanding C $ Revolving Credit Loans that are Eurodollar Loans in accordance with the terms of paragraph (j) below or to cash collateralize outstanding Bankers' Acceptances or B/A Equivalent Notes, on terms and subject to documentation satisfactory to the Canadian Administrative Agent as security for the applicable Borrower's obligations under such Bankers' Acceptances or B/A Equivalent Notes until the maturity and repayment of such Bankers' Acceptances or B/A Equivalent Notes. Notwithstanding anything herein to the contrary, no Bankers' Acceptance or B/A Equivalent Note may be prepaid prior to the maturity date thereof, except as provided in Article VII.

     (i) The applicable Borrower shall deliver to the applicable Administrative Agent at the time of each prepayment required under this Section 2.12, a notice of prepayment accompanied by a certificate signed by a Financial Officer of such Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. Each notice of prepayment or reduction pursuant to this Section
2.12 shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. Each prepayment of Term Borrowings under this Section 2.12 shall be applied as set forth in paragraphs (b), (c), (d) and
(e) of Section 2.11. All prepayments under this Section 2.12 shall be



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                                                                              90

subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

     (j) In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the ABR Loans or Canadian Prime Rate Loans outstanding under the Credit Facilities required to be prepaid (the amount of any such excess being called the "Excess Amount"), the Parent Borrower shall have the right, in lieu of making such prepayment in full, to prepay or cause a Subsidiary Borrower to prepay all the outstanding applicable ABR Loans and Canadian Prime Rate Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent or the Canadian Administrative Agent (in the case of a prepayment required in respect of C $ Revolving Credit Loans) in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the U.S. Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans, if any, at the end of the current Interest Periods applicable thereto. On any Business Day on which (i) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.12(j) and (ii) the Parent Borrower shall have delivered to the Collateral Agent, or the Canadian Administrative Agent, as applicable, a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent, or the Canadian Administrative Agent, if applicable, shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; provided, however, that the Collateral Agent, or the Canadian Administrative Agent, as applicable, shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The Parent Borrower shall not have the right to withdraw any amount from such cash collateral account until the applicable



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                                                                              91

Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

     SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Fronting Bank in respect of any Letter of Credit or of the principal of or interest on (or discount rate applicable to) any Eurodollar Loan or Alternative Currency Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Lender or the Fronting Bank by the jurisdiction in which such Lender or the Fronting Bank has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in Section 2.19), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by or, in the case of the Letters of Credit, participated in by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate the Alternate Base Rate or the Canadian Prime Rate), or the Fronting Bank or shall impose on such Lender or the Fronting Bank or the interbank Eurodollar market or any other relevant market any other condition affecting this Agreement, any Letter of Credit (or any participation with respect thereto), the Revolving L/C Exposure, any Eurodollar Loans or any Alternative Currency Loans of such Lender or the Fronting Bank, and the result of any of the foregoing shall be to increase the cost to such Lender or the Fronting Bank of making or maintaining its Revolving L/C Exposure, any Eurodollar Loan or any Alternative Currency Loan (or, in the case of the Fronting Bank, of making any payment under any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Parent Borrower will pay, or will cause the applicable Subsidiary Borrower to pay, to such Lender or the Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or the Fronting Bank for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Fronting Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Fronting Bank or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's policies and the policies of such Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Parent Borrower shall pay, or shall cause the applicable Subsidiary Borrower to pay, to such Lender or the Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company for any such reduction suffered.

     (c) If, as a result of (i) any Borrower's delivery of any notice pursuant to Section 2.09(c) requesting any reduction of U.S. $ Revolving Credit Commitments, to the extent such reduction will be allocated to increase C $ Revolving Credit Commitments pursuant to Section 2.09(c), to be effective on any day other than the first day of a fiscal quarter and (ii) the reduction of C $ Revolving Credit Commitments in accordance with such request, any C $ Revolving Credit Lender shall remain or become subject to any reserve, special deposit or similar requirement for credit extended by such Lender, and the result of any of the foregoing would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, to a level below that which such Lender or such Lender's holding company would have achieved but for such Borrower's delivery of such request and such reduction, then from time to time the Canadian Borrower shall pay to the Canadian Administrative Agent on behalf of such Lender upon demand from such Lender or the Canadian Administrative Agent such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (d) A certificate of each Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Fronting Bank or its holding company as specified in paragraph (a), (b) or (c) above, as the case may be, shall be delivered to the Parent Borrower through the U.S. Administrative Agent and shall be conclusive absent manifest error. The Parent Borrower shall pay, or shall cause the applicable Subsidiary Borrower to pay, each Lender or the Fronting Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     (e) In the event any Lender or the Fronting Bank delivers a notice pursuant to paragraph (f) below (other than any notice relating to paragraph (c) above), the Parent Borrower may require, at the Parent Borrower's expense and subject to
Section 2.15, such Lender or the Fronting Bank to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 10.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitments and the Loans at the time owing to it and participations in Letters of Credit and Swingline Loans held by it and its obligations to acquire such participations) to a financial institution specified by the Parent Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Parent Borrower shall have received the written consent of the U.S. Administrative Agent (which consent shall not be unreasonably withheld) and the Fronting Bank to such assignment, (iii) the Parent Borrower shall have paid to the assigning Lender or the Fronting Bank all monies accrued and owing hereunder to it (including pursuant to this Section 2.13 and including all monies owed pursuant to Section 2.15 as a result thereof) and (iv) in the case of a required assignment by the Fronting Bank, all outstanding Letters of Credit issued by the Fronting Bank shall be canceled and returned to the Fronting Bank.



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                                                                              94

     (f) Promptly after any Lender or the Fronting Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section 2.13, such Lender or the Fronting Bank will notify the Parent Borrower thereof. Failure on the part of any Lender or the Fronting Bank so to notify the Parent Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or the Fronting Bank's right to demand compensation with respect to such period or any other period, provided that the Parent Borrower shall not be under any obligation to compensate any Lender or the Fronting Bank under paragraph (b) above with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or the Fronting Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions and provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section 2.13 shall be available to each Lender and the Fronting Bank regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     SECTION 2.14. Change in Legality. (a) Notwith standing any other provision herein, if (i) the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or any Alternative Currency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan or any Alternative Currency Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in any Alternative Currency (or for any C $ Revolving Credit Lender to make Loans denominated in Dollars) or to any Borrower, then, by written notice to the Parent Borrower and to the applicable Administrative Agent, such Lender may:

          (i) declare that Eurodollar Loans or Alternative Currency Loans (or, in the case of C $ Revolving Credit Lenders, Loans denominated in Dollars) (in the affected currency or currencies or to the affected Borrower), as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing or Alternative Currency Borrowing (or, in the case of C $ Revolving Credit Lenders, Loans denominated in Dollars) (in the affected currency or currencies or to the affected Borrower), as the case may be, shall, as to such Lender only, be deemed a request for an ABR Loan or a Loan denominated in Dollars (or, in the case of any C $ Revolving Credit Lender, in Canadian Dollars), as the case may be, unless such declaration shall be subsequently withdrawn (or, if a Loan to the requesting Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn); and

          (ii) require that all outstanding Eurodollar Loans or Alternative Currency Loans (in the affected currency or currencies), as the case may be, made by it be converted to ABR Loans or Loans denominated in Dollars (or, in the case of any C $ Revolving Credit Lender, Canadian Dollars), as the case may be, in which event all such Eurodollar Loans or Alternative Currency Loans (or in the case of C $ Revolving Credit Lenders, Loans denominated in Dollars) (in the affected currency or currencies), as the case may be, shall be automatically converted to ABR Loans or Loans denominated in Dollars (or, in the case of any C $ Revolving Credit Lender, Canadian Dollars), as the case may be, as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under subparagraphs (i) and
(ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans or Alternative Currency Loans, as the case may be, that would have been made by such Lender or the converted Eurodollar Loans or Alternative Currency Loans (or in the case of C $ Revolving Credit Lenders, Loans denominated in Dollars), as


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                                                                              96

the case may be, of such Lender shall instead be applied to repay the ABR Loans or Loans denominated in Dollars (or, if such Lender is a C $ Revolving Credit Lender, Canadian Dollars), as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans or Alternative Currency Loans (or in the case of C $ Revolving Credit Lenders, Loans denominated in Dollars), as the case may be.

     (b) For purposes of this Section 2.14, a notice to the Parent Borrower by any Lender shall be effective as to each Eurodollar Loan or Alternative currency Loan, as the case may be, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Parent Borrower.

     SECTION 2.15. Indemnity. Each Borrower shall indemnify each Lender against any loss or expense (other than taxes) that such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in
Article IV, (b) any failure by such Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment, exchange pursuant to Article IX or conversion of a Eurodollar Loan to such Borrower or Alternative Currency Loan to such Borrower or any portion thereof required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, or any payment, prepayment, exchange by or in respect of such Borrower pursuant to Article IX of a B/A or B/A Equivalent Note required by any other provision of this Agreement otherwise made or deemed made on a date other than the maturity date thereof, (d) any default by such Borrower in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) in the case of the Parent Borrower, the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or



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                                                                              97

maintain such Loan or any part thereof as a Eurodollar Loan or Alternative Currency Loan (including B/As). Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate or the Discount Rate, as applicable, applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan or the maturity date of such B/A, as applicable (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.15 (and the reasons therefor) shall be delivered to the Parent Borrower through the U.S. Administrative Agent and shall be conclusive absent manifest error.

     SECTION 2.16. Pro Rata Treatment. Except as required under Section 2.09 or
2.14 and subject to Section 2.11, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reimbursement of L/C Disbursements, each payment of the Commitment Fees or Facility Fees in respect of any Credit Facility or L/C Participation Fees, each reduction of the Term Commitments or the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated (except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans or participations in L/C Disbursements and Swingline Loans, as applicable). Each Lender agrees that in computing such Lender's portion of any Borrowing or L/C Disbursement, the applicable Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing or L/C Disbursement, computed in accordance with Section 2.01, to



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                                                                              98

the next higher or lower whole Dollar (or comparable unit of any applicable Alternative Currency) amount.

     SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Loan Party or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid principal portion of its Related Claims (or, after acceleration of the Loans pursuant to Article VII, applicable to any Related Claim) shall be proportionately less than the unpaid principal portion of the Related Claims of any other Related Lender (or, after acceleration of the Loans pursuant to Article VII, applicable to any Related Claim), it shall be deemed simultaneously to have purchased from such other Related Lender at face value, and shall promptly pay to such other Related Lender the purchase price for a participation in the Related Claims of such other Related Lender, so that the aggregate unpaid principal amount of the Related Claims and participations in Related Claims held by each Related Lender shall be in the same proportion to the aggregate unpaid principal amount of all Related Claims then outstanding as the principal amount of its Related Claims prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Related Claims outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the applicable Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to, or L/C Disbursement directly for the benefit of, such Borrower in the amount of such participation.



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     SECTION 2.18. Payments. (a) Each Borrower shall make each payment
(including principal of or interest on any Borrowing or L/C Disbursement or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document without setoff or counterclaim not later than 12:00 noon, local time at the place of payment, on the date when due and, unless and until otherwise specified, all such payments payable in Dollars shall be made to the U.S. Administrative Agent, Loan and Agency Services Group, at its offices at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, in immediately available funds, for credit to The Chase Manhattan Bank, ABA Number 0210 00021, Account Number 323-518419. All such payments payable in Canadian Dollars or that are otherwise payable to the Canadian Administrative Agent shall be made to the Canadian Administrative Agent at its office at 1 First Canadian Place, 100 King Street West, Suite 6900, Toronto, Ontario M5X 1A4, by 12:00 (noon), Toronto time, on the date such payment is due. Each such payment (other than principal of and interest on Alternative Currency Loans which shall be made in the applicable Alternative Currency) shall be made in Dollars. Any payments received by the U.S. Administrative Agent after the specified time shall be deemed to have been received on the next Business Day. The U.S. Administrative Agent shall distribute such payments to the Lenders and the Fronting Bank promptly upon receipt in like funds as received.

     (b) Whenever any payment (including principal of or interest on any Borrowing or L/C Disbursement or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.19. Taxes. (a) Any and all payments by any Borrower to the applicable Administrative Agent, the Fronting Bank or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all



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                                                                             100

liabilities with respect thereto, excluding (i) in the case of each Lender, the Fronting Bank and the applicable Administrative Agent, taxes, levies, imposts, deductions, charges or withholdings that would not be imposed but for a connection between such Lender, the Fronting Bank or the applicable Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, the Fronting Bank or the applicable Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, (ii) in the case of each Lender, the Fronting Bank and the applicable Administrative Agent, taxes, levies, imposts, deductions, charges or withholdings imposed solely as a result of the failure to assign a Commitment as required by Section 2.09(e), and (iii) in the case of each Lender, the Fronting Bank and the applicable Administrative Agent, any United States withholding taxes or Canadian withholding taxes (except for withholding taxes on payments (other than Fees) with respect to Obligations of Borrowers that are non-Domestic Subsidiaries (other than the Canadian Borrower with respect to C $ Revolving Credit Loans) and withholding taxes on payments with respect to Obligations of Borrowers that are not non-Domestic Subsidiaries acquired by a Lender as a result of the CAM Exchange) payable with respect to any payments made hereunder or under the other Loan Documents, other than in respect of C $ Revolving Credit Loans held by C $ Revolving Credit Lenders that are residents of Canada for purposes of the Income Tax Act (Canada), under laws (including any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) applicable to such Lender, the Fronting Bank or the U.S. Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date and not excluding any withholding taxes that would apply to such Lender solely as a result of a CAM Exchange pursuant to
Section 9.02 (for which such Lender shall be entitled to receive additional amounts from the Borrowers regardless of whether such withholding taxes are payable under laws in effect on the Initial Date) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 2.19, the term "Initial



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                                                                             101

Date" shall mean (i) in the case of the applicable Administrative Agent, the Fronting Bank or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment, including any assignment by a Lender or the Fronting Bank to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, the Fronting Bank or the applicable Administrative Agent, (i) the sum payable by the applicable Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender, the Fronting Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions and (iii) the applicable Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. No Borrower that makes payments from an office located in the United States of America shall, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, the Fronting Bank or the applicable Administrative Agent not organized under the laws of the United States of America or a state thereof if such Lender, the Fronting Bank or the U.S. Administrative Agent fails to comply with the requirements of paragraph (f)(i) or (ii)of this Section 2.19. No Borrower that makes payments from an office located in the United Kingdom shall, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, the Fronting Bank or the applicable Administrative Agent not organized under the laws of the United Kingdom if such Lender, the Fronting Bank or the U.S. Administrative Agent fails to comply with the requirements of paragraph (f)(ii) or (iii) of this Section 2.19.

     (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) Each Borrower will indemnify each Lender, the Fronting Bank and the applicable Administrative Agent for the



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                                                                             102

full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Lender, the Fronting Bank or the applicable Administrative Agent, as the case may be, in respect of payments with respect to the Obligations of such Borrower and any liability (including penalties, interest and expenses including reasonable attorney's fees and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee), the Fronting Bank or the applicable Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes, provided that if the applicable Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Lender, the Fronting Bank or the applicable Administrative Agent, as the case may be shall use reasonable efforts to cooperate with such Borrower to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within 10 days after the date any Lender, the Fronting Bank or the applicable Administrative Agent, as the case may be, makes written demand therefor. If a Lender, the Fronting Bank or the applicable Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the applicable Borrower of the availability of such refund and shall, within 30 days after receipt of a request by such Borrower, pursue or timely claim such refund at such Borrower's expense. If any Lender, the Fronting Bank or the applicable Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, the Fronting Bank or the applicable Administrative Agent has received payment from any Borrower hereunder, it shall promptly repay such refund (plus any interest received) to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), provided that such Borrower, upon the request of such Lender, the Fronting Bank or the applicable Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender, the Fronting Bank or the applicable Administrative Agent in the event such Lender, such Fronting Bank or the applicable Administrative Agent is required to repay such refund to the relevant taxing authority.



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                                                                             103

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by any Borrower in respect of any payment to any Lender, the Fronting Bank or the U.S. Administrative Agent, such Borrower will furnish to the U.S. Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments.

     (f)(i) In the case of any Borrowing by, or L/C Disbursement for the benefit of, the Parent Borrower, this paragraph (f) shall apply. Each Lender, the Fronting Bank and the applicable Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of the Fronting Bank or such Lender, it will, if consistent with applicable law and required in order to establish or take advantage of an available exemption from Taxes and/or Other Taxes, deliver to the Parent Borrower and the applicable Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that the Fronting Bank, such Lender or the U.S. Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the other Loan Documents payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision, and shall deliver to the Parent Borrower and the Administrative Agent a further copy of such Form 1001 or 4224 or successor applicable form, as the case may be, on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender, the Fronting Bank or the applicable Administrative Agent, or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, (A) deliver to the Parent Borrower and the U.S. Administrative Agent (I) a statement under penalties of perjury that such Lender (w) is not a "bank"



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                                                                             104

under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (x) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, (y) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(c) of the Code and (z) is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 and (II) an Internal Revenue Service Form W-8; (B) deliver to the Parent Borrower and the U.S. Administrative Agent a further copy of said Form W-8, or any successor applicable form or other manner of certification on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and (C) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Parent Borrower or the applicable Administrative Agent; unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Parent Borrower and the U.S. Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a participant pursuant to Section 10.04 shall, upon the effectiveness of the related transfer, be required to provide, if consistent with applicable law, all the forms and statements required pursuant to this paragraph (f) to the Lender from which the related participation shall have been purchased. Unless the Parent Borrower and the U.S. Administrative Agent have received forms, certificates and other documents required by this Section 2.19(f) indicating that payments hereunder or under this Agreement, any other Loan Document or the Letters of Credit to or for the Fronting Bank or Lender not incorporated under the laws



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                                                                             105

of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the applicable Borrower or the U.S. Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

     (ii) Each Lender that is managed and controlled from or incorporated under the laws of any jurisdiction other than the United Kingdom and which is making a Loan to the U.K. Borrower through a lending branch or lending office located outside the United Kingdom agrees to furnish to the taxing authority of the country in which such Lender is resident for tax purposes on or prior to the Closing Date (or, if such Lender becomes a Lender after the Closing Date, then at or prior to the time such Lender becomes a Lender) (with a copy to the U.S. Administrative Agent and the U.K. Borrower), for certification and forwarding by such taxing authority to the appropriate United Kingdom taxing authority, two copies of Form "Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom" (or its counterpart for jurisdictions other than the United States), or any successor forms (wherein such Lender claims entitlement to complete exemption from or reduced rate of United Kingdom withholding tax on interest paid by such Borrower hereunder) and to provide successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form. Each Lender that is managed and controlled from and incorporated under the laws of the United Kingdom or that is making all of its Loans to the U.K. Borrower through a lending branch or lending office within the United Kingdom hereby represents that it is a "bank" within the meaning of section 840A Income and Corporation Taxes Act 1988, and that it is beneficially entitled to the interest payable to it under this Agreement, undertakes to notify the U.K. Borrower and the U.S. Administrative Agent if either representation ceases to be correct, and further agrees to ensure that such interest is brought within the charge to United Kingdom corporation tax by the person beneficially entitled to the interest.

     (iii) Upon the written request of any Borrower, each Lender promptly will provide to such Borrower and to the applicable Administrative Agent, or file with the relevant taxing authority (with a copy to the applicable Administrative Agent)



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                                                                             106

such form, certification or similar documentation that it is legally able to provide (each duly completed, accurate and signed) as is required by the relevant jurisdiction in order to obtain an exemption from, or reduced rate of Taxes or Other Taxes to which such Lender or the applicable Administrative Agent is entitled pursuant to an applicable tax treaty or the law of the relevant jurisdiction; provided, however, such Lender will not be required to (i) disclose information which in its reasonable judgment it deems confidential or proprietary or (ii) incur a disadvantage if such disadvantage would, in its reasonable judgment, be substantial.

     (iv) A Lender shall be required to furnish a form under this paragraph (f) only if it is entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the applicable Borrower, shall so inform the applicable Borrower in writing.

     (g) Notwithstanding anything to the contrary set forth in this Section 2.19, any and all payments by the Parent Borrower to the Canadian Administrative Agent or a C $ Revolving Credit Lender hereunder or under the other Loan Documents shall be made, in accordance with section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes Regarding Parent Payments to Canadian Lenders"). If any Taxes Regarding Parent Payments to Canadian Lenders shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any C $ Revolving Credit Lender or the Canadian Administrative Agent, (i) the sum payable by the Parent Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19(g)), such C $ Revolving Credit Lender or the Canadian Administrative Agent, as the case may be, receives an amount equal to the amount it would have received had no such deductions been made, (ii) the Parent Borrower shall make such deductions, and (iii) the Parent Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.



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                                                                             107

     (h) Nothing contained in this Section 2.19 shall require any Lender or the Fronting Bank or the applicable Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

     SECTION 2.20. Letters of Credit. (a) Letters of Credit. (i) General. Subject to the terms and conditions set forth herein, the Parent Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the U.S. Administrative Agent and the Fronting Bank, appropriately completed, for the account of the Parent Borrower at any time and from time to time while the U.S. $ Revolving Credit Commitments remain in effect. This Section 2.20(a) shall not be construed to impose an obligation upon the Fronting Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement or that would result in there existing Letters of Credit in an aggregate stated amount at any time outstanding in excess of the difference between $15,000,000 and the aggregate outstanding amount of unreimbursed L/C Disbursements.

     (ii) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to request that the Fronting Bank amend, renew or extend an existing Letter of Credit), the Parent Borrower shall hand deliver or telecopy to the Fronting Bank and the U.S. Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of such Letter of Credit, or identifying any Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (iii) below), the amount of such Letter of Credit to be issued, amended, renewed or extended, the name and address of the account party (which shall be the Parent Borrower) and the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit or grant such issuance, amendment, renewal or extension. Following receipt of such notice and prior to the issuance, amendment, renewal or extension of any Letter of Credit the U.S. Administrative Agent shall notify the Parent Borrower and the Fronting Bank of the amount of the Aggregate U.S. $ Revolving Credit Exposure after giving effect to (A) the issuance, amendment, renewal or extension of such Letter of Credit, (B) the issuance or



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                                                                             108

expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (C) the borrowing or repayment of any U.S. $ Revolving Credit Loans and Swingline Loans that (based upon notices delivered to the U.S. Administrative Agent by the Parent Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letters of Credit. Each Letter of Credit shall be issued, amended, renewed or extended subject to the terms and conditions and relying on the representations and warranties of the Parent Borrower set forth herein, and in any case only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension the Aggregate U.S. $ Revolving Credit Exposure shall not exceed the Total U.S. $ Revolving Credit Commitment in effect at such time.

     (iii) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date, provided that a Letter of Credit shall not be issued (nor shall a Letter of Credit be amended, renewed or extended) that would result in the Aggregate U.S. $ Revolving Credit Exposure exceeding the Total Revolving Credit Commitment in effect at such time. Compliance with the foregoing proviso shall be determined based upon the assumption that (A) each Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of renewal or extension that do not require written notice by or consent of the Fronting Bank, in its sole discretion, in order to effect such renewal or extension) and (B) the U.S. $ Revolving Credit Commitments will not be reduced pursuant to Section 2.09.

     (iv) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Fronting Bank or the U.S. $ Revolving Credit Lenders, the Fronting Bank will grant to each U.S. $ Revolving Credit Lender, and each such Lender will acquire from the Fronting Bank, a participation in such Letter of Credit equal to such U.S. $ Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the



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                                                                             109

issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. $ Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the U.S. Administrative Agent, for the account of the Fronting Bank, such U.S. $ Revolving Credit Lender's Applicable Percentage of each L/C Disbursement made by the Fronting Bank under such Letter of Credit and not reimbursed by the Parent Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) on or before the next Business Day as provided in paragraph (v) below. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever, provided that nothing in this Agreement shall be construed to excuse the Fronting Bank from liability to the U.S. $ Revolving Credit Lenders caused by the gross negligence or wilful misconduct of the Fronting Bank.

     (v) Reimbursement. If the Fronting Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Parent Borrower shall pay to the U.S. Administrative Agent, on or before the Business Day immediately following the date of such L/C Disbursement, an amount equal to such L/C Disbursement. If the Parent Borrower shall fail to pay any amount required to be paid under this paragraph on or before such Business Day (or to cause payment thereof when due pursuant to a U.S. $ Revolving Credit Borrowing), then (A) such unpaid amount shall bear interest, for each day from and including such Business Day to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue ABR Loans that are U.S. $ Revolving Credit Loans pursuant to Section 2.07 (provided that the 2.00% margin referred to therein shall not be applicable until the first Business Day after the Parent Borrower receives notice from the U.S. Administrative Agent that such L/C Disbursement has been or will be made), (B) the U.S. Administrative Agent shall notify the Fronting Bank and the U.S. $ Revolving Credit Lenders thereof, (C) each Revolving Credit Lender shall comply with its obligation under paragraph (iv) above by wire transfer of immediately available funds, in the same manner as provided in
Section 2.02(c) with respect to Loans made by such U.S. $ Revolving Credit Lender (and Section 2.02(d) shall apply,



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                                                                             110

mutatis mutandis, to the payment obligations of the U.S. $ Revolving Credit Lenders) and (D) the U.S. Administrative Agent shall promptly pay to the Fronting Bank amounts so received by it from the U.S. $ Revolving Credit Lenders. The U.S. Administrative Agent shall promptly pay to the Fronting Bank on a pro rata basis with respect to outstanding L/C Disbursements any amounts received by it from the Parent Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) pursuant to this paragraph prior to the time that any U.S. $ Revolving Credit Lender makes any payment pursuant to paragraph (iv) above; any such amounts received by the U.S. Administrative Agent thereafter shall be promptly remitted by the U.S. Administrative Agent to the U.S. $ Revolving Credit Lenders that shall have made such payments and to the Fronting Bank, as their interests may appear.

     (b) Obligations Absolute. The Parent Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (a) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, setoff, defense or other right that the Parent Borrower, any other party guaranteeing, or otherwise obligated with, the Parent Borrower or any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the U.S. Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Fronting Bank) or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;



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          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the applicable Fronting Bank shall not have constituted gross negligence or wilful misconduct of the Fronting Bank;

          (v) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that payment by the Fronting Bank shall not have constituted gross negligence or wilful misconduct of such Fronting Bank;

          (vi) any other act or omission to act or delay of any kind of the Fronting Bank, the Lenders, the U.S. Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this
     Section 2.20(b), constitute a legal or equitable discharge of the Parent Borrower's obligations hereunder, provided that such act or omission shall not have constituted gross negligence or wilful misconduct of such Fronting Bank.

     (c) Disbursement Procedures. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Fronting Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the U.S. Administrative Agent and the Parent Borrower of such demand for payment and whether the Fronting Bank has made or will make an L/C Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Parent Borrower of its obligation to reimburse the Fronting Bank and the Lenders with respect to any such L/C Disbursement. The U.S. Administrative Agent shall promptly give each U.S. $ Revolving Credit Lender notice thereof.

     (d) Interim Interest. If the Fronting Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Parent Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Fronting Bank, for each day from



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and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in subparagraph (a)(v) above, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

     (e) Liability of the Fronting Bank. Without limiting the generality of paragraph (b) above, it is expressly understood and agreed that the absolute and unconditional obligation of the Parent Borrower to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Fronting Bank, except as otherwise expressly provided in said paragraph (b). However, nothing in this Agreement shall be construed to excuse the Fronting Bank from liability to the Parent Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Parent Borrower to the extent permitted by applicable law) suffered by the Parent Borrower that are caused by the Fronting Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that the Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation in making any payment under any Letter of Credit and, except as otherwise expressly provided in said paragraph
(b), (i) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of such Fronting Bank.

     (f) Resignation or Removal of the Fronting Bank. The Fronting Bank may resign at any time by giving 180 days' prior



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written notice to the U.S. Administrative Agent, the Lenders and the Parent
Borrower, and may be removed at any time by the Parent Borrower by notice to the Fronting Bank, the U.S. Administrative Agent and the Lenders, subject in each case to the appointment by the Parent Borrower of a replacement Fronting Bank reasonably satisfactory to the U.S. Administrative Agent, provided that (i) Chase Manhattan Bank Delaware shall not resign as the Fronting Bank hereunder for any reason other than compliance with applicable legal and regulatory requirements and (ii) no Fronting Bank may resign as to any Letter of Credit previously issued by it. Subject to the next succeeding sentences of this paragraph (f), upon the acceptance of any appointment as the Fronting Bank hereunder by a successor Fronting Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder to the extent of the commitment of the successor Fronting Bank to provide Letters of Credit. At the time such removal or resignation shall become effective, the Parent Borrower shall pay all accrued and unpaid fees of such Fronting Bank pursuant to Section 2.05(b)(ii). The acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Parent Borrower and the U.S. Administrative Agent, and, from and after the effective date of such agreement,
(i) such successor Fronting Bank shall have all the rights and obligations of its predecessor Fronting Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Fronting Bank" shall be deemed to refer to such successor or to such predecessor Fronting Bank, or to such successor and all predecessor and current Fronting Banks, as the context shall require. After the resignation or removal of a Fronting Bank hereunder, such retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

     (g) Cash Collateralization. If any Event of Default shall occur and be continuing, the Parent Borrower shall, on the Business Day the Parent Borrower receives notice from the U.S. Administrative Agent or U.S. $ Revolving Credit Lenders with



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combined U.S. $ Revolving Credit Commitments representing a majority of the aggregate U.S. $ Revolving Credit Commitments (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing a majority of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the U.S. $ Revolving Credit Lenders an aggregate amount in cash equal to the Revolving L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent (provided that the Collateral Agent shall use reasonable efforts to make such investments), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (a) automatically be applied by the U.S. Administrative Agent to reimburse the Fronting Bank for L/C Disbursements that have not been reimbursed, (b) be held for the satisfaction of the reimbursement obligations of the Parent Borrower for the Revolving L/C Exposure and (c) if the maturity of the Loans has been accelerated (but subject to the consent of U.S. $ Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Parent Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower within three Business Days after all Events of Default have been cured or waived.

     (h) Additional Fronting Banks. From time to time, the Parent Borrower may by notice to the U.S. Administrative Agent designate additional Fronting Banks reasonably satisfactory to the U.S. Administrative Agent. Such additional Fronting Banks shall execute a counterpart of this Agreement upon approval of the U.S. Administrative Agent (which shall not be unreasonably withheld) and shall thereafter be Fronting Banks hereunder for all purposes and shall have the Revolving L/C Commitment noted



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under their signature and, if applicable, the Revolving L/C Commitment of any other Fronting Bank shall be reduced by the amount or amounts specified to the U.S. Administrative Agent and each affected Fronting Bank and delivered concurrently with any notice of designation of an additional Fronting Bank.

     SECTION 2.21. Bankers' Acceptances. (a) Subject to the terms and conditions of this Agreement, the Canadian Borrower and the Parent Borrower (for purposes of this Section 2.21 only, such Borrowers shall collectively be referred to as the "Borrower") may request a C $ Revolving Credit Borrowing by presenting drafts for acceptance and purchase as B/As by the C $ Revolving Credit Lenders.

     (b) To facilitate availment of B/A Borrowings, the Borrower hereby appoints each C $ Revolving Credit Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Lender, blank forms of B/As in the form requested by such Lender. In this respect, it is each C $ Revolving Credit Lender's responsibility to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. The Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by a C $ Revolving Credit Lender shall bind the Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Borrower. Each C $ Revolving Credit Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Lender, provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Lender. No C $ Revolving Credit Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or wilful misconduct of such Lender or its officers, employees, agents or representatives. Each C $ Revolving Credit Lender shall maintain a record with respect to B/As (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities. Each C $ Revolving Credit Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Lender. Each C $ Revolving Credit Lender agrees to provide a copy of such records to the Borrower at the Borrower's expense upon request.



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On request by or on behalf of the Borrower, a C $ Revolving Credit Lender shall cancel all forms of B/A which have been pre-signed or pre-endorsed on behalf of the Borrower and which are held by such Lender and are not required to be issued in accordance with the Borrower's irrevocable notice.

     (c) Drafts of the Borrower to be accepted as B/As hereunder shall be signed as set forth in this Section 2.21. Notwithstanding that any person whose signature appears on any B/A may no longer be an authorized signatory for any C $ Revolving Credit Lender or the Borrower at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Borrower.

     (d) Promptly following receipt of a Borrowing Request or notice of rollover pursuant to Section 2.03 by way of B/As, the Canadian Administrative Agent shall so advise the C $ Revolving Credit Lenders and shall advise each C $ Revolving Credit Lender of the aggregate face amount of the B/As to be accepted by it and the applicable Contract Period (which shall be identical for all C $ Revolving Credit Lenders). The aggregate face amount of the B/As to be accepted by a C $ Revolving Credit Lender shall be a whole multiple of $100,000, and such face amount shall be in the C $ Revolving Credit Lenders' pro rata portions of such C $ Revolving Credit Borrowing, provided that the Canadian Administrative Agent may in its sole discretion increase or reduce any C $ Revolving Credit Lender's portion of such B/A Borrowing to the nearest $100,000.

     (e) Upon acceptance of a B/A by a C $ Revolving Credit Lender, such Lender shall purchase, or arrange the purchase of, each B/A from the Borrower at the Discount Rate for such Lender applicable to such B/A accepted by it and provide to the Canadian Administrative Agent the Discount Proceeds for the account of the Borrower. The Acceptance Fee payable by the Borrower to a C $ Revolving Credit Lender under Section 2.06 in respect of each B/A accepted by such Lender shall be set off against the Discount Proceeds payable by such Lender under this
Section 2.21.

     (f) Each C $ Revolving Credit Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.



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     (g) If a C $ Revolving Credit Lender is not a chartered bank under the Bank
Act (Canada) or if a C $ Revolving Credit Lender notifies the Canadian Administrative Agent in writing that it is otherwise unable to accept Bankers' Acceptances, such Lender will, instead of accepting and purchasing Bankers' Acceptances, purchase from the Borrower a non-interest bearing note (a "B/A Equivalent Note"), in the form of Exhibit 2.21(g), issued by the Borrower in the amount and for the same term as the draft which such Lender would otherwise have been required to accept and purchase hereunder, at a purchase price calculated on the same basis as Bankers' Acceptances are discounted pursuant to this Agreement. Each such Lender will provide to the Canadian Administrative Agent the proceeds of such purchase for the account of the Borrower. The Borrower will, upon purchase of a B/A Equivalent Note, pay to the Canadian Administrative Agent on behalf of the C $ Revolving Credit Lender which purchased from the Borrower the B/A Equivalent Note an Acceptance Fee in respect of such B/A Equivalent Note. The Acceptance Fee payable by the Borrower to a C $ Revolving Credit Lender under this Section 2.21(g) in respect of each B/A Equivalent Note purchased by such Lender shall be set off against the Discount Proceeds payable by such Lender under this Section 2.21(g).

     (h) With respect to each B/A Borrowing, at or before 10:00 a.m., Toronto time, one Business Day before the maturity date of such B/As, the Borrower shall notify the Canadian Administrative Agent at the Canadian Administrative Agent's address set forth in Section 10.01 by irrevocable telephone notice, followed by a notice of rollover on the same day, if the Borrower intends to issue B/As on such maturity date to provide for the payment of such maturing B/As. If the Borrower fails to notify the Canadian Administrative Agent of its intention to issue B/As on such maturity date, the Borrower shall provide payment to the Canadian Administrative Agent on behalf of the C $ Revolving Credit Lenders of an amount equal to the aggregate face amount of such B/As on the maturity date of such B/As. If the Borrower fails to make such payment, such maturing B/As shall be deemed to have been converted on their maturity date into a Canadian Prime Rate Loan in an amount equal to the face amount of such B/A as provided in
Section 2.03 and the Borrower shall on demand pay any losses, costs or penalties that may have been incurred by the Canadian Administrative Agent or any C $


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                                                                             118

Revolving Credit Lender due to the failure of the Borrower to make such payment.

     (i) The Borrower waives presentment for payment and any other defense to payment of any amounts due to a C $ Revolving Credit Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Lender in its own right and the Borrower agrees not to claim any days of grace if such Lender as holder sues the Borrower on the B/A for payment of the amount payable by the Borrower thereunder. On the specified maturity date of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Borrower shall pay, through the Canadian Administrative Agent, the C $ Revolving Credit Lender that has accepted and purchased such B/A the full face amount of such B/A and after such payment, the Borrower shall have no further liability in respect of such B/A and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

     (j) If a C $ Revolving Credit Lender grants a participation in a portion of its rights under this Agreement to a participant under Section 10.04(f), then in respect of any B/A Borrowing, a portion thereof may, at the option of such Lender, be by way of Bankers' Acceptance accepted by such participant. In such event, the Borrower shall upon request of the Canadian Administrative Agent or the C $ Revolving Credit Lender granting the participation execute and deliver a form of Bankers' Acceptance undertaking in favor of such participant for delivery to such participant.

     SECTION 2.22. Spot Exchange Rate Calculations. (a)(i) Not later than 2:00 p.m., Toronto time, on each Calculation Date, the Canadian Administrative Agent shall (A) determine the Spot Exchange Rate as of such Calculation Date with respect to Canadian Dollars if at such time C $ Revolving Credit Loans denominated in Canadian Dollars are then outstanding and (B) give notice thereof to the Parent Borrower, the Canadian Borrower and the C $ Revolving Credit Lenders.

     (ii) Not later than 1:00 p.m., New York City time, on each Calculation Date, the U.S. Administrative Agent shall (A) determine the Spot Exchange Rate as of such Calculation Date with



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respect to Sterling if at such time U.K. (pound) Revolving Credit Loans denominated in Sterling are then outstanding and (B) give notice thereof to the Parent Borrower, the U.K. Borrower, and the U.K. (pound) Revolving Credit Lenders.

     (iii) The Spot Exchange Rates determined pursuant to this Section 2.22(a) shall become effective on the second Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

     (b)(i) Not later than 2:00 p.m., Toronto time, on the Business Day immediately following the delivery of any notice pursuant to Section 2.09(b) or 2.12(g) in connection with the repayment of C $ Revolving Credit Loans, the Canadian Administrative Agent shall (A) determine as of such date the Assigned Dollar Value, based on the Spot Exchange Rate then in effect, of each C $ Revolving Credit Loan then outstanding denominated in Canadian Dollars (after giving effect to any C $ Revolving Credit Loan repaid in connection therewith) and (B) notify the Parent Borrower, the Canadian Borrower and the C $ Revolving Credit Lenders of the results of such determination.

     (ii) Not later than 1:00 p.m., New York City time, on the Business Day immediately following the delivery of any notice pursuant to Section 2.09(b), 2.12(f) or 2.12(g) in connection with the repayment of U.K. (pound) Revolving Credit Loans, the U.S. Administrative Agent shall (A) determine as of such date the Assigned Dollar Value, based on the Spot Exchange Rate then in effect, of each U.K. (pound) Revolving Credit Loan then outstanding denominated in Sterling (after giving effect to any U.K. (pound) Revolving Credit Loan repaid in connection therewith) and (B) notify the Parent Borrower, the U.K. Borrower and the U.K. (pound) Revolving Credit Lenders of the results of such determination.

     SECTION 2.23. Mitigation Obligations; Replacement of Lenders. (a) If any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such



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designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.19 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in such Lender's sole judgment. The Parent Borrower hereby agrees to pay, or to cause the applicable Subsidiary Borrower to pay, all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If (i) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.19 or (ii) any Lender defaults in its obligation to fund Loans hereunder or becomes subject to an order, judgment or decree of any Governmental Authority that purports to enjoin or restrain such Lender from making Loans hereunder, then the Parent Borrower may, at its sole expense and effort and subject to Section 2.15, upon notice to such Lender and the U.S. Administrative Agent, require such Lender to assign and delegate, at par plus accrued interest and fees, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement (including all of its Commitments and the Loans at the time owing to it and participations in L/C Disbursements and Swingline Loans held by it and its obligations to acquire such participations) to a financial institution specified by the Parent Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Parent Borrower shall have received the prior written consent of the U.S. Administrative Agent (and, if a Revolving Commitment is being assigned, the Fronting Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower or any other applicable Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such payments and (iv) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority. A Lender shall not be required to



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make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply.

     SECTION 2.24. European Monetary Union. If, as a result of the implementation of European monetary union, (i) any currency that is an Alternative Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency, or (ii) any currency that is an Alternative Currency and a European common currency are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Majority Lenders shall so request in a notice delivered to the Parent Borrower, then any amount payable hereunder by any party hereto in such currency shall instead be payable in the European common currency and the amount so payable shall be determined by translating the amount payable in such currency to such European common currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any currency will, subject to Section 9.03, continue to be payable only in that currency. Each of the Borrowers agrees, at the request of the Majority Lenders, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Majority Lenders shall reasonably request in order to reflect the implementation of such monetary union and to place the parties hereto in the position they would have been in had such monetary union not been implemented.



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ARTICLE III.  REPRESENTATIONS AND WARRANTIES

     The Parent Borrower represents and warrants to each of the Lenders that, and the U.K. Borrower represents and warrants with respect to itself and its subsidiaries that, and the Canadian Borrower represents and warrants with respect to itself and its subsidiaries, if any, that:

     SECTION 3.01. Organization; Powers. Each of MergerCo, Holdings, the Parent Borrower and the Subsidiaries (a) is a corporation unlimited liability company, limited liability company or limited company, as the case may be, duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder.

     SECTION 3.02. Authorization. The execution, delivery and performance by MergerCo of the Recapitalization Agreement and Acquisition Agreement and the Transactions and the execution, delivery and performance by the Parent Borrower and each of the Subsidiaries of each of the Loan Documents to which it is a party and the borrowings hereunder and the Transactions (a) have been duly authorized by all corporate and stockholders analogous action required to be obtained by the Investors, MergerCo, the Parent Borrower and the Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of MergerCo, the Parent Borrower or any Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which MergerCo, the Parent Borrower or any Subsidiary is a party or by which any



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of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by MergerCo, the Parent Borrower or any Subsidiary, other than the Liens created by the Loan Documents.

     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document when executed and delivered by the Parent Borrower and each other Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Borrower and such Loan Party enforceable against such Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (b) recordation of the Mortgages, (c) such as have been made or obtained and are in full force and effect and (d) such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.05. Financial Statements. The Parent Borrower has heretofore furnished to the Lenders (a) separate combined balance sheets and combined statements of operations, cash flows and shareholders' equity and owners investment for



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each of the two businesses of the Parent Borrower that were, prior to the consummation of the Transactions, owned, directly or indirectly, by Borden as of and for the fiscal years ended December 31, 1995, and December 31, 1996, and by C&A as of and for the fiscal years ended January 27, 1996, and December 28, 1996, and the fiscal year and the nine-month period ended September 27, 1997, audited by and accompanied by the reports of Deloitte & Touche, LLP, in the case of the business owned by Borden, and Arthur Andersen LLP, in the case of the business owned by C&A, in each case independent public accountants, and (ii) as of and for the portion of the fiscal year ended September 27, 1997, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations of the Parent Borrower and its combined subsidiaries as of such dates and for such periods. None of the Parent Borrower and its combined subsidiaries has or shall have as of the Closing Date any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency hedging transaction, which is not reflected in the foregoing statements or the notes thereto, other than pursuant to the Loan Documents. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except as disclosed therein.

     SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, financial condition or results of operations of the Parent Borrower and its subsidiaries, the Sunworthy business, Imperial Wallcoverings (Canada) Inc., and Imperial Wallcoverings, Inc. and its subsidiaries, taken as a whole, since September 27, 1997.

     SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Parent Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, all its material properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.



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     (b) Each of the Parent Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of the Parent Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, other than leases which, individually or in the aggregate, are not material to the Parent Borrower and the Subsidiaries, taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

     (c) Each of the Parent Borrower and the Subsidiaries owns or has rights to use, or could obtain ownership or rights to use, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such failure to own or have rights to use, and such conflicts and restrictions, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (d) Except as set forth on Schedule 3.07(d), as of the Closing Date, none of the Parent Borrower and the Subsidiaries has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that continues to be pending or contemplated as of the Closing Date.

     (e) None of the Borrowers and the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.05.

     SECTION 3.08. Subsidiaries. (a) Schedule 3.08 (i) sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned



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by the Parent Borrower or by any Subsidiary and (ii) identifies each Subsidiary that is an Inactive U.K. Subsidiary as of the Closing Date.

     (b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Parent Borrower or any Subsidiary, except under the Loan Documents and except the C&A Option and the Management Options issued on or before the Closing Date.

     SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in
Schedule 3.09, there are not any material actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Borrower, threatened against or affecting such Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or, as of the Closing Date, the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or materially adversely affect the Transactions.

     (b) None of the Borrowers, the Subsidiaries and their respective material properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     (c) Certificates of occupancy, to the extent required by applicable law, and all material permits are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.



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     SECTION 3.10. Agreements. (a) None of the Parent Borrower and the
Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (b) None of the Parent Borrower and the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could reasonably be expected to result in a Material Adverse Effect. Immediately after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

     SECTION 3.11. Federal Reserve Regulations. (a) None of the Parent Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

     SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of the Parent Borrower and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. Use of Proceeds. Each Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.



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     SECTION 3.14. Tax Returns. Each of the Parent Borrower and the Subsidiaries
has timely filed or caused to be timely filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable by it and all assessments in excess of $1,000,000 in the aggregate received by it, except taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Parent Borrower has set aside on its books adequate reserves in accordance with GAAP and taxes, assessments, charges, levies or claims in respect of property taxes for property that the Parent Borrower or a Subsidiary has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. Each of the Parent Borrower and the Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to all periods ending on or before the Closing Date, which taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, as of the Closing Date, with respect to each of the Parent Borrower and the Subsidiaries,
(a) no material claims are being asserted in writing with respect to any taxes,
(b) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (c) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority and (d) no currently pending issues have been raised in writing by the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority. For purposes hereof, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

     SECTION 3.15. No Material Misstatements. (a) The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Parent Borrower or any of the Subsidiaries to the U.S. Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum dated February 1998 relating to the Parent Borrower (the "Information Memorandum") but


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excluding the financial projections referred to in Section 3.15(b)), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Transactions or of the Parent Borrower and the Subsidiaries taken as a whole.

     (b) All financial projections concerning the Parent Borrower and the Subsidiaries that are or have been made available to the U.S. Administrative Agent or any Lender by the Parent Borrower or any Subsidiary have been or will be prepared in good faith based upon assumptions believed by the Parent Borrower to be reasonable on the Closing Date.

     SECTION 3.16. Employee Benefit Plans. Each of the Parent Borrower and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and the regulations and published interpretations thereunder and any similar applicable non-U.S. law except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which the Parent Borrower or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all benefit liabilities under each Plan of the Parent Borrower and the ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by more than $10,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto for which valuations are available, exceed by more than $10,000 the value of the assets of all such underfunded Plans. None of the Parent Borrower and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal



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Liability that could reasonably be expected to result in a Material Adverse
Effect. None of the Parent Borrower and the ERISA Affiliates have received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

     SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

     (a) There has not been a Release or threatened Release of Hazardous Materials at, on, under or around the properties currently or formerly owned, operated or leased by the Parent Borrower and the Subsidiaries (the "Properties") in amounts or concentrations which (i) constitute or constituted a violation of Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; (ii) would reasonably be expected to give rise to an Environmental Claim that, in any such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect; or (iii) could reasonably be expected to impair materially the fair saleable value of any material Property;

     (b) The Properties and all operations of the Parent Borrower and the Subsidiaries are in compliance, and in all prior periods have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, are not reasonably likely to result in a Material Adverse Effect;

     (c) None of the Parent Borrower and the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Parent Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Parent Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in either such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect, nor does senior management of the Parent Borrower



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or the Subsidiaries have reason to believe that any such notice will be received or is being threatened;

     (d) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on, under or around any of the Properties in a manner that could reasonably give rise to liability under any Environmental Law, nor have any of the Parent Borrower and the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which, in each case, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

     (e) No Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials into the environment has been recorded with respect to the Properties except for Liens permitted by Section 6.02.

     SECTION 3.18. Capitalization of the Borrowers. The authorized Capital Stock, the par value thereof and the amount of such authorized Capital Stock issued and outstanding for the Parent Borrower is set forth on Schedule 3.18 as of the Closing Date (after giving effect to the Transactions). All outstanding shares of Capital Stock of the Parent Borrower are fully paid and nonassessable and, on and immediately after the Closing Date, not less than 82.0% of such shares of Capital Stock on a fully diluted basis will be owned beneficially and of record by Holdings free and clear of all Liens and encumbrances whatsoever other than the Liens created by the Loan Documents, the C&A Option and the Management Options issued on or before the Closing Date. The Parent Borrower owns, directly or indirectly, 100% of the authorized Capital Stock of each of the Subsidiary Borrowers.

     SECTION 3.19. Security Documents. (a) The Pledge Agreements (and/or as applicable in the case of Subsidiaries not organized in the United States, the making of requisite filings or registrations) are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the applicable Pledge Agreement) and, when the Capital Stock pledged pursuant to the Pledge Agreements



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is delivered to the Collateral Agent (and/or, as applicable in the case of
Capital Stock of non-Domestic Subsidiaries and UK Newco, the requisite filings or registrations are made), the Pledge Agreements will constitute fully perfected and, in the case of the Pledged Stock of Domestic Subsidiaries other than UK Newco, first priority Liens on, and security interest in, all right, title and interest of the pledgors thereunder in such pledged Capital Stock, in each case prior and superior in right to any other person.

     (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in all right, title and interest of the grantors thereunder in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on the schedules to the Security Agreement, the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral and, to the extent contemplated therein and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

     (c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the right, title and interest of the Loan Parties signatory thereto in and to the Mortgaged Properties thereunder and, to the extent contemplated therein and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, and when the Mortgages are filed in the offices specified on the schedules thereto and when financing statements in appropriate form are filed in the offices specified on the schedules thereto, each Mortgage will constitute an enforceable mortgage Lien on, and fully perfected security interest in, all right, title and interest of such Loan Parties in the Mortgaged Property subject thereto and, to the extent contemplated therein and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.



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     (d) The Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties party thereto in the U.S. Collateral (as defined in the Intellectual Property Security Agreement), and when financing statements in appropriate form are filed in the offices specified on Schedule 3.19 and the Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, such security interest under the Intellectual Property Security Agreement will constitute a perfected security interest in such U.S. Collateral (i) that is identified in Schedules I, II and III to the Intellectual Property Security Agreement and is issued or registered in the United States (the "Scheduled Registered U.S. Collateral") and, to the extent contemplated in the Intellectual Property Security Agreement and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, and (ii) that is not Scheduled Registered U.S. Collateral, in each case in this clause (ii) to the extent perfection of a security interest therein can be obtained by the making of filings under the Uniform Commercial Code in the UCC filing offices specified on Schedule 3.19, and, to the extent contemplated in the Intellectual Property Security Agreement and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, which security interests, in each case in clauses (i) and (ii) above, are prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect in the United States a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof), other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

     SECTION 3.20. Location of Real Property and Leased Premises. (a) Schedule
3.20 lists completely and correctly as of the Closing Date all real property owned by the Parent Borrower and the Subsidiaries and the addresses thereof, other than individual properties that have a fair market value (as determined in good faith by senior management of the Parent Borrower) on the Closing Date of less than $200,000 and that are otherwise not material to the business of the Parent Borrower and the Subsidiaries. As of the Closing Date, the Parent Borrower



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and the Subsidiaries own in fee all the real property set forth as being owned by them on Schedule 3.20.

     (b) Schedule 3.20 lists completely and correctly as of the Closing Date all real property leased by the Parent Borrower and the Subsidiaries and the addresses thereof. As of the Closing Date, the Parent Borrower and the Subsidiaries have a valid leasehold interest in all the real property set forth as being leased by them on Schedule 3.20.

     SECTION 3.21. Solvency. (a) Immediately after the consummation of the Transactions and the other transactions to occur on the Closing Date and immediately following the making of each Loan made, and the issuance of each Letter of Credit issued, on the Closing Date and after giving effect to the application of the proceeds thereof, (i) the fair value of the assets of the Parent Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Parent Borrower and the Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Parent Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Parent Borrower and the Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Parent Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Parent Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

     (b) The Parent Borrower does not intend to, and does not believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.



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     SECTION 3.22. Labor Matters. Except as set forth in Schedule 3.22, there are no strikes pending or threatened against the Parent Borrower or any Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of the Parent Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from the Parent Borrower or any Subsidiary or for which any claim may be made against the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Parent Borrower or such Subsidiary to the extent required by GAAP. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Subsidiary (or any predecessor) is a party or by which the Parent Borrower or any Subsidiary (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to the Parent Borrower and the Subsidiaries taken as a whole.

     SECTION 3.23. No Foreign Assets Control Regulation Violation. None of the Transactions will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Kuwaiti Assets Control Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of the Loans be used by the Parent Borrower in a manner that would violate any thereof.

     SECTION 3.24. Insurance. Schedule 3.24 sets forth a true, complete and correct description of all insurance (other than title insurance) maintained by or on behalf of the Parent Borrower or the Subsidiaries as of the Closing Date. As of such



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                                                                             136

date, such insurance is in full force and effect and all premiums have been duly paid. The Parent Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities (and with such deductibles and exclusions) as are in accordance with normal industry practice.

     Notwithstanding anything to the contrary in this Agreement, the U.K. Borrower shall not have any liability to any party with respect to any representation or warranty made pursuant hereto other than to the applicable Administrative Agents and to the U.K. (pound) Revolving Credit Lenders (and assignees thereof pursuant to Section 9.01 or Section 10.04), and the Canadian Borrower shall not have any liability to any party with respect to any representation or warranty made pursuant hereto other than to the applicable Administrative Agents and to the C $ Revolving Credit Lenders (and assignees thereof pursuant to Section 9.01 or Section 10.04).

ARTICLE IV.  CONDITIONS OF LENDING

     The obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit hereunder (each, a "Credit Event") are subject to the satisfaction of the following conditions:

     SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance or renewal of a Letter of Credit (other than a Borrowing in which Revolving Credit Loans are refinanced with new Revolving Credit Loans as contemplated by Section 2.02(f) without any increase in the aggregate principal amount of Revolving Credit Loans outstanding and any extension or renewal of any Letter of Credit without any increase in the stated amount of such Letter of Credit):

          (a) The U.S. Administrative Agent and, in the case of a C $ Revolving Credit Borrowing, the Canadian Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the Fronting Bank and the U.S. Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.20(a).



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          (b) The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or issuance of such Letter of Credit, as the case may be, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (it being understood that on the Closing Date such representations and warranties shall be true and correct in all material respects both before and after giving effect to the Recapitalization/Acquisition and the other Transactions to occur on the Closing Date).

          (c) At the time of and immediately after such Borrowing or issuance of such Letter of Credit, as the case may be, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and each issuance or renewal of a Letter of Credit (except those specified in the parenthetical contained in the introductory paragraph of this
Section 4.01) shall be deemed to constitute a representation and warranty by the Parent Borrower and, if applicable, the Canadian Borrower and the U.K. Borrower on the date of such Borrowing or issuance, as the case may be, as to the matters specified in paragraphs (b) and (c) of this
Section 4.01.

     SECTION 4.02. First Credit Event. On the Closing Date:

          (a) The U.S. Administrative Agent shall have received, on behalf of itself, the Lenders and the Fronting Bank, a favorable written opinion of
     (i) Jones, Day, Reavis & Pogue, counsel for the Borrowers, substantially to the effect set forth in Exhibit J-1, (ii) Jones, Day, Reavis & Pogue, local counsel for the U.K. Borrower, and McInnes Cooper & Robertson, local counsel for the Canadian Borrower, substantially to the effect set forth in Exhibit J-2, and J- 3, respectively, and (iii) Cain, Hibbard, Meyers & Cook, and McCampbell & Young, local counsels for the Parent Borrower, substantially to the effect set forth in Exhibit J-4, in each case (A) dated the Closing Date, (B) addressed to the Fronting Bank, the U.S. Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the U.S.



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     Administrative Agent shall reasonably request, and the Borrower hereby instructs its counsel to deliver such opinions.

          (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the U.S. Administrative Agent, the Lenders and the Fronting Bank.

          (c) The U.S. Administrative Agent shall have received each of the items referred to in clauses (A), (B) and (C) below with respect to each Loan Party: (A) a copy of the certificate or articles of incorporation (other than with respect to the U.K. Subsidiary Guarantors), including all amendments thereto, of each Loan Party (other than with respect to the U.K. Subsidiary Guarantors), certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date from such Secretary of State, or comparable documentation reasonably satisfactory to the Administrative Agent with respect to any Loan Party that is a non-Domestic Subsidiary and UK Newco; (B) a certificate of the Secretary or Assistant Secretary of each Loan Party (other than with respect to the U.K. Subsidiary Guarantors) dated the Closing Date and certifying (w) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (x) below, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of each Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, and (z) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or



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     Assistant Secretary executing the certificate pursuant to (B) above; and
     such other documents as the U.S. Administrative Agent, the Lenders or the Fronting Bank may reasonably request.

          (d) The U.S. Administrative Agent shall have received a certificate of the Parent Borrower, dated the Closing Date and signed by a Financial Officer of and on behalf of the Parent Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

          (e) The U.S. Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Borrower hereunder or under any other Loan Document.

          (f) Each of the Guarantee Agreements (other than the U.K. Subsidiary Guarantee Agreement) and the Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect.

          (g) (i) The Pledge Agreements shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and (A) the Vernon Note, the IHC Note and all notes evidencing any intercompany Indebtedness of UK Newco to the Parent Borrower shall have been duly and validly pledged thereunder to the Collateral Agent for the benefit of the Secured Parties and (B) all the outstanding Capital Stock of the Parent Borrower owned by Holdings and all the outstanding Capital Stock of each Domestic Subsidiary, and 65% of the outstanding Capital Stock of each non-Domestic Subsidiary (or, if less, all such Capital Stock) owned directly by the Parent Borrower or any Domestic Subsidiary, shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied in the case of certificated shares by stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent; and (ii) the Security Agreement and the Intellectual



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     Property Security Agreement shall have been duly executed by the Loan
     Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the U.S. Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral described in each such agreement (subject to any Lien expressly permitted by Section 6.02) shall have been delivered to the Collateral Agent.

          (h) The Collateral Agent shall have received (i) the results of a search of the Uniform Commercial Code filings made with respect to the Loan Parties (other than non-Domestic Subsidiaries and UK Newco) in the states in which the chief executive office of each such person is located and the other jurisdictions in which Uniform Commercial Code filings are to be made pursuant to the preceding paragraph, together with copies of the financing statements disclosed by such search and (ii) the results of equivalent searches made in each other jurisdiction requested by the U.S. Administrative Agent, in each case accompanied by evidence satisfactory to the U.S. Administrative Agent that the Liens indicated in any such financing statement (or similar document) or otherwise disclosed in such searches would be permitted under Section 6.02 or have been released.

          (i) (i) Each of the Mortgages, substantially in the form of Exhibit F, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those expressly permitted under Section 6.02, (iii) a lender's title insurance policy, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or this Agreement, paid for by the Parent Borrower, in form and substance acceptable to the U.S. Administrative Agent, insuring such Mortgage as a first lien on such Mortgaged Property (subject to any Lien expressly permitted by



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                                                                             141

     Section 6.02 or otherwise agreed to by the U.S. Administrative Agent) shall have been received by the U.S. Administrative Agent and (iv) the Collateral Agent shall have received such other documents as reasonably requested in writing by the U.S. Administrative Agent or the Lenders.

          (j) The U.S. Administrative Agent shall have received copies of, or an insurance broker's or agent's certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which policies shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the U.S. Administrative Agent.

          (k) The U.S. Administrative Agent shall be reasonably satisfied with the scope of due diligence performed with respect to environmental matters concerning the Parent Borrower and the Subsidiaries, including with respect to any environmental hazards, liabilities or Remedial Action to which the Parent Borrower or any of the Subsidiaries may be subject.

          (l) The Recapitalization and the Imperial Acquisition shall each have been consummated substantially simultaneously with the initial Credit Event hereunder in accordance (i) in all material respects with applicable law and (ii) with the respective terms of the Recapitalization Agreement and the Acquisition Agreement and all related documentation, in each case in the form previously approved by the U.S. Administrative Agent, and otherwise on terms reasonably satisfactory to the U.S. Administrative Agent (it being agreed that the Recapitalization shall occur prior to the Imperial Acquisition); the conditions to MergerCo's obligations set forth in the Recapitalization Agreement shall have been satisfied without giving effect to any waiver or amendment in any manner adverse to the Lenders that was not approved by all the Lenders; the conditions to MergerCo's obligations set forth in the Acquisition Agreement shall have been satisfied without giving effect to any waiver or amendment in any manner materially adverse to the Lenders that was not approved by the U.S. Administrative Agent; and the other Transactions intended to occur on or



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     before the Closing Date (including the consummation of the Imperial Merger)
     shall have been consummated before or substantially simultaneously with the initial Credit Event hereunder and the capital, corporate and ownership structures intended to be in effect on the Closing Date shall have become effective not later than the initial Credit Event hereunder.

          (m) The U.S. Administrative Agent shall be satisfied that the aggregate level of fees and expenses to be paid by MergerCo and the Parent Borrower and the Subsidiaries in connection with the Recapitalization/Acquisition, the other Transactions, the financing therefor and the other transactions contemplated herein shall not exceed $24,000,000.

          (n) The Fund or other current stockholders of Holdings shall have purchased, or shall purchase simultaneously with the initial Credit Event hereunder, newly issued shares of common stock of Holdings for a cash purchase price at least equal to $84,500,000 and Holdings shall have made the Equity Contribution to MergerCo.

          (o) The Senior Subordinated Notes shall have been issued on the terms set forth in the Offering Memorandum and the Parent Borrower shall have received gross proceeds of not less than $125,000,000 therefrom.

          (p) After giving effect to the Transactions, including the repayment of any Existing Indebtedness (other than such Indebtedness set forth on Schedule 6.01), (i) the Parent Borrower and the Subsidiaries shall have outstanding no preferred stock and no Indebtedness other than Loans hereunder, the Senior Subordinated Notes and Indebtedness otherwise permitted under Section 6.01 and (ii) the Parent Borrower shall have outstanding no Capital Stock other than common stock owned by Holdings and the Borden Sellers in the amounts described in the preamble to this Agreement and other than the C&A Option and the Management Options. All agreements, commitments, security interests and other rights and obligations in respect of the Existing Indebtedness shall have been terminated and all amounts due in respect thereof shall have been paid in full from the proceeds of



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     the Loans made on the Closing Date, except as set forth on Schedule 6.01 and Schedule 6.02.

          (q) There shall have been no material adverse change in the business, financial condition or results of operations of the Parent Borrower and the Subsidiaries, the Sunworthy business, Imperial Wallcoverings (Canada) Inc. and Imperial Wallcoverings, Inc. and its subsidiaries taken as a whole since September 27, 1997.

          (r) The U.S. Administrative Agent shall have received a satisfactory pro forma combined balance sheet of the Parent Borrower as of September 27, 1997, together with a certificate of the Parent Borrower, dated the Closing Date and signed by a Financial Officer of the Parent Borrower, to the effect that such statement fairly presents the pro forma financial position of the Parent Borrower and the Subsidiaries in accordance with GAAP after giving effect to the Credit Events to occur on the Closing Date and the Transactions as if such transactions occurred as of September 27, 1997, and the U.S. Administrative Agent shall be reasonably satisfied that such balance sheet and the Transactions and the financing arrangements contemplated hereby are consistent with the sources and uses of funds delivered to the Lenders prior to the date hereof and are not materially inconsistent with the information, projections and financial models delivered prior to the date hereof. MergerCo and the Parent Borrower shall have provided such other financial information as the U.S. Administrative Agent may reasonably request in connection with the Recapitalization/Acquisition.

          (s) All requisite material approvals and consents to the Transactions of or from Governmental Authorities and all material third parties shall have been received to the extent required and all applicable appeal periods shall have expired.

          (t) There shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the Transactions or the consummation of the other transactions contemplated hereby.



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          (u) The Lenders shall have received a solvency letter in form and substance satisfactory to the U.S. Administrative Agent from Murray, Devine & Co., together with other evidence reasonably requested by the Lenders as to the solvency of the Parent Borrower and the Subsidiaries on a consolidated basis, after giving effect to the Transactions and the consummation of the other transactions contemplated hereby.

     SECTION 4.03. First Credit Event Under U.K. (pound) Revolving Credit Commitments. On or before the date on which the first Credit Event in respect of the U.K. (pound) Revolving Credit Commitments shall occur (a) the conditions specified in Sections 4.01 and 4.02 shall have been satisfied, (b) the U.S. Administrative Agent shall have received the items referred to in clauses (A),
(B) and (C) of Section 4.02(c) with respect to each U.K. Subsidiary Guarantor and (c) the U.K. Subsidiary Guarantee Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect.

ARTICLE V.  AFFIRMATIVE COVENANTS

     The Parent Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Parent Borrower will, and will cause each of the Subsidiaries to:

     SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence (which shall not preclude it changing its organizational status from a corporation to a limited liability company), except as otherwise expressly permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Parent Borrower or a Wholly Owned Subsidiary



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in such liquidation or dissolution, provided that Subsidiaries that are
Guarantors may not be liquidated into Subsidiaries that are not Guarantors and Domestic Subsidiaries may not be liquidated into non-Domestic Subsidiaries.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

     SECTION 5.02. Insurance. (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses (including business interruption insurance as reasonably requested by the U.S. Administrative Agent), and maintain such other insurance as may be required by law or any other Loan Document.

     (b) Cause all such property and casualty insurance policies with respect to the Mortgaged Properties to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the U.S. Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the U.S. Administrative Agent or the



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                                                                             146

Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Parent Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Parent Borrower, the U.S. Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the U.S. Administrative Agent or the Collateral Agent may reasonably (in light of a Default or a material development in respect of the insured Mortgaged Property) require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Collateral Agent; cause each such policy to provide that it shall not be canceled or modified to reduce the amount (including by means of increased deductibles), type or scope of coverage or not renewed upon less than 30 days' prior written notice thereof by the insurer to the U.S. Administrative Agent and the Collateral Agent; deliver to the U.S. Administrative Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the U.S. Administrative Agent and the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the U.S. Administrative Agent and the Collateral Agent of payment of the premium therefor.

     (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the U.S. Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area (as so designated in the National Ocean and Earthquake Risk Map), obtain earthquake insurance in such reasonable total amount as the U.S. Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require.



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     (d) With respect to each Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $500,000, naming the Collateral Agent as an additional insured, in forms reasonably satisfactory to the Collateral Agent.

     (e) Notify the U.S. Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Parent Borrower or any Subsidiary; and promptly deliver to the U.S. Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

     (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

          (i) none of the U.S. Administrative Agent, the Lenders, the Fronting Bank and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Parent Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the U.S. Administrative Agent, the Collateral Agent, the Lenders, the Fronting Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Parent Borrower hereby agrees, to the extent permitted by law, to waive, and to cause each Subsidiary to waive, its right of recovery, if any, against the U.S. Administrative Agent, the Collateral Agent, the Lenders, the Fronting Bank and their agents and employees; and

          (ii) the designation of any form, type or amount of insurance coverage by the U.S. Administrative Agent, the



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     Collateral Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the U.S. Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Parent Borrower and the Subsidiaries or the protection of their properties and the U.S. Administrative Agent, the Collateral Agent and the Required Lenders shall have the right from time to time, during the continuance of a Default or Event of Default or in light of a material development in respect of any Mortgaged Property, to require the Parent Borrower and the other Loan Parties to keep other insurance in such form and reasonable amount as the U.S. Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

     SECTION 5.03. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Parent Borrower or the affected Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that the Parent Borrower or one of the Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes, assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate.


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     SECTION 5.04. Financial Statements, Reports, etc. In the case of the Parent
Borrower, furnish to the U.S. Administrative Agent and each Lender:

          (a) within 120 days after the end of fiscal year 1997, and within 90 days after the end of each fiscal year thereafter, a consolidated balance sheet and related statements of operations, cash flows and shareholders' equity and owners investment showing the financial position of the Parent Borrower and the Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, all audited by Deloitte & Touche, LLP or other independent public accountants of recognized national standing reasonably acceptable to the U.S. Administrative Agent and accompanied by a report of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Parent Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP (except, as to GAAP, as disclosed therein);

          (b) within 60 days after the end of the first fiscal quarter of 1998, and within 45 days after the end of each of the first three fiscal quarters of each fiscal year thereafter, a consolidated balance sheet and related statements of operations, cash flows and shareholders' equity and owners investment showing the financial position of the Parent Borrower and the Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by one of its Financial Officers on behalf of the Parent Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Parent Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnotes and except as disclosed therein), subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer, as applicable, on



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     behalf of the Parent Borrower opining on or certifying such statements
     (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations)
     (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the U.S. Administrative Agent (A) demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and 6.12, and (B) determining the Leverage Ratio and Adjusted Net Leverage Ratio as of the last day of the fiscal quarter or fiscal year in respect of which such financial statements are being delivered (it being understood that the information required by this clause (ii) may be provided in a certificate of a Financial Officer on behalf of the Parent Borrower instead of from such accounting firm);

          (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the U.S. Administrative Agent, other materials filed by the Parent Borrower or any Subsidiary with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its share holders generally, as the case may be;

          (e) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of the Parent Borrower and the Subsidiaries delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of the Parent Borrower reconciling such changes to what the financial statements would have been without such changes;



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          (f) within 90 days after the beginning of each fiscal year, a copy of an operating and capital expenditure budget for such fiscal year;

          (g) promptly following the creation or acquisition of any Subsidiary, a certificate from a Responsible Officer, identifying such new Subsidiary and the ownership interest of the Parent Borrower and the Subsidiaries therein;

          (h) simultaneously with the delivery of any financial statements pursuant to paragraph (a) or (b) above, a balance sheet and related statements of operations, cash flows and stockholder's equity for each unconsolidated Subsidiary for the applicable period;

          (i) promptly, a copy of all reports submitted in connection with any material interim or special audit made by independent accountants of the books of the Parent Borrower or any Subsidiary; and

          (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the U.S. Administrative Agent or any Lender, acting through the U.S. Administrative Agent, may reasonably request.

     SECTION 5.05. Litigation and Other Notices. Furnish to the U.S. Administrative Agent and each Lender written notice of the following promptly after any Responsible Officer of any Borrower obtains actual knowledge thereof:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any written threat or notice of intention of any person to file or com mence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against such Borrower or any Subsidiary in respect of which there is a reasonable possibility of an adverse determination and



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     which, if adversely determined, could reasonably be expected to result in a
     Material Adverse Effect; and

          (c) any other development specific to such Borrower or any Subsidiary that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and any applicable similar non-U.S. law and (b) furnish to the U.S. Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Parent Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any such Responsible Officer learns of receipt thereof, a copy of any notice that the Parent Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly after any such Responsible Officer learns thereof and in any event within 30 days after receipt thereof by the Parent Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Parent Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, provided that in the case of each of clauses (i) through (iv) above, notice to the U.S. Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses (i) through
(iv) above, could



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reasonably be expected to result in liability of the Parent Borrower or any
Subsidiary in an aggregate amount exceeding $3,000,000.

     SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the U.S. Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Parent Borrower or any Subsidiary at reasonable times, upon reasonable prior notice to the Parent Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the U.S. Administrative Agent or any Lender upon reasonable prior notice to the Parent Borrower to discuss the affairs, finances and condition of the Parent Borrower or any Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

     SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

     SECTION 5.09. Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.10. Preparation of Environmental Reports. If a default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the U.S. Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Parent Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the U.S.



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Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action required under any applicable Environmental Law in connection with such Properties.

     SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust), that may be required under applicable law, or which the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.02) of the security interests created or intended to be created by the Security Documents. In addition, from time to time, the Parent Borrower and the Subsidiaries will, at their cost and expense, on or promptly (but in any event within 10 Business Days) following (x) the date of creation or acquisition by the Parent Borrower or any Subsidiary of any new Subsidiary (subject to the receipt of any required consents from Governmental Authorities), promptly secure the applicable Obligations by causing the following to occur: (i) promptly upon creating or acquiring any additional Subsidiary, the Capital Stock of such Subsidiary will (unless such Subsidiary is a Subsidiary of a non-Domestic Subsidiary) be pledged pursuant to the applicable Pledge Agreement, provided that no more than 65% of the Capital Stock of any non-Domestic Subsidiary shall be required to be pledged pursuant to this Section 5.11, and (ii) such Subsidiary will (A) (unless such Subsidiary is a non-Domestic Subsidiary or less than 90% of the Capital Stock of such Subsidiary is owned by the Parent Borrower and the Subsidiaries) become a party to the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement (if such Subsidiary owns Capital Stock of any subsidiary), the Domestic Subsidiary Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement as contemplated under each such agreement, (B) if such Subsidiary is organized under the laws of the United Kingdom and is not an Inactive U.K. Subsidiary, to the maximum extent permitted by applicable law, become a party to the U.K. Subsidiary Guarantee Agreement or if such Subsidiary is a subsidiary of the Canadian Borrower organized under the laws of Canada, to the maximum extent permitted by applicable law, become a party to the Canadian Subsidiary Guarantee Agreement (and the Parent Borrower



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agrees that at such time as the Canadian Subsidiary Guarantee Agreement is first entered into, it shall provide a legal opinion addressed to the Administrative Agents, the Fronting Bank and the Lenders in form, substance and from counsel reasonably satisfactory to the U.S. Administrative Agent, as to the enforceability of the Canadian Subsidiary Guarantee Agreement and such other matters as the U.S. Administrative Agent may reasonably request), provided that any Subsidiary organized under the laws of Canada shall be a wholly owned subsidiary of the Canadian Borrower unless, in the reasonable judgment of the senior management of the Parent Borrower, a material tax or other material economic or legal disadvantage to the Parent Borrower or any Subsidiary would result therefrom, and (C) if such Subsidiary owns any individual parcels of real property located in the United States having a value at the time of acquisition of such Subsidiary in excess of $1,000,000, enter into and deliver to the Collateral Agent a Mortgage in respect of such property or (y) the acquisition by the Parent Borrower or any Domestic Subsidiary of any real property located in the United States having a value at the time of acquisition of such property in excess of $1,000,000, enter into and deliver to the Collateral Agent a Mortgage in respect of such property. In addition, at the request of the U.S. Administrative Agent or the Required Lenders, the Parent Borrower shall (a) cause the pledge to the Collateral Agent of the Collateral (as defined in the Intellectual Property Security Agreement) that (i) is identified in Schedules I, II and III to the Intellectual Property Security Agreement and (ii) is issued or registered in the United Kingdom or Canada, to be perfected by registering such pledge in the appropriate offices in the United Kingdom or Canada, as applicable, and (b) execute any and all further documents, financing statements, agreements and instruments, and take all further action, that may be required under applicable law, or which the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interest created or intended to be created by the Intellectual Property Security Agreement in such Collateral. All the foregoing security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, the Parent Borrower and the Subsidiaries shall deliver or cause to be delivered to the U.S. Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to



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evidence compliance with this Section 5.11. The Parent Borrower agrees to provide, and to cause each Subsidiary to provide, such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. The Parent Borrower will not be required to pledge its equity interest in any Subsidiary pursuant to this
Section 5.11 if the creation of such pledge would violate a contractual obligation applicable to the Parent Borrower or any Subsidiary with respect to which the Parent Borrower has been unable to obtain a waiver despite its use of reasonable efforts to do so.

     SECTION 5.12. Fiscal Year; Accounting. In the case of each of the Parent Borrower and each of the Subsidiaries, cause its respective fiscal year to end on December 31.

     SECTION 5.13. Dividends. In the case of the Parent Borrower, permit the Subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations, subject to restrictions permitted by
Section 6.09(d) and to prohibitions imposed by applicable requirements of law.

     SECTION 5.14. Interest/Exchange Rate Protection Agreements. In the case of the Parent Borrower, as promptly as practicable and in any event within 60 days after the Closing Date, enter into, and thereafter maintain in effect for a period of at least four years following the Closing Date, one or more Interest/Exchange Rate Protection Agreements with any of the Lenders or other financial institutions reasonably satisfactory to the U.S. Administrative Agent, the effect of which shall be to limit at all times the interest payable in connection with Indebtedness having an aggregate outstanding principal amount not less than an amount equal to 25% of the aggregate principal amount of Term Borrowings to a maximum rate and on terms and conditions reasonably acceptable, taking into account current market conditions, to the U.S. Administrative Agent, and deliver evidence of the execution and delivery thereof to the U.S. Administrative Agent.

     SECTION 5.15. Surveys. Within 30 days after the Closing Date, for each Mortgaged Property, the Parent Borrower shall deliver or cause to be delivered an A.L.T.A. survey in form and substance reasonably satisfactory to the U.S. Administrative Agent and endorsements to the title policies required by



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Section 4.02(i) providing for survey-related coverage reasonably satisfactory to the U.S. Administrative Agent.

ARTICLE VI.  NEGATIVE COVENANTS

     The Parent Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Parent Borrower will not, and will not cause or permit any of the Subsidiaries to:

     SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness (other than Indebtedness of UK Newco) existing on the date hereof and set forth in Schedule 6.01, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and
     (ii) refinancings and extensions of any such Indebtedness if the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended, provided that such Indebtedness permitted under clause (i) or clause (ii) above shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced (plus unpaid accrued interest and premium thereon) or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

          (b) Indebtedness created hereunder and under the other Loan Documents;



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          (c) (i) in the case of the Parent Borrower, the Senior Subordinated
     Notes or Senior Subordinated Exchange Notes in an aggregate principal amount (the "Subordinated Principal") for all the foregoing not to exceed the sum of (A) $125,000,000 and (B) the aggregate principal amount of Senior Subordinated Notes and Senior Subordinated Exchange Notes issued after the Closing Date in payment of interest thereon pursuant to the terms thereof (less the principal amount of any Senior Subordinated Notes and Senior Subordinated Exchange Notes that is repaid after the Closing Date) and (ii) in the case of the Parent Borrower, Refinancing Notes in an aggregate principal amount not to exceed the sum at the time immediately prior to issuance and refinancing of (A) the Subordinated Principal and (B) if the Refinancing Notes are issued at a time when there is accrued but unpaid interest on the Subordinated Principal, the amount of such accrued but unpaid interest;

          (d) in the case of any Guarantor, the Guarantees under the Guarantee Agreement to which such Guarantor is a party;

          (e) Indebtedness of the Parent Borrower and the Subsidiaries (other than UK Newco) pursuant to Interest/Exchange Rate Protection Agreements entered into in order to fix the effective rate of interest, or to hedge against currency fluctuations, on the Loans and other Indebtedness, provided that such transactions shall be entered into to hedge actual interest rate exposures or currency exchange rate exposures and not for the purpose of speculation;

          (f) Indebtedness (other than Indebtedness of UK Newco) owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Parent Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

          (g) (i) Indebtedness of the Parent Borrower or any Wholly Owned Subsidiary that is a Domestic Subsidiary Guarantor to any Subsidiary or to the Parent Borrower; (ii) Indebtedness of the Parent Borrower or any Wholly Owned Subsidiary that is not a Domestic Subsidiary Guarantor to



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     any Subsidiary that is not a Domestic Subsidiary Guarantor, provided that, if the Subsidiary that is the obligee in respect of such Indebtedness is a Loan Party organized under the laws of the United Kingdom or Canada, the Subsidiary that is the obligor in respect of such Indebtedness must be a Loan Party organized under the laws of the same jurisdiction; (iii) Indebtedness of any Subsidiary to the Parent Borrower or another Subsidiary incurred pursuant to a Permitted Foreign Transfer; and (iv) Indebtedness of any Subsidiary to the Parent Borrower or any other Subsidiary arising from any transaction effected pursuant to Section 6.04(k) or (l), provided that Indebtedness of UK Newco pursuant to this clause (g) shall be limited to Indebtedness in respect of loans and advances made to UK Newco (A) by the Parent Borrower on the Closing Date in an amount not to exceed the amount to be paid on or before the Closing Date by UK Newco as consideration for the capital stock of BDPHL and (B) after the Closing Date to the extent the proceeds of such loans or advances are used on or before the second Business Day following such advance to make Permitted Foreign Transfers to UK Newco's subsidiaries;

          (h) Indebtedness of the Parent Borrower or a Subsidiary which represents the assumption by the Parent Borrower or such Subsidiary of Indebtedness of a Subsidiary in connection with the permitted merger of such Subsidiary with or into the assuming person or the permitted purchase of all or substantially all the assets of such Subsidiary;

          (i) Indebtedness of the Parent Borrower or the Subsidiaries (other than UK Newco) in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

          (j) Indebtedness (other than Indebtedness of UK Newco) arising from the honoring by a bank or other financial



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     institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (k) Indebtedness of a Subsidiary acquired after the date hereof and Indebtedness of a corporation merged or consolidated with or into the Parent Borrower or a Subsidiary after the date hereof, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a Subsidiary and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement, provided that the aggregate principal amount of Indebtedness under this paragraph (k) shall not at any time exceed $5,000,000 for the Parent Borrower and all Subsidiaries;

          (l) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Parent Borrower or any Subsidiary (other than UK Newco) prior to or within 270 days after a Capital Expenditure permitted under Section 6.10 in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof, in an aggregate principal amount outstanding at any time not in excess of $10,000,000, provided that such refinancing Indebtedness shall not be (i) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (ii) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (iii) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

          (m) Capital Lease Obligations incurred by the Parent Borrower or any Subsidiary (other than UK Newco) in respect of any Sale and Leaseback Transaction that is permitted under Section 6.03;

          (n) Indebtedness of the Parent Borrower or any Subsidiary (other than UK Newco) supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;



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          (o) Guarantees in respect of the Senior Subordinated Notes, the Senior
     Subordinated Exchange Notes or the Refinancing Notes, provided that no Subsidiary shall Guarantee the Senior Subordinated Notes, the Senior Subordinated Exchange Notes or the Refinancing Notes unless (i) it has also Guaranteed the Obligations pursuant to a Guarantee Agreement, (ii) such Guarantee of the Senior Subordinated Notes, the Senior Subordinated
     Exchange Notes or the Refinancing Notes, as the case may be, is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Notes, the Senior Subordinated Exchange Notes or the Refinancing Notes, as applicable, and (iii) such Guarantee of the Senior Subordinated Notes, the Senior Subordinated Exchange Notes or the Refinancing Notes, as the case may be, provides for the release and termination thereof, without any action of any party, upon (A) the sale (including through merger or consolidation) of the Capital Stock, or all or substantially all the assets, of the applicable Guarantor if (x) such sale is made in compliance with the covenants relating to the sale of assets under the Senior Subordinated Indenture or the Senior Subordinated Exchange Indenture or any indenture in respect of any Refinancing Notes, as applicable, and (y) such Guarantor is released from any Guarantee Agreement and, if applicable, all Security Documents, to which it is a party or (B) the applicable Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest under any Security Document or other exercise of remedies in respect thereof if such Guarantor is released from any Guarantee Agreement and, if applicable, all Security Documents, to which it is a party;

          (p) other Indebtedness of the Parent Borrower and the Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $5,000,000 incurred on an unsecured basis for working capital purposes, provided that no more than $2,000,000 of such Indebtedness shall be Indebtedness of non-Domestic Subsidiaries or Domestic Subsidiaries that are not Loan Parties; and

          (q) all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and



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     additional or contingent interest on obligations described in clauses (a)
     through (p) above.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Refinancing Notes shall be issued (and no Indebtedness shall be incurred under the Refinancing Note Indenture) unless: (a) concurrently with the issuance of any Refinancing Notes, Senior Subordinated Exchange Notes or Senior Subordinated Notes in a principal amount equal to the principal amount of such Refinancing Notes (less any amount issued pursuant to clause (ii)(B) of paragraph (c) above) shall have been redeemed (or called for redemption, so long as the redemption price has been indefeasibly deposited with the trustee in respect of such Senior Subordinated Notes or Senior Subordinated Exchange Notes (the "Trustee")) and canceled upon delivery to the Trustee, at a price not in excess of 100% of the principal amount thereof (plus interest accrued to the date of redemption and not paid in cash and plus any portion of any premium in respect of such redemption to the extent paid with the proceeds of the issuance of Capital Stock of the Parent Borrower (to the extent not previously used to prepay Indebtedness (other than Revolving Credit Loans or Swingline Loans), make any Investment or Capital Expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) issued after the Closing
Date), (b) the terms of the Refinancing Notes and the Refinancing Note Indenture (other than the interest rate, the interest payment dates and any redemption premiums, which shall be determined at the time of issuance of the Refinancing Notes) shall be reasonably satisfactory to the Required Lenders (provided, however, that such terms of the Refinancing Notes and the Refinancing Note Indenture shall be deemed to be satisfactory to the Required Lenders if the Refinancing Notes are issued with substantially the same terms as the Senior Subordinated Exchange Notes or Senior Subordinated Notes that are being refinanced (other than any changes thereto that are not adverse in any respect to the interests of the Lenders)), (c) the interest rate of the Refinancing Notes shall be a fixed, non-increasing interest rate per annum not in excess of the rate payable in respect of the Senior Subordinated Notes or the Senior Subordinated Exchange Notes, as applicable, payable on a principal amount of the Refinancing Notes not in excess of the gross proceeds of the sale thereof and interest on the Refinancing Notes shall be payable semiannually and (d) the Refinancing Notes shall mature not earlier than the maturity date



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of the Senior Subordinated Notes or the Senior Subordinated Exchange Notes, as
applicable.

     SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, or sell or transfer any account receivable or any right in respect thereof, except:

          (a) Liens on property or assets of the Parent Borrower and the Subsidiaries existing on the date hereof and set forth in Schedule 6.02 (including Liens disclosed by title insurance policies delivered pursuant to Section 4.02), provided that such Liens shall secure only those obligations which they secure on the date hereof (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Parent Borrower or any Subsidiary (other than pursuant to existing after-acquired-property clauses specifically described and set forth in
     Schedule 6.02);

          (b) any Lien created under the Loan Documents or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

          (c) any Lien existing on any property or asset of the Parent Borrower or any Subsidiary prior to the acquisition thereof by the Parent Borrower or any Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or asset of the Parent Borrower or any Subsidiary;

          (d) any Lien on any property or asset of a Subsidiary securing Indebtedness permitted by Section 6.01(k), provided that such Lien does not apply to any other property or assets of the Parent Borrower or any Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset (other than after acquired property of such Subsidiary subjected to a Lien securing Indebtedness incurred prior to such date and permitted hereunder which


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     contains a requirement for the pledging of after acquired property and as provided in clause (v) below);

          (e) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $1,000,000 in the aggregate, or which are being contested in compliance with Section 5.03 or for property taxes on property that the Parent Borrower or one of the Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

          (f) carriers', warehousemen's, mechanics', materialmen's, landlords', repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Parent Borrower or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

          (g) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

          (h) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than leases constituting Indebtedness or in respect of which the lessee claims the benefits of ownership for federal income tax purposes), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

          (i) zoning restrictions, easements, trackage rights, leases (other than leases constituting Indebtedness or in respect of which the lessee claims the benefits of ownership for federal income tax purposes), licenses, special



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                                                                             165

     assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Parent Borrower or any of the Subsidiaries;

          (j) purchase money security interests in real property and improvements thereto, equipment and improvements thereto or licenses hereafter acquired (or, in the case of improvements, constructed or installed) by the Parent Borrower or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements and capital leases), provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction or installation), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, equipment, improvements or licenses at the time of such acquisition (or construction or installation), including transaction, engineering, design, construction, installation and related costs incurred by the Parent Borrower or any Subsidiary in connection with such acquisition, construction, improvement or installation, as the case may be,
     (iv) such expenditures are permitted by this Agreement and (v) such security interests do not apply to any other property or assets of the Parent Borrower or any Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

          (k) Liens securing reimbursement obligations in respect of trade-related letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

          (l) Liens arising out of capitalized or operating lease transactions permitted under Section 6.03, so long as such



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                                                                             166

     Liens (i) attach only to the property sold in such transaction and any accessions thereto and (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (m) Liens consisting of interests of lessors under capital leases permitted by Section 6.01;

          (n) Liens securing judgments for the payment of money in an aggregate amount not in excess of $1,000,000 (except to the extent covered by insurance), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

          (o) any leases or subleases to other persons of properties or assets owned or leased by the Parent Borrower or a Subsidiary;

          (p) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) pertaining to pooled deposit and/or sweep accounts of the Parent Borrower and/or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower and the Subsidiaries;

          (q) any Lien arising by operation of law pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act, 41 U.S.C. ss. 9607(l), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with the standard set forth in Section 5.03(a), or on property that the Parent Borrower or a Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, provided that the liability of the Parent Borrower and the Subsidiaries with respect to the matters giving rise to all such Liens shall not, in the reasonable estimate of the Parent Borrower (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $1,000,000;



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          (r) other Liens with respect to property or assets of the Parent
     Borrower and the Domestic Subsidiaries (other than UK Newco) not constituting collateral for the Obligations with an aggregate fair market value (valued at the time of the creation thereof) of not more than $2,000,000 at any time;

          (s) the sale of accounts receivable in connection with collection in the ordinary course of business;

          (t) Liens of landlords or mortgagees of landlords arising by operation of law or under customary provisions of contracts entered into in the ordinary course of business, provided that the rental payments secured thereby are not yet due and payable;

          (u) construction liens arising in the ordinary course of business, including liens for work performed for which payment has not been made, securing obligations that are not due and payable or are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Parent Borrower or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

          (v) Liens on proceeds and products and (to the extent constituting a trade-in, substitution or casualty replacement) replacements of, chattel paper and other evidences of ownership of, and accessions to, and general intangibles directly relating to, property to the extent they relate to Liens on such property that are permitted by any other provision of this
     Section 6.02; and

          (w) the replacement, extension or renewal of any Lien permitted by clause (c), (d) or (j) above, provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; and provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement.

     SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person



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whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), other than any Sale and Lease-Back Transaction that involves a sale by the Parent Borrower or a Subsidiary solely for cash consideration on terms not less favorable than would prevail in an arm's-length transaction and which (a) results in a Capital Lease Obligation or an operating lease, in either case entered into to finance a Capital Expenditure permitted by
Section 6.10 consisting of the initial acquisition by the Parent Borrower or such Subsidiary of the property sold or transferred in such Sale and Lease-Back Transaction, provided that such Sale and Lease-Back Transaction occurs within 270 days after such acquisition or (b) results in a Capital Lease Obligation or an operating lease entered into for any other purpose, provided that the proceeds of any such Sale and Lease-Back Transaction in reliance upon this clause (b) shall be deemed subject to Section 2.12(d), provided further that none of the Parent Borrower or any Subsidiary shall enter into any Sale and Leaseback Transaction pursuant to clause (a) or (b) of this Section 6.03 if the proceeds of such Sale and Leaseback Transaction, when aggregated with the proceeds of each other Sale and Leaseback Transaction previously consummated pursuant to this Section 6.03, would exceed $10,000,000.

     SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person (all of the foregoing, collectively, "Investments"), except:

          (a) Investments (i) existing on the date hereof in the capital stock of the Subsidiaries after giving effect to all the Transactions; (ii) by the Parent Borrower or any Subsidiary in any Wholly Owned Subsidiary (other than UK Newco, unless all of such Investment shall be used by UK Newco on or before the second Business Day following the making thereof to make a Permitted Foreign Transfer) that is a Domestic Subsidiary Guarantor (so long as such Domestic Subsidiary Guarantor shall remain a Wholly Owned Subsidiary and a Domestic Subsidiary Guarantor after giving effect to



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                                                                             169

     such Investment); (iii) by any Wholly Owned Subsidiary (other than UK Newco) in any Wholly Owned Subsidiary that is a Domestic Subsidiary Guarantor; (iv) by any Subsidiary that is not a Domestic Subsidiary Guarantor in any Wholly Owned Subsidiary that is not a Domestic Subsidiary Guarantor (so long as (A) such second Subsidiary shall remain a Wholly Owned Subsidiary after giving effect to such Investment and (B) if the Subsidiary that is making such Investment is a Loan Party organized under the laws of the United Kingdom or Canada, the Subsidiary in which such investment is being made must be a Loan Party organized under the laws of the same jurisdiction); or (v) that constitute Permitted Foreign Transfers;

          (b) Permitted Investments and Investments that were Permitted Investments when made;

          (c) Investments arising out of the receipt by the Parent Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05, provided that such consideration (if the stated amount or value thereof is in excess of $1,000,000) is pledged upon receipt pursuant to the Pledge Agreement to the extent required thereby (unless such pledge would, in the reasonable judgment of the senior management of the Parent Borrower, result in a material tax or other material economic or legal disadvantage to the Parent Borrower or any Subsidiary);

          (d) intercompany loans permitted to be incurred as Indebtedness under
     Section 6.01;

          (e) (i) loans and advances to employees of the Parent Borrower or the Subsidiaries not to exceed $5,000,000 in the aggregate at any time outstanding and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

          (f) (i) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) prepayments and other credits to suppliers



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                                                                             170

     made in the ordinary course of business consistent with the past practices of the businesses of the Parent Borrower and the Subsidiaries;

          (g) Interest/Exchange Rate Protection Agreements permitted pursuant to
     Section 6.01(e);

          (h) Investments, other than investments listed in paragraphs (a) through (g) of this Section, existing on the Closing Date and set forth on
     Schedule 6.04;

          (i) Investments resulting from pledges and deposits referred to in
     Section 6.02(g), (h) or (p);

          (j) Investments constituting Permitted Business Acquisitions in an aggregate amount, which shall be deemed to include the principal amount of Indebtedness that is assumed pursuant to Section 6.01 in connection with such Permitted Business Acquisitions, not to exceed $10,000,000 (net of any return representing return on capital in respect of any such Investment and valued at the time of the making thereof);

          (k) Investments in Permitted Business Acquisitions to the extent made with proceeds of the issuance of Capital Stock of the Parent Borrower (to the extent not previously used to prepay Indebtedness (other than Revolving Credit Loans or Swingline Loans), make any Investment or Capital Expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) issued after the Closing Date; and

          (l) other Investments in an aggregate amount not to exceed $5,000,000 plus, the sum of the amounts with respect to each fiscal year of the Parent Borrower ending after the Closing Date equal to the portion of Excess Cash Flow for each such fiscal year not required to be applied to prepay Term Loans pursuant to Section 2.12(d) (to the extent not previously used to prepay Indebtedness (other than Revolving Credit Loans or Swingline Loans), make any Investment or Capital Expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) (net of any return representing return on capital in respect of



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                                                                             171

     any such Investment and valued at the time of the making thereof).

     SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), or any Capital Stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

          (a) the purchase and sale of inventory in the ordinary course of business (including rotations and buy-outs of competitor inventory) by the Parent Borrower or any Subsidiary or the acquisition of any asset of any person in the ordinary course of business;

          (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) the merger of any Subsidiary (other than UK Newco) into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation and (ii) the merger or consolidation of any Subsidiary (other than UK Newco) into or with any other Wholly Owned Subsidiary (other than UK Newco) in a transaction in which the surviving entity is a Wholly Owned Subsidiary (which shall be a Domestic Subsidiary if the non-surviving person shall be a Domestic Subsidiary) and, (A) in the case of each of clauses (i) and
     (ii), no person other than the Parent Borrower or a Wholly Owned Subsidiary receives any consideration and (B) in the case of clause (ii), if any non-surviving person was (x) a Domestic Subsidiary Guarantor the surviving person must be a Domestic Subsidiary Guarantor, (y) a U.K. Subsidiary Guarantor the surviving person must be the U.K. Borrower or a U.K. Subsidiary Guarantor or (z) a Canadian Subsidiary Guarantor the surviving person must be the Canadian Borrower or a Canadian Subsidiary Guarantor;

          (c) Sale and Lease-Back Transactions permitted by Section 6.03;



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                                                                             172

          (d) Investments permitted by Section 6.04;

          (e) subject to Section 6.07, sales, leases or transfers (i) from the Parent Borrower or any Subsidiary to the Parent Borrower or to a Domestic Wholly Owned Subsidiary (other than UK Newco), (ii) from any non-Domestic Subsidiary to any non-Domestic Wholly Owned Subsidiary or to the Parent Borrower so long as, if the Subsidiary that is making such sale, lease or other transfer is a Loan Party organized under the laws of the United Kingdom or Canada, any Subsidiary to which such sale, lease or other transfer is being made is a Loan Party organized under the laws of the same jurisdiction or (iii) constituting Permitted Foreign Transfers;

          (f) sales, leases or other dispositions of equipment or real or personal property (other than inventory) of the Parent Borrower or the Subsidiaries determined by the Board of Directors or senior management of the Parent Borrower to be no longer useful or necessary in the operation of the business of the Parent Borrower or the Subsidiaries, provided that the Net Proceeds thereof shall be applied in accordance with Section 2.12(c);

          (g) sales, leases or other dispositions of inventory of the Parent Borrower and the Subsidiaries not made in the ordinary course of business determined by the Board of Directors or senior management of the Parent Borrower to be no longer useful or necessary in the operation of the business of the Parent Borrower and the Subsidiaries, provided that the Net Proceeds thereof shall be applied in accordance with Section 2.12(c);

          (h) the sale by the Parent Borrower of all the Capital Stock or all or substantially all the assets of Vernon for consideration equal to the fair market value of such Capital Stock or assets (as determined in good faith by the Board of Directors of the Parent Borrower) at least 85% of which is in cash, provided that, prior to or substantially simultaneously with such sale, the Vernon Note shall have been paid in full without giving effect to any amendment to the terms thereof adverse to the Lenders;

          (i) sales, leases or other dispositions of property having a net book value not in excess of $1,000,000 in any fiscal year, provided that the Net Proceeds thereof are applied in accordance with Section 2.12(c) or are used within one year of the date of receipt thereof to purchase assets useful in the business of the Parent Borrower and the Subsidiaries, and provided further that no sale may be made of the Capital Stock of any Subsidiary except in connection with the sale of all its outstanding Capital Stock that is held by the Parent Borrower and any other Subsidiary;

          (j) the sale of any Capital Stock of any Subsidiary in which less than 90% of the Capital Stock is owned by the Parent Borrower or a Domestic Wholly Owned Subsidiary (other than UK Newco) and that was acquired pursuant to Section 6.04(l);

          (k) Capital Asset Exchanges; and

          (l) Capital Expenditures permitted under Section 6.10.

     SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock (other than dividends and distributions on the common stock of the Parent Borrower payable solely by the issuance of additional shares of common stock of the Parent Borrower) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose; provided, however, that:

          (a) any Subsidiary may declare and pay dividends to, repurchase its Capital Stock from or make other distributions to the Parent Borrower or to any Wholly Owned Subsidiary (or, in the case of non-Wholly Owned Subsidiaries, to the Parent Borrower or any Subsidiary and to each other owner of Capital Stock of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Parent Borrower or such Subsidiary) based on their relative ownership interests); and



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                                                                             174

          (b) the Parent Borrower may declare and pay dividends to Holdings or make other distributions to Holdings in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses and other fees and expenses in connection with the maintenance of its existence and its ownership of the Parent Borrower;

          (c) the Parent Borrower may purchase or redeem shares of Capital Stock of the Parent Borrower (including related stock appreciation rights or similar securities) held by present or former officers or employees of the Parent Borrower or any Subsidiary or by any Plan upon such person's death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued, provided that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any calendar year $5,000,000, which, if not used in any year, may be carried forward to any subsequent calendar year; provided, however, that the aggregate amount of such purchases or redemptions that may be made pursuant to this paragraph (c) shall not exceed $10,000,000 (plus the amount of net proceeds received by the Parent Borrower after the date of this Agreement from Employee Equity Sales).

     SECTION 6.07. Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of Capital Stock of the Parent Borrower, unless such transaction is (i) otherwise permitted under this Agreement and (ii) upon terms no less favorable to the Parent Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a person which was not an Affiliate, provided that the foregoing restriction shall not apply to (A) the payment to the Fund or any of its Affiliates of the monitoring and management fees referred to in paragraph
(c) below or fees payable on the Closing Date, (B) the indemnification of directors of the Parent Borrower and the Subsidiaries in accordance with customary practice or (C) the transactions contemplated by the Borden Master Customer Services Agreement between Borden and the Parent Borrower dated as of the Closing Date.



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                                                                             175

     (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Parent Borrower, (ii) loans or advances to employees of the Parent Borrower or any Subsidiary in accordance with Section 6.04(e), (iii) transactions among the Parent Borrower and Wholly Owned Subsidiaries and transactions among Wholly Owned Subsidiaries otherwise permitted by this Agreement, (iv) the payment of fees and indemnities to directors, officers and employees of the Parent Borrower and the Subsidiaries in the ordinary course of business, (v) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.07, (vi) any employment agreements entered into by the Parent Borrower or any of the Subsidiaries in the ordinary course of business, (vii) dividends and repurchases permitted under Section 6.06 and (viii) any purchase by the Investors of Capital Stock of Holdings or any purchase by Holdings of Capital Stock of the Parent Borrower or any contribution by Holdings to the equity capital of the Parent Borrower, provided that any Capital Stock of the Parent Borrower purchased by Holdings shall be pledged to the Collateral Agent on behalf of the Lenders pursuant to the Pledge Agreement.

     (c) Make any payment of or on account of monitoring or management fees payable to the Fund or its Affiliates if a Default or Event of Default shall have occurred and be continuing or would result therefrom, provided that the aggregate amount of monitoring and management fees paid or payable to the Fund and its Affiliates in any fiscal year shall not exceed $1,500,000 for 1998 and for any subsequent year an amount equal to 105% of the maximum allowable aggregate monitoring and management fee for the immediately preceding year, provided that in the event that the maximum amount allowable for such monitoring and management fee is not paid in any such year (the "Fee Shortfall") the maximum amount allowable for such monitoring and management fee shall be an amount equal to 105% of the maximum allowable aggregate monitoring and management fee for the immediately preceding year plus the Fee Shortfall.

     SECTION 6.08. Business of the Parent Borrower and the Subsidiaries. Engage at any time in any business or business activity other than (a) in the case of the Parent Borrower and



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                                                                             176

the Subsidiaries, any business or business activity conducted by it on the date hereof and any business or business activities incidental or related thereto and
(b) in the case of UK Newco, (i) the ownership of the capital stock of its subsidiaries, (ii) the making of Permitted Foreign Transfers, (iii) the performance of its obligations under and in connection with the Loan Documents and any guarantee of the Senior Subordinated Notes, the Senior Subordinated Exchange Notes or the Refinancing Notes permitted by this Agreement and (iv) actions required by law to maintain its status as a corporation.

     SECTION 6.09. Subordinated Indebtedness and Other Material Agreements. (a) Amend or modify, or grant any waiver or release under, any instruments, agreements or documents evidencing or related to the Senior Subordinated Notes, the Senior Subordinated Exchange Notes or the Refinancing Notes in any manner adverse to the Lenders.

     (b) (i) Directly or indirectly make any payment, retirement, repurchase or redemption on account of the principal of the Senior Subordinated Notes, the Senior Subordinated Exchange Notes or the Refinancing Notes or directly or indirectly prepay or defease any such Indebtedness prior to the stated maturity date of such Indebtedness, (ii) make any payment or prepayment of any such Indebtedness that would violate the terms of this Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision applicable to such Indebtedness or (iii) pay in cash any amount in respect of such Indebtedness that may at the Parent Borrower's option be paid in kind thereunder; provided, however, that (a) the Senior Subordinated Exchange Notes may be issued in exchange for, and satisfaction of, Senior Subordinated Notes and (B) the proceeds of the Refinancing Notes may be applied to repay or prepay Senior Subordinated Exchange Notes or Senior Subordinated Notes.

     (c) Amend or modify in any manner adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such action shall be materially adverse to the Lenders), the certificate of incorporation, the certificate of formation, any operating agreement or the bylaws of the Parent Borrower or any Subsidiary or the Recapitalization Agreement or the Acquisition Agreement.



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                                                                             177

     (d) Permit any Subsidiary to enter into any agreement or instrument which by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to the Parent Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary other than those in effect on the Closing Date and set forth on Schedule 6.09 (or replacements of such agreements on terms no less favorable to the Lenders) and those arising under any Loan Document.

     SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by the Parent Borrower and the Subsidiaries in any fiscal year to exceed the sum of (a) the amount set forth below as the "Base Amount" for such fiscal year, (b) an amount equal to the lesser of (i) the total amount of unused permitted Capital Expenditures for the immediately preceding year (including the amount of any unused Capital Expenditures carried forward to such preceding year pursuant to this proviso) and (ii) the Base Amount for the immediately preceding year, and (c) the portion of the Excess Vernon Proceeds not theretofore applied (i) to prepay Term Borrowings pursuant to Section 2.12(c) or (e), (ii) to make Capital Expenditures pursuant to this Section 6.10 or (iii) otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year, provided, that, in the event the Parent Borrower effects Gallery Concept Roll-outs after the Closing Date with respect to any stores, in addition to the Capital Expenditures permitted pursuant to clauses (a), (b) and
(c) above, the Parent Borrower and the Subsidiaries shall be permitted to make Capital Expenditures with respect to the Gallery Concept Roll-out in each such store in an amount equal to $40,000, provided, further, that, during the term of this Agreement, the aggregate increase in the amount of permitted Capital Expenditures pursuant to this proviso shall not exceed $10,000,000 for all stores.

           Fiscal Year                                   Base Amount
           1998                                               55
           1999                                               45
           2000 and thereafter                                25



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                                                                             178

     SECTION 6.11. Interest Coverage Ratio. Permit the ratio (the "Interest Coverage Ratio") as of (a) September 30, 1998, for the two quarter period ended as of such date of (i) Adjusted EBITDA of the Parent Borrower and the Subsidiaries to (ii) Cash Interest Expense to be less than 1.60 to 1.00, (b) December 31, 1998, for the three quarter period ended as of such date of (i) Adjusted EBITDA of the Parent Borrower and the Subsidiaries to (ii) Cash Interest Expense to be less than 1.60 to 1.00 or (c) the last day of any fiscal quarter, which last day occurs in any period set forth below, for the four quarter period ended as of such day of (a) Adjusted EBITDA of the Parent Borrower and the Subsidiaries to (b) Cash Interest Expense to be less than the ratio set forth below for such period:

               Period:                                                 Ratio:

March 31, 1999, to March 31, 2000                                   1.70 to 1.00

June 30, 2000, to September 30, 2000                                1.85 to 1.00

December 31, 2000, to September 30, 2002                            2.00 to 1.00

December 31, 2002, to September 30, 2003                            2.50 to 1.00

December 31, 2003, to September 30, 2004                            3.00 to 1.00

December 31, 2004, to September 30, 2005                            3.25 to 1.00

December 31, 2005 and thereafter                                    3.75 to 1.00

     SECTION 6.12. Adjusted Net Leverage Ratio. Permit the Adjusted Net Leverage Ratio as of the last day of December 31, 1998 (calculating Adjusted EBITDA, for this purpose only, by adding (a) the product of (i) Adjusted EBITDA for the three quarter period ended on such date, without giving effect to the synergy addback allowances set forth for such period on Schedule B, and (ii) 4/3 and (b) the synergy addback allowances set forth for the four quarter period ended December 31, 1998, on Schedule B) to be in excess of 6.75 to 1.00 or permit the Adjusted Net Leverage Ratio as of the last day of any fiscal quarter, which last day occurs in any period or on any date set forth below, to be in excess of the ratio set forth below for such period or date:

               Period:                                                 Ratio:

March 31, 1999                                                      6.75 to 1.00

June 30, 1999, to March 31, 2000                                    6.50 to 1.00

June 30, 2000, to September 30, 2000                                6.00 to 1.00

December 31, 2000, to March 31, 2001                                5.50 to 1.00

June 30, 2001, to March 31, 2002                                    4.75 to 1.00

June 30, 2002, to March 31, 2003                                    4.25 to 1.00

June 30, 2003, to March 31, 2004                                    3.75 to 1.00

June 30, 2004, and thereafter                                       3.25 to 1.00

     SECTION 6.13. Capital Stock of the Subsidiaries. Sell, transfer, lease or otherwise dispose of, or make subject to any subscription, option, warrant, call, right or other agreement or commitment of any nature, the Capital Stock of any Subsidiary, other than (a) pursuant to the Loan Documents or pursuant to a transaction permitted pursuant to Section 6.05 and subject to Section 2.12(c) and (b) directors' qualifying shares.

ARTICLE VII.  EVENTS OF DEFAULT

     In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made by Holdings, the Parent Borrower or any Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by the Parent Borrower or any other Loan Party;

          (b) default shall be made in the payment in the applicable currency of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and


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     as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or on any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (d) default shall be made in the due observance or performance by the Parent Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Parent Borrower), 5.05(a) or 5.08 or in Article VI;

          (e) default shall be made in the due observance or performance by Holdings, the Parent Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the U.S. Administrative Agent or the Required Lenders to the Parent Borrower;

          (f) the Parent Borrower or any Subsidiary shall fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (other than any Indebtedness under any Loan Document) having an aggregate principal or notional amount in excess of $3,000,000 if the effect of any such failure is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause (all requisite notices having been given and all applicable grace periods having expired), such Indebtedness to become due prior to its stated maturity, or the Parent Borrower or any Subsidiary shall fail to pay any principal in respect of any such Indebtedness at the stated maturity thereof;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent


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     jurisdiction seeking (i) relief in respect of Holdings, the Parent Borrower or any Subsidiary, or of a substantial part of the property or assets of Holdings, the

Parent Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Subsidiary or for a substantial part of the property or assets of the Parent Borrower or any Subsidiary or (iii) the winding-up or liquidation of Holdings, the Parent Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) Holdings, the Parent Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Parent Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $3,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover) shall be rendered against the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be


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     legally taken by a judgment creditor to levy upon assets or properties of the Parent Borrower or any Subsidiary to enforce any such judgment;

          (j) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans, (ii) a trustee shall be appointed by a United States district court to administer any Plan or Plans, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans,
     (iv) the Parent Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and the Parent Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (v) the Parent Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (vi) the Parent Borrower or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (vii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

          (k) (i) any Loan Document shall for any reason be asserted by Holdings, the Parent Borrower or any Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the Parent Borrower and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted by the Parent Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent


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     that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreements or to file UCC continuation statements and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy and the U.S. Administrative Agent shall be reasonably satisfied with the credit of such insurer or (iii) the Obligations of the Parent Borrower or the guarantee by the Domestic Subsidiary Guarantors thereof pursuant to the Domestic Subsidiary Guarantee Agreement shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted subordinated Indebtedness or such subordination provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

          (l) there shall have occurred a Change in Control; or

          (m) Holdings shall engage at any time in any business or business activity or incur any Indebtedness (other than intercompany advances to the Parent Borrower or Indebtedness in respect of liabilities incurred in connection with the maintenance of its existence) other than (i) the ownership of Capital Stock of the Parent Borrower, together with activities directly related thereto, (ii) performance of its obligations under and in connection with the Pledge Agreement and (iii) actions required by law to maintain its status as a limited liability company;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the U.S. Administrative Agent, at the request of the Required Lenders, shall, by notice to the Parent Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part and (iii) demand cash collateral pursuant to Section 2.20(g), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and


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any unpaid accrued Fees and all other liabilities of any Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to any Borrower described in para graph (g) or (h) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the U.S. Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.20(g), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII. THE ADMINISTRATIVE AGENTS AND THE COLLATERAL AGENT

     In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as U.S. Administrative Agent and Collateral Agent on behalf of the Term Lenders, the U.S. $ Revolving Credit Lenders, the U.K. (pound) Revolving Credit Lenders and the Fronting Banks, and The Chase Manhattan Bank of Canada is hereby appointed to act as Canadian Administrative Agent on behalf of the C $ Revolving Credit Lenders (for purposes of this Article VIII, the U.S. Administrative Agent, the Canadian Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Fronting Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The U.S. Administrative Agent is hereby expressly authorized by the Lenders and the Fronting Bank, without hereby limiting any implied authority,
(a) to receive on behalf of the Lenders and the Fronting Bank all payments of principal of and interest on the Term Loans, U.S. $ Revolving Credit Loans, U.K. (pound) Revolving Credit Loans and Swingline Loans,


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all payments in respect of L/C Disbursements and all other amounts due to the
Lenders and the Fronting Bank hereunder, and promptly to distribute to each Lender or the Fronting Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Parent Borrower of any Event of Default specified in this Agreement of which the U.S. Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by any Borrower pursuant to this Agreement as received by the U.S. Administrative Agent. The Canadian Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the C $ Revolving Credit Lenders all payments of principal of and interest on C $ Revolving Credit Loans and all other amounts due to the C $ Revolving Credit Lenders hereunder, and promptly distribute to each such Lender its proper share of each payment so received; (b) to give notice on behalf of each such Lender to the Parent Borrower or the Canadian Borrower, as applicable, of any Event of Default specified in this Agreement of which the Canadian Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each such Lender copies of all notices and other materials delivered by any Borrower pursuant to this Agreement as received by the Canadian Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. In the event that any party other than the Lenders and the Agents shall participate in all or any portion of the Collateral pursuant to the Security Documents, all rights and remedies in respect of such Collateral shall be controlled by the Collateral Agent.

     The Collateral Agent in its capacity as trustee or otherwise under any Loan Document (a) shall not be liable for any failure of, omission in or defect in perfecting or registering the security constituted or created by (i) the U.K. Borrower Pledge Agreement, (ii) the UK Newco Pledge Agreement, (iii) the U.K. Subsidiary Guarantee Agreement or (iv) the UK Newco Guarantee Agreement (except for gross negligence or wilful misconduct), (b) may accept without enquiry such title as any


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Borrower or Subsidiary may have to any assets secured by the U.K. Borrower
Pledge Agreement or the UK Newco Pledge Agreement and (c) is not under any obligation to hold any Loan Document or the assets secured by the U.K. Borrower Pledge Agreement or the UK Newco Pledge Agreement (including title deeds) in its own possession or to take any steps to protect or preserve the same. Except as otherwise required in any Loan Document, the Collateral Agent may permit any Borrower or Subsidiary to retain any Loan Document or other document in its possession.

     Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Parent Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Parent Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Fronting Bank of any of its obligations hereunder or to any Lender or the Fronting Bank on account of the failure of or delay in performance or breach by any other Lender or the Fronting Bank or the Parent Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by


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it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Agent shall have no liability in respect of such determination to any person.

     Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Parent Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Parent Borrower (not to be unreasonably withheld or delayed), provided that Lenders holding a majority of the C $ Revolving Credit Commitments shall have the right to appoint a successor Canadian Administrative Agent. If no successor shall have been so appointed by the Required Lenders (or the C $ Revolving Credit Lenders, in the case of the Canadian Administrative Agent) and approved by the Parent Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders with the consent of the Parent Borrower (not to be unreasonably withheld or delayed), appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank (or in the case of a successor to the Canadian Administrative Agent, a Canadian bank with an office in Toronto having a combined capital and surplus of at least $500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 10.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


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     With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commit ments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in L/C Disbursements, as applicable)) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by any Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reim bursed by any Borrower, provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this


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                                                                             189


Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

     As soon as practicable after it becomes aware of an Event of Default that has occurred and is continuing, the U.S. Administrative Agent shall notify each Lender thereof.

     In its capacity as U.S. Administrative Agent hereunder, the U.S. Administrative Agent will serve as Representative of the Bank Indebtedness under the Senior Subordinated Indenture and the Senior Subordinated Exchange Indenture and agrees to notify each Lender of any notice received by it as such Representative.

ARTICLE IX.  COLLECTION ALLOCATION MECHANISM

     SECTION 9.01. Implementation of CAM. (a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII and (ii) the Lenders shall automatically and without further act (and without regard to the provisions of Section 10.04) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender's interest in the Designated Obligations of each Credit Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Designated Obligations of each Credit Party in respect of each such Credit Facility and each L/C Reserve Account established pursuant to Section 9.02 below), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof. Each Lender and each Credit Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Credit Facility. Each Credit Party agrees from time to time to execute and deliver to the Administrative Agent all such Notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any Notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of new Notes evidencing its interests in the Credit


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Facilities; provided, however, that the failure of any Credit Party to execute or deliver or of any Lender to accept any such Note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

     (b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent or the Collateral Agent pursuant to any Loan Document in respect of the Designated Obligations, and each distribution made by the Collateral Agent pursuant to any Security Document in respect of the Designated Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

     SECTION 9.02. Letters of Credit. (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed either by the Parent Borrower or with the proceeds of a U.S. $ Revolving Credit Borrowing, each U.S. $ Revolving Credit Lender shall promptly pay over to the Administrative Agent, in immediately available funds, an amount equal to such U.S. $ Revolving Credit Lender's Applicable Percentage of such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing, as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Revolving Credit Loan in a principal amount equal to such amount. The Administrative Agent shall establish a separate account or accounts for each Lender (each, an "L/C Reserve Account") for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Lender's L/C Reserve Account such Lender's CAM Percentage of the amounts received from the U.S. $ Revolving Credit Lenders as provided above. The Administrative Agent shall have sole dominion and control over each L/C Reserve Account, and the amounts deposited in each L/C Reserve Account shall be held in such L/C Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling


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                                                                             191


it to determine the amounts paid over to it and deposited in the L/C Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's CAM Percentage. The amounts held in each Lender's L/C Reserve Account shall be held as a reserve against the Revolving L/C Exposures, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.20.

     (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the Fronting Bank, withdraw from the L/C Reserve Account of each Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the Fronting Bank in satisfaction of the reimbursement obligations of the U.S. $ Revolving Credit Lenders under Section 2.20(a)(iv) (but not of the Parent Borrower under Section 2.20(a)(v)). In the event any U.S. $ Revolving Credit Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Section 9.02, the Fronting Bank shall, in the event of a drawing thereunder, have a claim against such U.S. $ Revolving Credit Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.20(a)(iv), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the Parent Borrower's reimbursement obligations pursuant to Section 9.01. Each other Lender shall have a claim against such defaulting U.S. $ Revolving Credit Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

     (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the L/C Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.


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                                                                             192


     (d) With the prior written approval of the Administrative Agent and the Fronting Bank (not to be unreasonably withheld), any Lender may withdraw the amount held in its L/C Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the Fronting Bank, on demand, its CAM Percentage of such drawing.

     (e) Pending the withdrawal by any Lender of any amounts from its L/C Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments (other than Permitted Investments described in clause (f) of the definition of the term "Permitted Investments"). Each Lender which has not withdrawn its CAM Percentage of amounts in its L/C Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its L/C Reserve Account and to retain such earnings for its own account.

     SECTION 9.03. Conversion. In the event the CAM Exchange Date shall occur, Obligations owed by the Loan Parties denominated in any currency other than U.S. Dollars shall, automatically and with no further act required, be converted to obligations of the same Loan Parties denominated in U.S. Dollars. Such conversion shall be effected based upon the Spot Exchange Rates in effect with respect to the relevant currencies on the CAM Exchange Date. On and after any such conversion, all amounts accruing and owed to any Lender in respect of its Obligations shall accrue and be payable in U.S. Dollars at the rates otherwise applicable hereunder (and, in the case of interest on Loans, at the default rate applicable to ABR Loans hereunder). Notwithstanding the foregoing provisions of this Section 9.03, any Lender may, by notice to the Parent Borrower and the Administrative Agent prior to the CAM Exchange Date, elect not to have the provisions of this Section 9.03 apply with respect to all Obligations owed to such Lender immediately following the CAM Exchange Date, and, if such notice is given, all Obligations owed


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to such Lender immediately following the CAM Exchange Date shall remain designated in their original currencies.

ARTICLE X.  MISCELLANEOUS

     SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Parent Borrower, to it at 23645 Mercantile, Cleveland, Ohio 44122, Attention of Mr. Keith T. McAslan (Telecopy No. (216) 765-8677), with a copy to The Blackstone Group, 345 Park Avenue, New York, NY 10154, Attention of Mr. David I. Foley, (Telecopy No. (212) 754- 8707);

          (b) if to the U.K. Borrower, to it at 23645 Mercantile, Cleveland, Ohio 44122, Attention of Mr. Keith T. McAslan, (Telecopy No. (216) 765-8677), with a copy to The Blackstone Group, 345 Park Avenue, New York, NY 10154, Attention of Mr. David I. Foley, (Telecopy No. (212) 754-8707);

          (c) if to the Canadian Borrower, to it at 23645 Mercantile, Cleveland, Ohio 44122, Attention of Mr. Keith T. McAlsan (Telecopy No. (216) 765-8677), with a copy to The Blackstone Group, 345 Park Avenue, New York, NY 10154, Attention of Mr. David I. Foley, (Telecopy No. (212) 754- 8707);

          (d) if to the U.S. Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Ms. Maggie Swales (Telecopy No. (212) 270-5662), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Mr. Neil Boylan (Telecopy No. (212) 972-0009);

          (e) if to the Canadian Administrative Agent, to The Chase Manhattan Bank of Canada, 1 First Canadian Place, 100 King Street West, Suite 6900, Toronto, Canada M5X 1A4, Attention of Ms. Christine Chan and Mr. Charles Ritchie


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     (Telecopy No. (416) 216-4161), with a copy to Ms. Amanda Staff and Ms.
     Martha Tamayo (Telecopy No. (416) 216-4161);

          (f) if to the Fronting Bank to it at 120 North Market Street, Wilmington, Delaware 19801, Attention of Michael P. Handago (Telecopy No.
     (302) 428-3390); and

          (g) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the U.S. Administrative Agent by such Lender in connection with the execution of this Agreement or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01.

     SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers and the Guarantors herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Fronting Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15, 2.19 and 10.05) shall survive the payment in full of the principal and interest


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hereunder, the expiration of the Letters of Credit and the termination of the
Commitments or this Agreement.

     SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, and the Administrative Agents and when the U.S. Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Fronting Bank, the Administrative Agents and each Lender and their respective permitted successors and assigns.

     SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the U.S. Administrative Agent, the Canadian Administrative Agent, the Collateral Agent, the Fronting Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations as a Lender under this Agreement (including all or a portion of its Commitments, the Loans and L/C Disbursements at the time owing to it and participations in Letters of Credit and Swingline Loans held by it, it being understood that Lenders shall not be required to assign pro rata amounts of their Loans, L/C Disbursements, Revolving Credit Commitments and Term Commitments, except that except as provided in Section 2.09, assignments of U.S. $ Revolving Credit Loans, L/C Disbursements and U.S. $ Revolving Credit Commitments may only be assigned in pro rata amounts, assignments of C $ Revolving Credit Loans and C $ Revolving Credit Commitments may only be assigned in pro rata amounts and assignments of U.K. (pound) Revolving Credit Loans and U.K. (pound) Revolving Credit Commitments may only be assigned in pro rata amounts); provided, however, that (i) except in the case of an assignment to another Lender or an Affiliate of, or an Approved Fund with respect to, such Lender, (A) in each case, the Parent Borrower and the U.S. Administrative Agent (and, in the case of an assignment of C $ Revolving Credit Loans or C $ Revolving Credit Commitments, the Canadian Administrative Agent) must each


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give its prior written consent to such assignment (which consent shall not in either case be unreasonably withheld or delayed) and (B) in the case of participations in Letters of Credit or Revolving Credit Commitments, the Fronting Bank must give its prior written consent to such assignment (which consent shall not in any case be unreasonably withheld or delayed), (ii) except in the case of an assignment made pursuant to Section 2.09 or to another Lender or an Affiliate of, or an Approved Fund with respect to, such Lender, the amount of the Loans, L/C Disbursements, Commitments or participations in Letters of Credit or Swingline Loans of the assigning Lender subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the U.S. Administrative Agent) shall be an amount not less than $5,000,000 and an integral multiple of $1,000,000 unless each of the Parent Borrower and the U.S. Administrative Agent shall have given its prior written consent to the assignment of a lesser amount, or shall be the entire remaining amount of such Loans, L/C Disbursements, Commitments or participations in Letters of Credit or Swingline Loans held by such assigning Lender, (iii) unless the assignor ceases to be a Lender, the aggregate amount of the Loans and L/C Disbursements owing to and unused Commitments of such Lender after giving effect to such assignment shall be not less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the U.S. Administrative Agent (and, in the case of an assignment of C $ Revolving Credit Loans or C $ Revolving Credit Commitments, the Canadian Administrative Agent) an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (payable to the U.S. Administrative Agent, unless the Canadian Administrative Agent was also required to receive an Assignment and Acceptance pursuant to this
Section 10.04(b), in which case it shall be payable to the Canadian Administrative Agent in Canadian Dollars) and (v) the assignee, if it shall not be a Lender, shall deliver to the U.S. Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 10.04, subject to Section 2.09, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless agreed otherwise by the applicable Administrative Agents, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations, including all obligations under Sections 2.09(e) and (f), of a


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Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, if such Lender has no remaining contingent obligations under Section 2.09(f) in respect of Revolving Credit Commitments temporarily reduced pursuant to Section 2.09(e), such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 10.05, as well as to any Fees accrued for its account and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Commitments and Revolving Credit Commitment, and the outstanding balances of its Loans and L/C Disbursements and its participations in Letters of Credit and Swingline Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Parent Borrower or any Guarantor or the performance or observance by the Parent Borrower or any Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such


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Assignment and Acceptance; (v) such assignee will independently and without reliance upon either Administrative Agent, the Fronting Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agents and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agents and the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The U.S. Administrative Agent and the Canadian Administrative Agent, acting for this purpose as agents of the applicable Borrowers, shall maintain at its address referred to in subsection 10.01 a copy of each Assignment and Acceptance delivered to it and a register (each, a "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans and L/C Disbursements owing to, each Lender from time to time. The U.S. Administrative Agent shall also record the Revolving L/C Exposure of each Lender in the Register. The entries in a Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agents, the Fronting Bank and the Lenders shall treat each person whose name is recorded in a Register as the owner of Commitments and the Loans and Revolving L/C Exposures recorded therein for all purposes of this Agreement. Each Register shall be available for inspection by the Borrowers, the Fronting Bank, any Lender and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Parent Borrower, the Fronting Bank and the applicable


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                                                                             199


Administrative Agents to such assignment, the U.S. Administrative Agent and, if applicable, the Canadian Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its Register and (iii) give prompt notice thereof to the Lenders. Notwithstanding anything to the contrary contained herein, no assignment under Section 10.04(b) of any rights or obligations shall be effective unless and until the U.S. Administrative Agent and, if applicable, the Canadian Administrative Agent shall have recorded such assignment in its Register. The U.S. Administrative Agent and, if applicable, the Canadian Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in its Register after receipt of all documents required pursuant to this Section
10.04 and such other documents as the U.S. Administrative Agent and, if applicable, the Canadian Administrative Agent may reasonably request.

     (f) Each Lender may without the consent of any Borrower, the Fronting Bank or either Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Loans owing to it, its Revolving L/C Exposure and the participations in Letters of Credit and Swingline Loans, held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15, 2.19 and
10.06 to the same extent as if they were Lenders, provided that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred, and (iv) the Borrowers, the Administrative Agents, the Fronting Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers or any other Loan Party, as the case may be, relating to its Loans, Revolving L/C Exposure and participations in Letters of Credit and Swingline Loans and Fees


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and to approve any amendment, modification or waiver of any provision of this
Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any Fee payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or L/C Disbursements, extending any final maturity date or increasing any Commitment, in each case in respect of an Obligation in which the relevant participating bank or entity is participating, or releasing all or substantially all of the Collateral or any Guarantor from its Guarantee Agreement unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 10.18). Each Lender will disclose the identity of its participants to the Parent Borrower and Administrative Agents if requested by the Parent Borrower or either Administrative Agent.

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers or any Guarantor furnished to such Lender by or on behalf of the Borrowers or any Guarantor, provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by Section 10.17.

     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank, provided that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the applicable Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

     (i) In the event that Standard & Poor's Ratings Group or Moody's Investors Service, Inc. shall, after the date that any U.S. $ Revolving Credit Lender becomes a Lender, downgrade the long-term certificate deposit ratings or long-term senior unsecured debt ratings of such Lender (or the parent company thereof), and the resulting ratings shall be BBB+ or Baa1 or lower, then the Fronting Bank shall have the right, but not the


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                                                                             201


obligation, at its own expense, upon notice to such Lender and the U.S. Administrative Agent, to replace (or to request the Parent Borrower, at the sole expense of the Fronting Bank, to use its reasonable efforts to replace) such Lender with respect to such Lender's Revolving Credit Commitment with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such assignee shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans and L/C Disbursements of such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     (j) No Borrower shall assign or delegate any of its rights or duties hereunder and any attempted assignment shall be null and void.

     (k) Except as provided in Section 2.13(d), the Fronting Bank shall not assign or delegate any of its interests, rights or obligations as a Fronting Bank under this Agreement without the prior written consent of the Parent Borrower, the U.S. Administrative Agent and the Required Lenders.

     SECTION 10.05. Expenses; Indemnity. (a) The Parent Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agents and the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agents or the Collateral Agent in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Parent Borrower) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the U.S. Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this


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                                                                             202


Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the U.S. Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Administrative Agents, the Fronting Bank or any Lender (but no more than one such counsel for any Lender).

     (b) The Parent Borrower agrees to indemnify the Administrative Agents, the Collateral Agent, the Fronting Bank, each Lender and each of their respective directors, trustees, officers, employees, affiliates and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or wilful misconduct of such Indemnitee (treating, for this purpose only, the applicable Administrative Agent, the Fronting Bank or any Lender and its directors, trustees, officers and employees as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Parent Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim


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                                                                             203


related in any way to the Parent Borrower or any Subsidiary, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials on any Property or any property owned, leased or operated by any predecessor of the Parent Borrower or any Subsidiary, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its directors, trustees, officers or employees. The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of either Administrative Agent, the Fronting Bank or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

     (c) Unless an Event of Default shall have occurred and be continuing, the Parent Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Parent Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Parent Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Parent Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Parent Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Parent Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Parent Borrower (in which case the Parent Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Parent Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent


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                                                                             204


it within a reasonable time after notice of the institution of such action; or
(iv) the Parent Borrower shall authorize such Indemnitee to employ separate counsel at the Parent Borrower's expense. The Parent Borrower shall not, without the consent of the affected Indemnitee, settle or compromise any claim or action in a manner subjecting such Indemnitee to any monetary obligation (that has not been paid or provided for) or any other obligation. The Parent Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Parent Borrower's consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

     (d) Notwithstanding anything to the contrary in this Section 10.05, this
Section 10.05 shall not apply to taxes, it being understood that the Parent Borrower's only obligations with respect to taxes shall arise under Sections
2.13 and 2.19.

     SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Fronting Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Fronting Bank to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or the Fronting Bank, irrespective of whether or not such Lender or the Fronting Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender and the Fronting Bank under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Fronting Bank may have. Notwithstanding anything in any of the Loan Documents, no proceeds of the exercise of any such lien, setoff or similar right against the U.K. Borrower or its subsidiaries, or the Canadian Borrower or its subsidiaries, shall be applied to the payment of any amounts other than amounts owing by the U.K. Borrower or the Canadian Borrower, respectively, hereunder in respect of their respective U.K. (pound) Revolving Credit Borrowings or C $ Revolving Credit Borrowings.


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                                                                             205


     SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 10.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agents, the Collateral Agent, the Fronting Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, the Collateral Agent, the Fronting Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, any Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, any Borrower or any Guarantor in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, without the prior written consent of each Lender directly affected thereby, (ii) extend any Installment Date (other than any final maturity) or extend any date on which payment of interest on any Loan or any L/C Disbursement is due, without the prior written consent of (A) in the case of Term Loans, the Required Lenders and Lenders holding Term Loans representing at least 80% of the aggregate principal amount of each Term Loan Credit Facility affected by such action or (B) in the case of Loans under the Revolving Credit Commitments and L/C Disbursements, Lenders with Revolving Credit Commitments representing at least 80% of the aggregate Revolving Credit Commitments then in effect, (iii) advance any Installment Date without the prior written consent of Lenders holding Term Loans representing (A) at least 80% of the aggregate principal amount of the then outstanding Tranche A Term Loans, (B) at least 80% of the aggregate principal amount of the then outstanding Tranche B Term Loans and (C) at least 80% of the aggregate principal amount of the then outstanding Tranche C Term Loans, (iv) increase or extend the Commitment of any Lender or decrease the Commitment Fees, Facility Fees, L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender, (v) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Credit Facility differently from those of Lenders participating in other Credit Facilities, without the consent of a majority in interest of the Lenders participating in the adversely affected Credit Facility, or change the relative rights in respect of payments or collateral of the Lenders participating in different Credit Facilities without the consent of a majority in interest of Lenders participating in each affected Credit Facility, (vi) amend Article IX in a manner adverse to any Lender without the consent of such Lender or (vii) amend or modify the provisions of Section 2.09(d), Section 2.11(b) or Section 2.16, the provisions of this Section or the definition of the term "Required Lenders", or release all or substantially all the Collateral or release any Guarantor from its Guarantee Agreement unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 10.18, without the prior written consent of each Lender adversely affected thereby, provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of either Administrative Agent or the Fronting

Bank hereunder without the prior written consent of the applicable Administrative Agent or the Fronting Bank acting as such at the effective date of such agreement, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any assignee of such Lender.

     SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or the Fronting Bank, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or the Fronting Bank, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or the Fronting Bank on subsequent payment dates to the extent not exceeding the legal limitation.

     SECTION 10.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

     SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03.

     SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or the Fronting Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or any Guarantor or their properties in the courts of any jurisdiction.

     (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 10.16. Judgment Currency. (a) The Borrowers' obligations hereunder and the Borrowers' and the other Loan Parties' obligations under the other Loan Documents to make payments in Dollars or in any Alternative Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the applicable Administrative Agent, the Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the applicable Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent of such amount, in the case of any Alternative Currency or

Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the U.S. Administrative Agent or if the U.S. Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the U.S. Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining the Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     SECTION 10.17. Confidentiality. Each of the Lenders, the Fronting Bank and the Administrative Agents agrees that it shall maintain in confidence any information relating to the Borrowers and the other Loan Parties furnished to it by or on behalf of the Borrowers or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, the Fronting Bank or such Administrative Agent without violating this Section 10.17 or (c) was available to such Lender, the Fronting Bank or such Administrative Agent from a third party having, to such person's knowledge, no obligations of confidentiality to any Borrowers or any other Loan Party) and shall not reveal the same other than (i) to its directors, trustees, officers, employees and advisors with a need to know (so long as each such person shall have been instructed to keep the same confidential in accordance with this
Section 10.17) and (ii) as contemplated by Section 10.04(g), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.17) and (D) in order to enforce its rights under any Loan Document in a legal proceeding.

     SECTION 10.18. Release of Liens and Guarantees. In the event that Holdings, the Parent Borrower or any Subsidiary conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Capital Stock, assets or property of the Parent Borrower or any of the Subsidiaries in a transaction not prohibited by Section 6.05, the U.S. Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the U.S. Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Parent Borrower and at the Parent Borrower's expense to release any Liens created by any Loan Document in respect of such Capital Stock, assets or property, including the release and satisfaction of record of any mortgage or deed of trust granted in connection herewith, and, in the case of a disposition of all or substantially all the Capital Stock or assets of any Subsidiary Guarantor, terminate such Subsidiary Guarantor's obligations under the applicable Guarantee Agreement. Notwithstanding the foregoing, neither the U.S. Administrative Agent nor the Collateral Agent will have any obligation to release, in connection with any conveyance, sale, lease, assignment, transfer or other disposition, any Lien created under the Pledge Agreement with respect to the Capital Stock of the Parent Borrower held by Holdings if such conveyance, sale, lease, assignment, transfer or other disposition, would result in a Change in Control. In addition, the U.S. Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Parent Borrower and at the Parent Borrower's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Capital Stock, assets, property or Subsidiary shall no longer be deemed to be made once such Capital Stock, assets or property is conveyed, sold, leased, assigned, transferred or disposed of.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or attorneys as of the day and year first above written.


                                        THE IMPERIAL HOME DECOR GROUP
                                        INC.,

                                             by

                                               /S/ Keith T. McAslan
                                               ---------------------------------
                                               Name: Keith T. McAslan
                                               Title: Vice President


                                        IMPERIAL HOME DECOR GROUP
                                        HOLDINGS II LIMITED,

                                        acting by Keith T. McAslan,
                                        its duly appointed attorney


                                               /s/ Keith T. McAslan
                                               ---------------------------------


                                        THE IMPERIAL HOME DECOR GROUP
                                        (CANADA) ULC,

                                             by

                                               /s/ Keith T. McAslan
                                               ---------------------------------
                                               Name: Keith T. McAslan
                                               Title: Vice President

                                        THE CHASE MANHATTAN BANK,

                                             by

                                               /s/ Deborah Davey
                                               ---------------------------------
                                               Name: Deborah Davey
                                               Title: Vice President


                                        THE CHASE MANHATTAN BANK OF
                                          CANADA,

                                             by

                                               /s/ Christine Chan
                                               ---------------------------------
                                               Name: Christine Chan
                                               Title: Vice President


                                        CHASE MANHATTAN BANK DELAWARE,

                                             by

                                               /s/ Michael P. Handago
                                               ---------------------------------
                                               Name: Michael P. Handago
                                               Title: Vice President

                                        BEAR STEARNS INVESTMENT
                                        PRODUCTS INC.,

                                             by

                                               /S/ Harry Rosenberg
                                               ---------------------------------
                                               Name: Harry Rosenberg
                                               Title: Authorized Signatory


                                        CREDIT SUISSE FIRST BOSTON,

                                             by

                                               /s/ Heather Sugitt
                                               ---------------------------------
                                               Name: Heather Sugitt
                                               Title: Vice President

                                               /s/ Sean S. Bernard
                                               ---------------------------------
                                               Name: Sean S. Bernard
                                               Title: Assistant Vice President


                                         FUJI BANK,

                                         by

                                                /s/ Teiji Teramoto
                                               ---------------------------------
                                               Name: Teiji Teramoto
                                               Title: Vice President &
                                                      Manager




                                         KZH HOLDING CORPORATION III,

                                         by

                                               /s/ Virginia Conway
                                               ---------------------------------
                                               Name: Virginia Conway
                                               Title: Authorized Agent





                                         MERRILL LYNCH SENIOR
                                         FLOATING RATE FUND, INC.,

                                         by

                                                /s/Lynn Callicott Baranski
                                               ---------------------------------
                                               Name: Lynn Callicott
                                                     Baranski
                                               Title: Authorized
                                                      Signatory



                                         PILGRIM AMERICA PRIME RATE
                                         INCOME TRUST BY: PILGRIM
                                         AMERICA INVESTMENTS INC. AS
                                         ITS INVESTMENT MANAGER,
                                         by

                                               /s/ Howard Tiffen
                                               ---------------------------------
                                               Name: Howard Tiffen
                                               Title: Senior Vice
                                                      President






                                         SOUTHERN PACIFIC BANK,

                                         by

                                               /s/ Southern Pacific Bank
                                               ---------------------------------
                                               Name:Charles D. Martorano
                                               Title: Senior Vice
                                               President



                                         THE LONG TERM CREDIT BANK OF
                                         JAPAN, LIMITED, NEW YORK
                                         BRANCH,

                                         by

                                               /s/ Shuichi Tajima
                                               ---------------------------------
                                               Name: Shuichi Tajima
                                               Title: Deputy General
                                                      Manager

                                            PRICING ADJUSTMENTS


                                                                                                    SCHEDULE
                                                                                                        A
                                    Revolving
                                  Credit Loans,
                                    Tranche A
                                   LIBOR Margin                                                     Facility
                                     and L/C                                                         Fee and
                Leverage          Participation           Tranche B             Tranche C          Commitment
   Level          Ratio                Fee(1)            LIBOR Margin         LIBOR Margin             Fee
     1      Greater than
            or equal                  2.50%                 2.75%                 3.00%               0.50%
            to 4.50 to
            1.00
     2      Less than                 2.25%                 2.50%                 2.75%               0.50%
            4.50 to
            1.00 but
            greater than
            or equal to
            4.00 to 1.00
     3      Less than                 2.00%                 2.50%                 2.75%              0.375%
            4.00 to 1.00
            but greater
            than or
            equal to
            3.50 to 1.00
     4      Less than                 1.75%                 2.25%                 2.50%              0.375%
            3.50 to 1.00


     The "LIBOR Margin", the "ABR Margin", the Facility Fee and the Commitment Fee for any date shall be determined by reference to the Leverage Ratio as of the last day of the fiscal quarter most recently ended as of such date and any change shall become effective upon the delivery to the U.S. Administrative Agent of a certificate of a Responsible Officer of the Borrower with respect to the financial statements to be delivered pursuant to Section 5.04 for the most recently ended fiscal quarter (a) setting forth in reasonable detail the calculation of the Leverage Ratio for the end of such fiscal quarter and (b) stating that the signer has reviewed the terms of this Agreement and the other Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower and the Subsidiaries during the accounting

--------

     (1) The LIBOR Margin for any Borrowing that is a U.K. (pound) Revolving Credit Borrowing and the LIBOR Margin and the ABR Margin for any Borrowing that is a C $ Revolving Credit Borrowing set forth in this table must be adjusted as provided for in the definition of the term "LIBOR Margin".

     period, and that the signer does not have knowledge of the existence as at the date of such officers' certificate of any Event of Default or Default. It is understood that the foregoing certificate of a Responsible Officer shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to Section 5.04. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the certificate required under Section 5.04(c) with respect to a fiscal quarter following the date the delivery thereof is due, the Leverage Ratio shall be deemed, solely for the purposes of this Schedule A, to be greater than 4.50 to 1.00, until such time as the Borrower shall deliver such certificate.